UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule 14a-12

REVLON, INC.
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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	(2)	Aggregate number of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	(3)	Filing Party:

	(4)	Date Filed:

REVLON, INC.
237 PARK AVENUE
NEW YORK, NY 10017

April 24, 2014

Dear Stockholders:

You are cordially invited to attend Revlon, Inc.’s 2014 Annual Stockholders’ Meeting. The 2014 Annual Meeting will be held at 10:00 a.m., Eastern Time, on Tuesday, June 10, 2014, at Revlon's Research Center at 2121 Route 27, Edison, NJ 08818. The matters to be acted upon at the meeting are described in the accompanying Notice of Annual Stockholders’ Meeting and Proxy Statement. Please also see the accompanying Notice of Annual Stockholders’ Meeting and Proxy Statement for important information that you will need in order to pre-register for admission to the meeting, if you plan to attend in person.

While stockholders may exercise their right to vote their shares in person at the 2014 Annual Meeting, we recognize that many stockholders may not be able to attend the meeting. We are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how stockholders can access the proxy materials over the Internet and vote electronically.

The Internet Notice also contains instructions on how stockholders can receive a paper copy of our proxy materials, including the Proxy Statement, the 2013 Annual Report and a form of proxy card. Our proxy materials are being furnished to Revlon, Inc. stockholders on or about April 24, 2014.

Whether or not you plan to attend the 2014 Annual Meeting, we encourage you to vote your shares, regardless of the number of shares you hold, by utilizing the voting options available to you as described in the Internet Notice and our Proxy Statement. This will not restrict your right to attend the 2014 Annual Meeting and vote your shares in person, if you wish to change your prior vote.

Thank you.

Sincerely yours,

Lorenzo Delpani
President and Chief Executive Officer

REVLON, INC.
237 PARK AVENUE
NEW YORK, NY 10017

NOTICE OF ANNUAL STOCKHOLDERS’ MEETING

To Revlon, Inc. Stockholders

The 2014 Annual Stockholders’ Meeting of Revlon, Inc., a Delaware corporation (the “Company”), will be held at 10:00 a.m., Eastern Time, on Tuesday, June 10, 2014, at Revlon's Research Center at 2121 Route 27, Edison, NJ 08818. The following proposals will be voted on at the 2014 Annual Meeting:

1. the election of the following persons as members of the Company's Board of Directors to serve until the next annual stockholders’ meeting and until such directors' successors are elected and shall have been qualified: Ronald O. Perelman, Alan S. Bernikow, Diana F. Cantor, Lorenzo Delpani, Viet D. Dinh, Meyer Feldberg, David L. Kennedy, Robert K. Kretzman, Ceci Kurzman, Debra L. Lee, Tamara Mellon, Barry F. Schwartz, Kathi P. Seifert and Cristiana Falcone Sorrell;

2. the ratification of the Audit Committee’s selection of KPMG LLP as the Company's independent registered public accounting firm for 2013;

3. the non-binding, advisory “say-on-pay” vote of stockholders on the Company's executive compensation, as disclosed pursuant to Item 402 of Regulation S-K, including as disclosed in the “Compensation Discussion and Analysis,” compensation tables and accompanying narrative set forth in this Proxy Statement;

4. to act upon a stockholder proposal, if presented at the 2014 Annual Meeting, that requests the Company to provide an annual report to stockholders disclosing the Company’s policy on animal testing; and

5. the transaction of such other business as may properly come before the 2014 Annual Meeting or at any adjournment of such meeting.

A Proxy Statement describing the matters to be considered at the 2014 Annual Meeting accompanies this notice. Only stockholders of record of Revlon, Inc. Class A Common Stock at 5:00 p.m., Eastern Time, on April 14, 2014 are entitled to notice of, and to vote at, the 2014 Annual Meeting and at any adjournments of such meeting.

For at least 10 days prior to the 2014 Annual Meeting, a list of stockholders entitled to vote at the 2014 Annual Meeting will be available for inspection during normal business hours at the offices of the Company's Secretary at 237 Park Avenue, 14th Floor, New York, NY 10017. Such list also will be available at the 2014 Annual Meeting.

Important Notice Regarding the Internet Availability of Proxy Materials:

Our Proxy Statement and 2013 Annual Report are available to stockholders over the Internet. We have furnished the Company’s stockholders with a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) informing them of their ability to access the proxy materials on the Internet.

Stockholders who have a request for paper copies on file with our transfer agent or their broker will receive paper copies of our proxy materials in the mail. A paper copy of our proxy materials may be requested through one of the methods described in the Internet Notice. Our Proxy Statement, including the Notice of Annual Stockholders’ Meeting, and our 2013 Annual Report are available at www.proxyvote.com (where stockholders may also vote their shares over the Internet) and at www.revloninc.com.

Whether or not you plan to attend the 2014 Annual Meeting, your vote is important. Please promptly submit your proxy by Internet, telephone or mail by following the instructions found on your Internet Notice or proxy card. Your proxy can be withdrawn by you at any time before it is voted at the 2014 Annual Meeting.

If you plan to attend the 2014 Annual Meeting in person, you should check the appropriate box on your proxy card or, if you are voting on the Internet, indicate when prompted that you will attend in person. To be admitted to the 2014 Annual Meeting, you will need to present valid picture identification, such as a driver's license or passport.

If your shares are held other than as a stockholder of record (such as beneficially through a brokerage, bank or other nominee account), to be admitted to the 2014 Annual Meeting you will also need to present original documents

(not copies) to evidence your stock ownership as of the April 14, 2014 record date, such as an original of a legal proxy from your bank or broker or your brokerage account statement demonstrating that you held Revlon, Inc. Class A Common Stock in your account on the April 14, 2014 record date.

For admission to the 2014 Annual Meeting, you may present an original voting instruction form issued by your bank or broker, demonstrating that you held Revlon, Inc. Class A Common Stock in your account on the April 14, 2014 record date, if you did not already return such form to your bank or broker. Copies and “Requests for Admission” will not be accepted. Please see our Proxy Statement for information on how to pre-register for the meeting, should you wish to attend.

To expedite the admission registration process, we encourage stockholders to follow the pre-registration procedures set forth in this Proxy Statement.

Thank you.

By Order of the Board of Directors

Michael T. Sheehan
Senior Vice President, Deputy General Counsel
and Secretary

April 24, 2014

TO ENABLE YOU TO VOTE YOUR SHARES IN ACCORDANCE WITH YOUR WISHES, PLEASE PROMPTLY SUBMIT YOUR VOTE BY INTERNET, TELEPHONE OR MAIL BY FOLLOWING THE INSTRUCTIONS FOUND ON YOUR INTERNET NOTICE, VOTING INSTRUCTION FORM OR PROXY CARD.

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Incentive Compensation; Annual Cash Bonus	24
Incentive Compensation; Long-Term Compensation	25
Other Compensation and Benefit Programs	26
How the Company Determines the Amount (and, Where Applicable, the Formula) for Each Element of Compensation to Pay and How Each Compensation Element and the Company's Decisions Regarding that Element Fit into the Company's Overall Compensation Objectives and May Affect Decisions Regarding Other Elements of Compensation	26
Role of the Compensation Committee	27
Whether and, if so, How the Company has Considered the Results of the Most Recent Stockholder Advisory Vote on Executive Compensation in Determining its Compensation Policies and Decisions	27
Tax Deductibility of Executive Compensation	28
EXECUTIVE COMPENSATION	29
SUMMARY COMPENSATION TABLE	29
Employment Agreements and Payments Upon Termination and Change of Control	32
Employment Agreements	32
Termination Payments	35
Change of Control Payments	36
GRANTS OF PLAN-BASED AWARDS	38
Non-Equity Awards	38
LTIP Awards	38
Annual Bonus Awards	40
Equity Awards	41
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END	42
OPTION EXERCISES AND STOCK VESTED	42
PENSION BENEFITS	43
NON-QUALIFIED DEFERRED COMPENSATION	46
DIRECTOR COMPENSATION	48
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	49
EQUITY COMPENSATION PLAN INFORMATION	50
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	51
Transfer Agreements	51
Reimbursement Agreements	51
Tax Sharing Agreements	52
Registration Rights Agreement	52
Amended and Restated Senior Subordinated Term Loan	53
Contribution and Stockholder Agreement	54
Fidelity Stockholders' Agreement	54
Other	54
Review and Approval of Transactions with Related Persons	55
CODE OF BUSINESS CONDUCT AND SENIOR FINANCIAL OFFICER CODE OF ETHICS	55
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	55
PROPOSAL NO. 2 — RATIFICATION OF AUDIT COMMITTEE’S SELECTION OF KPMG LLP	56
Vote Required and Board of Directors' Recommendation (Proposal No. 2)	56
AUDIT FEES	57
PROPOSAL NO. 3 — NON-BINDING, ADVISORY “SAY-ON-PAY” VOTE OF STOCKHOLDERS ON THE COMPANY'S EXECUTIVE COMPENSATION	57
Vote Required and Board of Directors' Recommendation (Proposal No. 3)	58
PROPOSAL NO. 4 — STOCKHOLDER PROPOSAL	58
SUBMISSION OF STOCKHOLDER PROPOSALS	60
VOTING THROUGH THE INTERNET OR BY TELEPHONE	60
ADDITIONAL INFORMATION	61
OTHER BUSINESS	61
2013 COMPARISON GROUP	Annex A-1
2014 AUDIT COMMITTEE PRE-APPROVAL POLICY	Annex B-1

PROXY STATEMENT SUMMARY

This summary highlights information contained in this Proxy Statement. For more information, you should carefully read and consider the entire Proxy Statement, as well as the Company’s 2013 Annual Report, before voting on the matters presented in this Proxy Statement.

2014 Annual Stockholders’ Meeting
Time & Date		10:00 a.m., June 10, 2014
Place		Revlon Research Center 2121 Route 27 Edison, NJ 08818
Record Date		April 14, 2014
Voting		Each share of the Company’s Class A Common Stock is entitled to one vote. Class A Common Stock is the Company’s only outstanding class of voting capital stock.
Admission
Stockholders of record on the Record Date may attend the 2014 Annual Meeting upon presentation of appropriate admission materials; pre-registration is encouraged; see the “Questions and Answers About the Annual Meeting and Voting” section of this Proxy Statement for more information.

Meeting Agenda		1.	Election of Directors.
		2.	Ratification of the Audit Committee’s selection of KPMG LLP as the Company’s independent registered public accounting firm for 2013.
		3.	Non-binding, advisory “say-on-pay” vote of stockholders on the Company's executive compensation.
		4.	Stockholder Proposal.
		5.	Transact such other business that may properly be brought before the meeting.
Voting Matters
Item		Board Vote Recommendation
1.	Election of Directors	For each Director nominee.
2.	Ratification of the Audit Committee’s selection of KPMG LLP as the Company’s independent registered public accounting firm for 2014	For.
3.	Non-binding, advisory “say-on-pay” vote of stockholders on the Company’s executive compensation	For.
4.	Stockholder Proposal	Against.

Board Nominees

The following table provides summary information about each Director nominee. Each Director nominee is a current standing Director of the Company. Each Director is elected annually by a plurality of the votes cast.

Name	Revlon Director Since	Independent	Committee Memberships	Committee Chairman
Ronald O. Perelman (Chairman)	1992
Alan S. Bernikow	2003	X	Audit; Compensation	Audit; Compensation
Diana F. Cantor	2013	X	Audit
Lorenzo Delpani	2013
Viet D. Dinh	2012	X	Nominating & Corporate Governance
Meyer Feldberg	1997	X	Audit; Nominating & Corporate Governance	Nominating & Corporate Governance
David L. Kennedy	2006
Robert K. Kretzman	2013		Compensation
Ceci Kurzman	2013	X	Compensation
Debra L. Lee	2006	X	Nominating & Corporate Governance
Tamara Mellon	2008	X
Barry F. Schwartz	2007		Nominating & Corporate Governance
Kathi P. Seifert	2006	X	Audit; Compensation
Cristiana Falcone Sorrell	2014	X

S-ii

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q.	Why am I receiving these proxy materials?
A.	Our Board of Directors is providing this Proxy Statement and other materials to you in connection with the Company's 2014 Annual Stockholders’ Meeting. This Proxy Statement describes the matters proposed to be voted on at the 2014 Annual Meeting, including:

(1) the election of directors;

(2) the ratification of the Audit Committee’s selection of KPMG LLP as the Company's independent registered public accounting firm for 2014;

(3) the non-binding, advisory “say-on-pay” vote of the Company's stockholders on the Company's executive compensation, as disclosed pursuant to Item 402 of Regulation S-K, including as disclosed in the “Compensation Discussion and Analysis,” compensation tables and accompanying narrative set forth in this Proxy Statement;

(4) consideration of a stockholder proposal

and such other business as may properly come before the 2014 Annual Meeting. The approximate date of making these proxy materials available to you is April 24, 2014.

Q.	Why did I receive a notice regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

In accordance with SEC rules and regulations, instead of mailing a printed copy of our proxy materials to all stockholders entitled to vote at our 2014 Annual Meeting, we are making the proxy materials and our 2013 Annual Report available to our stockholders on the Internet. On or about April 24, 2014, we are sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”).

The Internet Notice contains instructions on how stockholders may access and review our proxy materials and our 2013 Annual Report on the Internet and vote electronically, as well as instructions on how stockholders can request a paper copy of our proxy materials, including the 2014 Proxy Statement, the 2013 Annual Report and a form of proxy card. Unless you already had a request for paper copies on file with our transfer agent or your broker, you will not receive a printed copy of the proxy materials. Instead, the Internet Notice will instruct you as to how you may access and review the proxy materials and submit your vote on the Internet. If you would like to receive a printed copy of the proxy materials, please follow the instructions in the Internet Notice.

Important Notice Regarding the Availability of Proxy Materials for the June 10, 2014 Annual Stockholders’ Meeting:

Our 2014 Proxy Statement, the Notice of Annual Stockholders’ Meeting and our 2013 Annual Report are available at www.proxyvote.com and at www.revloninc.com. Stockholders may also vote their shares at www.proxyvote.com.

Q.	How can I request paper copies of proxy materials?
A.	You will not receive a printed copy of the proxy materials unless you request them. There is no charge imposed by the Company for paper copies. To request paper copies, stockholders can (i) go to www.proxyvote.com and follow the instructions, (ii) call 1-800-579-1639 or (iii) send an email to sendmaterial@proxyvote.com. If you request materials by email, send a blank email with your Control Number(s) that are located in the subject line of the Internet Notice. To facilitate timely delivery, please make your paper copy request no later than May 22, 2014.
Q.	When and where is the 2014 Annual Meeting?
A.	The 2014 Annual Meeting will be held at 10:00 a.m., Eastern Time, on Tuesday, June 10, 2014, at Revlon's Research Center at 2121 Route 27, Edison, NJ 08818.

Q.	What is the purpose of the 2014 Annual Meeting?
A.	At the 2014 Annual Meeting, the Company’s stockholders will act upon the following matters set forth in the Notice of Annual Stockholders’ Meeting:
•	the election of the following persons as members of the Company's Board of Directors to serve until the next annual stockholders’ meeting and until such directors' successors are elected and shall have been qualified: Ronald O. Perelman, Alan S. Bernikow, Diana F. Cantor, Lorenzo Delpani, Viet D. Dinh, Meyer Feldberg, David L. Kennedy, Robert K. Kretzman, Ceci Kurzman, Debra L. Lee, Tamara Mellon, Barry F. Schwartz, Kathi P. Seifert and Cristiana Falcone Sorrell. If any nominee is unable or declines unexpectedly to stand for election as a director at the 2014 Annual Meeting, the Board of Directors may by resolution provide for a lesser number of directors or designate substitute nominees and proxies will be voted for any such substitute nominee;
•	the ratification of the Audit Committee’s selection of KPMG LLP as the Company's independent registered public accounting firm for 2014;
•	the non-binding, advisory “say-on-pay” vote of the Company's stockholders on the Company's executive compensation;
•	the consideration of a stockholder proposal; and
•	the transaction of such other business as may properly come before the 2014 Annual Meeting.
Q.	What are the voting recommendations of the Board?
A.	The Board recommends the following votes:
•	FOR each of the director nominees;
•	FOR the ratification of the Audit Committee’s selection of KPMG LLP as the Company's independent registered public accounting firm for 2014;
•	FOR the non-binding, advisory approval of the Company's executive compensation; and
•	AGAINST the stockholder proposal.
Q.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A.	Many holders of the Company's Class A Common Stock hold such shares through a broker or other nominee (i.e., as a beneficial owner), rather than directly in their own name (i.e., as a stockholder of record). As summarized below, there are some distinctions between shares held of record and those owned beneficially.
•	Stockholder of Record. If your shares are registered in your name with the Company's transfer agent, American Stock Transfer & Trust Company, as of 5:00 p.m., Eastern Time, on the April 14, 2014 record date, you are considered the stockholder of record with respect to those shares, and the Company is making these proxy materials available, electronically or otherwise, directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to a third party, or to vote in person at the 2014 Annual Meeting. The Company has made available a proxy card or electronic voting that stockholders can use to vote.
•	Beneficial Owner. If your shares are held in a brokerage account or by another nominee as of 5:00 p.m., Eastern Time, on the April 14, 2014 record date, you are considered the beneficial owner of shares held in “street name,” and the Company is making these proxy materials available, electronically or otherwise, to your broker, nominee or trustee. These intermediaries should forward these materials to you.

Q.	How do I vote?
A.	You may vote using one of the following methods:

Internet. To vote through the Internet, go to www.proxyvote.com and follow the steps on the secure website. You should have your Internet Notice or your proxy card available, as you will need to reference your assigned Control Number(s). You may vote on the Internet up until 11:59 p.m. Eastern Time on June 9, 2013, which is the day before the June 10, 2014 Annual Meeting. If you vote by the Internet, you do not need to return your proxy card, although you can use it later to change your Internet vote.

Telephone. You may vote by telephone by calling the toll-free number on your proxy card up until 11:59 p.m., Eastern Time, on June 9, 2014 and following the pre-recorded instructions. You should have your Internet Notice or your proxy card available when you call, as you will need to reference your assigned Control Number(s). If you vote by telephone, you do not need to return your proxy card, although you can use it later to change your telephone vote.

Mail. If you receive paper copies of the proxy materials by mail, you may vote by mail by marking your proxy card, dating and signing it, and returning it in the postage-prepaid envelope provided, or to Vote Processing (Revlon), c/o Broadridge, 51 Mercedes Way, Edgewood, NJ 11717. You should return your completed proxy card so that Broadridge receives it prior to the closing of the voting polls for the June 10, 2014 Annual Meeting.

In Person. You may vote your shares in person by attending the 2014 Annual Meeting and submitting a valid proxy at the meeting. If you are a “registered owner” or “record holder” (i.e., you are listed as a stockholder on the books and records of our transfer agent), you may vote in person by submitting your proxy card or casting a ballot furnished by the Company at the 2014 Annual Meeting prior to the closing of the polls. If you are a “beneficial owner” (i.e., your shares are held by a nominee, such as a bank or broker or in “street name”), you may not vote your shares in person at the 2014 Annual Meeting unless you obtain and present to the Company an original legal proxy from your bank or broker authorizing you to vote the shares. Copies and “Requests for Admission” will not be accepted.

Voting, Generally. All shares that have been voted properly by an unrevoked proxy will be voted at the 2014 Annual Meeting in accordance with your instructions. In relation to how your proxy will be voted, see “How will my proxy be voted?” below.

If you are a “beneficial owner” because your brokerage firm, bank, broker-dealer or other similar organization is the holder of record of your shares (i.e., your shares are held in “street name”), you will receive instructions on how to vote from your bank, broker or other record holder. You must follow these instructions in order for your shares to be voted. You should instruct your nominee on how to vote your shares. Your broker is required to vote those shares in accordance with your instructions. If you do not give instructions to your broker, the broker may vote your shares only with respect to Proposal No. 2 (the ratification of the Audit Committee’s selection of the Company's independent registered public accounting firm), which is considered a “routine” matter, and not with respect to Proposal No. 1 (the election of directors), Proposal No. 3 (“say-on-pay”) or Proposal No. 4 (stockholder proposal).

Q.	Who can vote?
A.	Only (1) stockholders of record of Revlon, Inc. Class A Common Stock (which is the only outstanding class of the Company’s voting capital stock) at 5:00 p.m., Eastern Time, on April 14, 2014, the record date for the 2014 Annual Meeting, and (2) those who have been granted and present an original, signed, valid legal proxy in appropriate form from a holder of record of Revlon, Inc. Class A Common Stock as of 5:00 p.m., Eastern Time, on April 14, 2014, are entitled to vote. Each share of the Company's Class A Common Stock is entitled to one vote.
Q.	How will my proxy be voted?
A.	When properly submitted to us, and not revoked, your proxy will be voted in accordance with your instructions. If you sign and return your proxy card without indicating how you would like your shares to be voted, the persons designated by the Company as proxies will vote in accordance with the recommendations of the Board of Directors, as follows: (1) FOR Proposal No. 1 (the election of directors); (2) FOR Proposal No. 2 (the ratification of the Audit Committee’s selection of KPMG LLP as the Company's independent registered public accounting firm for 2014); (3) FOR Proposal No. 3 (the non-binding, advisory approval of the Company's executive compensation, through the non-binding, advisory “say-on-pay” vote); and (4) AGAINST Proposal No. 4 (the stockholder proposal).

Although we are not aware of any other matter that will be properly presented at the 2014 Annual Meeting, if any other matter is properly presented, the persons designated by the Company as proxies may vote on such matters in their discretion.

Q.	Can I change or revoke my vote?
A.	Yes. If you are a stockholder of record, you can change or revoke your vote at any time before it is voted at the 2014 Annual Meeting by:
•	executing and delivering a proxy bearing a later date, which must be received by the Company's Secretary at 237 Park Avenue, 14th Floor, New York, NY 10017, Attention: Michael T. Sheehan, before the original proxy is voted at the 2014 Annual Meeting;
•	filing a written revocation or written notice of change, as the case may be, which must be received by the Company's Secretary at 237 Park Avenue, 14th Floor, New York, NY 10017, Attention: Michael T. Sheehan, before the original proxy is voted at the 2014 Annual Meeting; or
•	attending the 2014 Annual Meeting and voting in person.

If you are a beneficial owner, please follow the voting instructions sent to you by your broker, trustee or nominee to change or revoke your vote.

To revoke a vote previously submitted electronically through the Internet or by telephone, you may simply vote again at a later date, using the same procedures, in which case the later submitted vote will be recorded and the earlier vote revoked.

Q.	What if I am a participant in the Revlon 401(k) Plan?
A.	This Proxy Statement is being furnished to you if Revlon, Inc. Class A Common Stock is allocated to your account within the Revlon Employees' Savings, Investment and Profit Sharing Plan (the “401(k) Plan”). The trustee of the 401(k) Plan, as the record holder of the Company's shares held in the 401(k) Plan, will vote the shares allocated to your account under the 401(k) Plan in accordance with your instructions. If the trustee of the 401(k) Plan does not otherwise receive voting instructions for shares allocated to your 401(k) Plan Account, the trustee, in accordance with the 401(k) Plan trust agreement, will vote any such shares in the same proportion as it votes those shares allocated to 401(k) Plan participants' accounts for which voting instructions were received by the trustee. 401(k) Plan participants must submit their voting instructions to the trustee of our 401(k) Plan in accordance with the instructions included with the proxy card or Internet Notice so that they are received by 11:59 p.m. Eastern Time on May 27, 2014 to allow the trustee time to receive such voting instructions and vote on behalf of participants in the 401(k) Plan. Voting instructions received from 401(k) Plan participants after this deadline, under any method, will not be considered timely and will be voted by the trustee at the 2014 Annual Meeting in the manner described in this paragraph above for non-votes.
Q.	Who can attend the 2014 Annual Meeting?
A.	Anyone who was a stockholder of the Company as of 5:00 p.m., Eastern Time, on April 14, 2014, the record date for the 2014 Annual Meeting, and who provides the necessary identification materials referred to earlier in this Proxy Statement may attend the 2014 Annual Meeting. Directions to the location of the 2014 Annual Meeting are available on various Internet travel sites, or you may seek assistance from the Company when pre-registering.

To attend the 2014 Annual Meeting, please follow these instructions:

•	If you are a stockholder of record on the April 14, 2014 record date, check the appropriate box on the proxy card indicating that you plan on attending the 2014 Annual Meeting. If you vote on the Internet, please indicate that you will attend the 2014 Annual Meeting when prompted during the voting process. Please present at the 2014 Annual Meeting valid picture identification, such as a driver's license or passport.

•	To be admitted to the 2014 Annual Meeting if you are a beneficial owner whose shares are held in a brokerage account or by another nominee, please present at the meeting valid picture identification, such as a driver's license or passport, as well as original proof of your ownership of shares of Revlon, Inc. Class A Common Stock as of 5:00 p.m., Eastern Time, on the April 14, 2014 record date. As noted, you will need to present original evidence of your stock ownership, such as an original of a legal proxy from your bank or broker or your brokerage account statement, demonstrating that you held Revlon, Inc. Class A Common Stock in your account as of 5:00 p.m., Eastern Time, on the April 14, 2014 record date. “Requests for Admission” will not be accepted. If you did not already return it to your bank or broker, you must also present an original voting instruction form issued by your bank or broker, demonstrating that you held Revlon, Inc. Class A Common Stock in your account as of 5:00 p.m., Eastern Time, on the April 14, 2014 record date.

In order to ensure the safety and security of our meeting attendees, packages and bags may be inspected and may have to be checked and, in some cases, may not be permitted. We thank you in advance for your cooperation with these security measures.

Q.	Should I pre-register for the 2014 Annual Meeting?
A.	In order to expedite the admission registration process required for you to enter the 2014 Annual Meeting, we encourage stockholders to pre-register by phone. Stockholders should pre-register by calling Trevor Ezell, Corporate Legal Assistant, at (212) 527-5672, Monday through Friday from 9:00 a.m. through 5:00 p.m., Eastern Time, up until 10:00 a.m., Eastern Time, on Monday, June 9, 2014 (the day prior to the 2014 Annual Meeting). Stockholders pre-registering by phone will be admitted to the 2014 Annual Meeting by presenting valid picture identification and, if your shares are held in a brokerage account or by another nominee, original evidence of your stock ownership as of the April 14, 2014 record date.
Q.	Can I bring a guest to the 2014 Annual Meeting?
A.	Yes. If you plan to bring a guest to the 2014 Annual Meeting, please provide us with advance notice of that pursuant to the pre-registration procedures noted above. When you go through the registration area at the 2014 Annual Meeting, please be sure your guest is with you. Guests must also present valid picture identification to gain access to the 2014 Annual Meeting. We reserve the right to limit guest attendance due to space limitations.
Q.	Can I still attend the 2014 Annual Meeting if I have previously voted or returned my proxy?
A.	Yes. Attending the 2014 Annual Meeting does not revoke a previously submitted valid proxy. See, “Can I Change or Revoke My Vote?” above.
Q.	What shares are covered by my proxy card or electronic voting form?
A.	The shares covered by your proxy card or electronic voting form represent all of the shares of the Company's Class A Common Stock that you own in the account referenced on the proxy card. Any shares that may be held for your account by the 401(k) Plan or another account will be represented on a separate proxy card and/or by a separate Control Number.
Q.	What does it mean if I get more than one proxy card?
A.	It means you have multiple accounts at our transfer agent and/or with banks or stockbrokers. Please vote all of your shares.

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REVLON, INC.

PROXY STATEMENT
Annual Stockholders’ Meeting
to be held on June 10, 2014

This Proxy Statement is being furnished on or about April 24, 2014 by and on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of Revlon, Inc. (the “Company” or “Revlon”) in connection with the solicitation of proxies to be voted at the 2014 Annual Stockholders’ Meeting (the “2014 Annual Meeting”). The 2014 Annual Meeting is scheduled to be held at 10:00 a.m., Eastern Time, on Tuesday, June 10, 2014, at Revlon's Research Center at 2121 Route 27, Edison, NJ 08818, and at any adjournments of such meeting. The 2013 Annual Report furnished with our Proxy Statement does not form any part of the material for the solicitation of proxies.

We are providing our stockholders with access to our proxy materials over the Internet, rather than only in paper form. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Internet Notice”), rather than a printed copy of the proxy materials, to our stockholders of record as of April 14, 2014. You will not receive a printed copy of the proxy materials unless you already had a request for paper copies on file with our transfer agent or your broker. If you want to receive paper copies of the proxy materials, you must request them through one of the methods identified elsewhere in this Proxy Statement or in the Internet Notice. There is no charge imposed by the Company for paper copies. Our proxy materials, including the Internet Notice, are being made available to stockholders entitled to vote at the 2014 Annual Meeting.

At the 2014 Annual Meeting, the Company's stockholders will be asked to:

(1) elect the following persons as the Company’s directors until the Company's next annual stockholders' meeting and until each such director's successor is duly elected and has been qualified: Ronald O. Perelman, Alan S. Bernikow, Diana F. Cantor, Lorenzo Delpani, Viet D. Dinh, Meyer Feldberg, David L. Kennedy, Robert K. Kretzman, Ceci Kurzman, Debra L. Lee, Tamara Mellon, Barry F. Schwartz, Kathi P. Seifert and Cristiana Falcone Sorrell;

(2) ratify the Audit Committee’s selection of KPMG LLP (“KPMG”) as the Company's independent registered public accounting firm for 2014;

(3) provide their non-binding, advisory “say-on-pay” approval of the Company's executive compensation;

(4) consider a stockholder proposal; and

(5) take such other action as may properly come before the 2014 Annual Meeting or at any adjournments of such meeting.

The Company's principal executive offices are located at 237 Park Avenue, New York, NY 10017, and its main telephone number is (212) 527-4000.

Required Identification and Other Instructions for Attendees at the 2014 Annual Meeting

In order to be admitted to the 2014 Annual Meeting in person, you should check the appropriate box on your proxy card indicating that you intend to attend in person. If you are voting electronically, please indicate that you will attend the 2014 Meeting in person when prompted during the Internet voting process. To attend the 2014 Annual Meeting in person, you will need to present valid picture identification, such as a driver's license or passport, as well as original proof of ownership of shares of Revlon, Inc. Class A Common Stock as of 5:00 p.m., Eastern Time, on the April 14, 2014 record date.

If your shares are held other than as a stockholder of record (such as beneficially through a brokerage, bank or other nominee account), you will need to present original documents to evidence your stock ownership as of 5:00 p.m., Eastern Time, on the April 14, 2014 record date, such as an original of a legal proxy from your bank or broker or your brokerage account statement demonstrating that you held Revlon, Inc. Class A Common Stock in your account as of 5:00 p.m., Eastern Time, on the April 14, 2014 record date. If you did not already return it to your bank or broker, you will need to present an original voting instruction form issued by your bank or broker demonstrating that you held Revlon, Inc. Class A Common Stock in your account as of 5:00 p.m., Eastern Time, on the April 14, 2014 record date. Copies and “Requests for Admission” will not be accepted.

To expedite the admission registration process at the 2014 Annual Meeting, we encourage stockholders to pre-register by phone by calling Trevor Ezell, Corporate Legal Assistant, at (212) 527-5672, Monday through Friday from 9:00 a.m. through 5:00 p.m., Eastern Time, up until 10:00 a.m., Eastern Time, on Monday, June 9, 2014 (the day before the 2014 Annual Meeting). Stockholders pre-registering by phone will be admitted to the meeting by presenting valid picture identification and, if your shares are held in a brokerage account or by another nominee, original evidence of your stock ownership as of the April 14, 2014 record date. Directions to the location of the 2014 Annual Meeting are available on various Internet travel sites.

In order to ensure the safety and security of our 2014 Annual Meeting, packages and bags may be inspected and may have to be checked and, in some cases, may not be permitted. We thank you in advance for your cooperation with these security measures.

Solicitation and Voting of Proxies; Revocation

Unless properly revoked, all proxies properly submitted to the Company will be voted on all matters presented at the 2014 Annual Meeting in accordance with the instructions given by the person executing or electronically submitting the proxy. In the absence of instructions, such proxies will be voted:

(1)	FOR the election of each of the 14 nominees identified in this Proxy Statement to the Board of Directors;
(2)	FOR the ratification of the Audit Committee’s selection of KPMG as the Company's independent registered public accounting firm for 2014;
(3)	FOR the non-binding, advisory “say-on-pay” approval of the Company's executive compensation; and
(4)	AGAINST the stockholder proposal.

See below for discussion of broker non-votes. The Company has no knowledge of any other matters to be brought before the meeting. The deadline for receipt by the Company of stockholder proposals for inclusion in the proxy materials for presentation at the 2014 Annual Meeting was December 26, 2013. The Company received the stockholder proposal included in Proposal No. 4, which the Company recommends stockholders vote AGAINST, for the reasons set forth under such item.

Pursuant to the Company's By-laws, in order for stockholders to properly bring any business before the 2014 Annual Meeting that is not otherwise set forth in this proxy statement, notice of such business must have been received by the Company between March 8, 2014 and April 7, 2014 and not subsequently withdrawn. Such notices must include, among other things: (i) information regarding the proposed business to be brought before the meeting; (ii) the identity of the stockholder proposing the business; and (iii) the class of the Company's shares which are owned beneficially or of record by such stockholder. The Company did not receive notification of any such matters. As a general matter, if any matters are properly presented before the 2014 Annual Meeting for action, in the absence of other instructions, it is intended that the persons named by the Company and acting as proxies will vote in accordance with their discretion on such matters.

The submission of a signed or validly submitted electronic proxy will not affect a stockholder's right to change such vote, attend and/or vote in person at the 2014 Annual Meeting. Stockholders who execute a proxy or validly submit an electronic vote may revoke it at any time before it is voted at the 2014 Annual Meeting. Such revocations may be made by: (i) filing a written revocation or written notice of change, as the case may be, with the Company's Secretary at 237 Park Avenue, 14th Floor, New York, NY 10017, Attention: Michael T. Sheehan, which must be received before the original proxy is voted at the 2014 Annual Meeting; (ii) executing and delivering a proxy bearing a later date to the Company's Secretary at 237 Park Avenue, 14th Floor, New York, NY 10017, Attention: Michael T. Sheehan, which must be received before the original proxy is voted at the 2014 Annual Meeting; or (iii) attending the 2014 Annual Meeting and voting in person.

To revoke a proxy previously submitted electronically through the Internet or by telephone, you may simply vote again at a later date, using either of those procedures, or submit a properly completed original proxy reflecting your changed vote. In such case, the later submitted vote will be recorded and the earlier vote revoked.

Record Date; Voting Rights

Only holders of record of shares of the Company's Class A common stock, par value $0.01 per share (the “Class A Common Stock”), at 5:00 p.m., Eastern Time, on April 14, 2014 (the “Record Date”) will be entitled to notice of and to vote at the 2014 Annual Meeting or at any adjournments of such meeting. On the Record Date, there were issued and outstanding 52,356,798 shares of the Company's Class A Common Stock, each of which is entitled to one vote. Such shares represent all of the Company’s issued and outstanding shares of voting capital stock as of such date. As of the Record Date, Mr. Ronald O. Perelman, Chairman of the Board of Directors, directly and indirectly through MacAndrews & Forbes Holdings Inc., of which Mr. Perelman is the sole stockholder (together with certain of its affiliates (other than the Company or its subsidiaries), “MacAndrews & Forbes”), beneficially owned 40,669,640 shares of the Class A Common Stock, representing approximately 78% of the voting power of such stock.

The presence in person or by duly submitted proxy of the holders of a majority of the total number of votes of the Class A Common Stock entitled to vote at the 2014 Annual Meeting is necessary to constitute a quorum to transact business at the meeting. Abstentions will be included in the calculation of the number of shares present at the 2014 Annual Meeting for the purposes of determining a quorum.

As there is at least one “routine” matter (under applicable NYSE rules) for consideration at the 2014 Annual Meeting, “broker non-votes,” if any, will also be included in the calculation of the number of shares present at the 2014 Annual Meeting for the purposes of determining a quorum. “Broker non-votes” are shares held by a broker, trustee or nominee that are not voted because the broker, trustee or nominee does not have discretionary voting power on a particular proposal and does not receive voting instructions from the beneficial owner of the shares.

Brokers will not be allowed to vote shares as to which they have not received voting instructions from the beneficial owner with respect to Proposal No. 1 (the election of directors), Proposal No. 3 (“say-on-pay”) or Proposal No. 4 (stockholder proposal). Accordingly, broker non-votes will not be counted as a vote for or against any of these proposals.

For shares as to which brokers have not received voting instructions from the beneficial owner, brokers will be able to vote on Proposal No. 2 (ratification of the Audit Committee’s selection of KPMG as the Company’s independent registered public accounting firm for 2014), as this is considered a “routine” matter under applicable NYSE rules for which brokers have discretionary voting power.

MacAndrews & Forbes has informed the Company that it will duly submit proxies:

(1)	FOR the election to the Board of Directors of each of the 14 nominees identified in this Proxy Statement;
(2)	FOR the ratification of the Audit Committee’s selection of KPMG as the Company's independent registered public accounting firm for 2014;
(3)	FOR the non-binding, advisory approval of the Company's executive compensation; and
(4)	AGAINST the stockholder proposal.

Accordingly, with MacAndrews & Forbes’ vote, there will be a quorum for the 2014 Annual Meeting. MacAndrews & Forbes’ vote will also be sufficient, without the concurring vote of any of the Company's other stockholders, to approve and adopt Proposal Nos. 1, 2 and 3 and to reject Proposal No. 4.

If shares of Class A Common Stock are held as of the Record Date for the account of participants under the Revlon Employees' Savings, Investment and Profit Sharing Plan (the “401(k) Plan”), the 401(k) Plan trustee will vote those shares pursuant to the instructions given by the 401(k) Plan participants on their respective voting instruction forms. If the 401(k) Plan trustee does not otherwise receive voting instructions for shares held on account of a 401(k) Plan participant, the 401(k) Plan trustee, in accordance with the 401(k) Plan trust agreement, will vote any such unvoted shares in the same proportion as it votes those shares allocated to 401(k) Plan participants' accounts for which voting instructions were received by the trustee.

401(k) Plan participants must cast their votes in accordance with the instructions provided in the proxy materials so that they are received by the 401(k) Plan trustee by 11:59 p.m. Eastern Time on May 27, 2014 to allow the 401(k) Plan trustee time to receive such voting instructions and vote on behalf of 401(k) Plan participants. Voting instructions received from 401(k) Plan participants after this deadline, under any method, will not be considered timely and will be voted by the 401(k) Plan trustee at the 2014 Annual Meeting in the manner described in this paragraph above.

Only holders of record of shares of the Company's Class A Common Stock on the Record Date will be entitled to notice of and to vote at the 2014 Annual Meeting or at any adjournments of such meeting. Stockholders will be entitled to vote the number of Class A Common Stock held by them on the Record Date.

Distribution of Proxy Materials; Costs of Distribution and Solicitation

The accompanying form of proxy is being solicited on behalf of the Company's Board of Directors. The Company will bear all costs in connection with preparing, assembling and furnishing this Proxy Statement and related materials. Such costs include reimbursing banks, brokerage houses and other custodians, nominees, agents and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders. The Company engaged Broadridge to assist it in distributing and hosting on the Internet proxy materials and providing Internet and telephone voting for the 2014 Annual Meeting. The estimated fee for Broadridge’s services is approximately $11,000, plus out-of-pocket expenses, such as postage.

Householding of Stockholder Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” stockholder materials, such as proxy statements, information statements and annual reports. This means that only one copy of our Internet Notice or proxy materials may have been sent to multiple stockholders in your household, if any. We will promptly deliver a separate copy of our Internet Notice or the 2014 proxy materials to you if you write us at the following address: Revlon, Inc., Investor Relations Department, 237 Park Avenue, New York, NY 10017; or our proxy distributor at the following address: Broadridge, 51 Mercedes Way, Edgewood, NJ 11717.

If you want to receive separate copies of the stockholder materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address. In the interest of reducing costs and promoting environmental responsibility, we encourage our stockholders to review electronic versions of our proxy materials, via the Internet.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Pursuant to the Company's By-laws, the Board of Directors has fixed the number of directors at 14 effective as of the date of the 2014 Annual Meeting. Upon the recommendation of the Board's Nominating and Corporate Governance Committee, the 14 directors nominated for election by the Board of Directors will be elected at the 2014 Annual Meeting to serve until the Company's next annual stockholders’ meeting and until their successors are duly elected and shall have been qualified.

All of the nominees are current members of the Board of Directors. All director nominees, if elected, are expected to serve until the next annual stockholders’ meeting.

The Board of Directors has been informed that all of the nominees are willing to serve as directors. If, however, any of them should decline or be unable to serve, the Board of Directors may by resolution provide for a lesser number of directors or designate substitute nominees. In such case, the individuals appointed as proxies will vote as directed as to the election of any such substitute nominee. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve.

Vote Required and Board of Directors' Recommendation (Proposal No. 1)

The election to the Board of Directors of each of the 14 nominees identified in this Proxy Statement requires the affirmative vote of a plurality of the votes cast by the holders of the Class A Common Stock present in person or represented by proxy at the 2014 Annual Meeting and entitled to vote. Unless such proxies are revoked, with respect to Proposal No. 1, all proxies properly submitted to the Company will be voted in accordance with the instructions given by the person submitting such proxy. In the absence of such instructions, such proxies will be voted FOR the election of each of the 14 nominees identified in this Proxy Statement to the Board of Directors.

Brokers do not have the ability to vote on “non-routine” matters, including the election of directors, as to shares for which they have not received voting instructions from the beneficial owner. In light of the application of plurality voting to the election of Directors, when tabulating the vote and determining whether a Director nominee has received the requisite number of affirmative votes, abstentions and broker non-votes will not count as a vote for or against a Director nominee.

MacAndrews & Forbes has informed the Company that it will vote FOR the election of each of the 14 nominees identified in this Proxy Statement to the Board of Directors. Accordingly, MacAndrews & Forbes’ affirmative vote is sufficient, without the concurring vote of the Company's other stockholders, to elect each of the Director nominees at the 2014 Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE 14 NOMINEES IDENTIFIED BELOW TO THE BOARD OF DIRECTORS.

Nominees for Election as Directors

The name, age (as of December 31, 2013), principal occupation for the last 5 years, public company board service for the last 5 years, selected biographical information and period of service as a Company Director for each of the Director nominees for election follow:

Mr. Perelman (70) has been Chairman of the Board of Directors of the Company and of Revlon Consumer Products Corporation, the Company's wholly-owned operating subsidiary (“Products Corporation”), since June 1998 and a Director of the Company and of Products Corporation since their respective formations in 1992. Mr. Perelman has been Chairman of the Board and Chief Executive Officer of MacAndrews & Forbes, a diversified holding company, and certain of its affiliates since 1980. Mr. Perelman has also served as Chairman of the Board of Directors of Scientific Games Corporation (“Scientific Games”) since November 2013. Mr. Perelman has served on the Boards of Directors of the following companies which were required to file reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or were registered investment companies under the Investment Company Act of 1940 (the “1940 Act”) (in either case, referred to herein as “public reporting companies”) within the last 5 years: the Company (1992 — present); Products Corporation (1992 — present); Scientific Games (2003 — present); Allied Security Holdings LLC (“Allied Security”) (2004 — 2008); and M & F Worldwide Corp. (1995 — 2011), a holding company that owns and operates various businesses (“M & F Worldwide”), for which Mr. Perelman has served as Chairman of the Board of Directors since 2007 and as a director since 1995.

Mr. Bernikow (73) has been a Director of the Company and of Products Corporation since September 2003. Mr. Bernikow has served on the Board of Directors of Premier American Bank, N.A. since January 2010 as well as on the Board of Directors of such bank's parent holding company, Bond Street Holdings, Inc., since October 2010. From 1998 until his retirement in May 2003, Mr. Bernikow served as the Deputy Chief Executive Officer of Deloitte & Touche LLP (“D&T”). Prior to that, Mr. Bernikow held various senior executive positions at D&T and various of its predecessor companies, which he joined in 1977. Previously, Mr. Bernikow was the National Administrative Partner in Charge for the accounting firm, J.K. Lasser & Company, which he joined in 1966. Mr. Bernikow serves as Chairman of the Company's Audit Committee and Chairman of the Company's Compensation Committee. Mr. Bernikow has served on the Boards of Directors or Trustees of the following public reporting companies within the last 5 years: the Company (2003 — present); Products Corporation (2003 — present); Casual Male Retail Group, Inc. (2003 — present), for which he also currently serves as a member of its Audit Committee; Mack-Cali Realty Corporation (2004 — present), for which he also currently serves as Chairman of its Audit Committee; and certain funds (the “UBS Funds”) for which UBS Global Asset Management (US) Inc., a wholly-owned subsidiary of UBS AG, or one of its affiliates, serves as investment advisor, sub-advisor or manager (2005 — present), and for which he serves as Chairman of its Audit Committee.

Ms. Cantor (56) has been a Company Director since June 2013. She is a Partner of Alternative Investment Management, LLC, an independent privately-held investment management firm, a position she has held since January 2010. In addition, Ms. Cantor is the co-founder and Managing Director of Hudson James Group LLC, a strategic advisory firm providing consulting services in the public and private sectors. Ms. Cantor also serves as the Chairman of the Board of Trustees of the Virginia Retirement System, for which she is a member of its Audit and Compliance Committee. Ms. Cantor served as a Managing Director of the New York Private Bank & Trust (the wealth management division of Emigrant Bank) from January 2008 through December 2009. From 1996 to January 2008, she served as the Founder and Executive Director of the Virginia College Savings Plan, an independent agency of the Commonwealth of Virginia. Ms. Cantor served from 1990 to 1997 as Vice President of Richmond Resources, Ltd. and from 1985 to 1990 as Vice President of Goldman, Sachs & Co. She previously was an associate at the law firm Kaye Scholer LLP from 1983 to 1985. Ms. Cantor serves as a member of the Company’s Audit Committee. Ms. Cantor has served on the boards of directors of the following public reporting companies within the last 5 years: Media General, Inc. (2005 — present), for which she also currently serves as Chair of its Audit Committee; Domino’s Pizza, Inc. (2005 — present), for which she also currently serves as Chair of its Audit Committee; The Edelman Financial Group Inc. (2011 — 2012); and Universal Corporation (2012 — present).

Mr. Delpani (45) has served as the Company’s and Products Corporation’s President and Chief Executive Officer since November 2013. Mr. Delpani has also served as a Director of the Company and Products Corporation since

November 2013. Prior to joining the Company in October 2013 as part of the Company’s acquisition of The Colomer Group Participations, S.L. (“The Colomer Group”), Mr. Delpani served as The Colomer Group’s Chief Executive Officer since May 2007. Before joining The Colomer Group, from 2005 to 2007 Mr. Delpani provided innovation and new venture development guidance to various clients as a consultant. Previously, Mr. Delpani served in various senior executive positions at Reckitt Benckiser plc, and/or certain of its affiliates and predecessors, from 1998 to 2005, including responsibility for southwestern Europe and for new product initiatives, as well as e-business. Prior to working at Reckitt Benckiser plc, Mr. Delpani held various senior marketing and executive positions, from 1993 to 1998, with Johnson & Johnson and The Procter & Gamble Company. Mr. Delpani has served on the Board of Directors of the following public reporting companies within the last 5 years: the Company (2013 — present); and Products Corporation (2013 — present).

Mr. Dinh (45) has been a Director of the Company and of Products Corporation since June 2012. Mr. Dinh is the founding partner of Bancroft PLLC, a law and strategic consulting firm which he founded in 2003. Mr. Dinh is also a tenured law professor at the Georgetown University Law Center, where he has taught since 1996. In addition, Mr. Dinh serves as the General Counsel and Corporate Secretary of Strayer Education, Inc., an education services holding company that owns Strayer University, a holding company he joined in 2010. From 2001 to 2003, Mr. Dinh served as Assistant Attorney General for Legal Policy at the U.S. Department of Justice. Mr. Dinh serves as a member of the Company’s Nominating and Corporate Governance Committee. Mr. Dinh has served on the Boards of Directors of the following public reporting companies within the last 5 years: Twenty-First Century Fox, Inc. (formerly known as News Corporation) (2004 — present), for which he also serves as a member of its audit committee; M & F Worldwide (2007 — 2011); The Orchard, Inc. (2007 — 2010); the Company (2012 — present); and Products Corporation (2012 — present).

Professor Feldberg (71) has been a Director of the Company since February 1997. Professor Feldberg has been a Senior Advisor with Morgan Stanley since March 2005 and has been the Dean Emeritus and the Professor of Leadership and Ethics at Columbia Business School, New York City, since July 2004. Professor Feldberg also serves as an Advisory Director of Welsh, Carson, Anderson & Stowe, a private equity investment firm. He was the Dean of Columbia Business School from July 1989 through June 2004. Professor Feldberg served as the President of NYC Global Partners, an office in the New York City Mayor’s office that manages the relationships between New York City and other cities around the world, from 2007 to 2013. Professor Feldberg serves as Chairman of the Company's Nominating and Corporate Governance Committee and as a member of the Company's Audit Committee. Professor Feldberg has served on the Boards of Directors of the following public reporting companies within the last 5 years: Macy's, Inc. (1992 — present); the Company (1997 — present); PRIMEDIA Inc. (1997 — 2011); UBS Funds (2001 — present); and Sappi Limited (2002 — 2012).

Mr. Kennedy (67) has been the Company's and Products Corporation's Vice Chairman of the Board of Directors since May 2009 (including serving in that capacity as an executive officer until November 2013). Mr. Kennedy has served as a Director of the Company and of Products Corporation since September 2006. Mr. Kennedy has served as President and Chief Executive Officer of Scientific Games since November 2013 and as Vice Chairman of Scientific Games since October 2009. Previously, Mr. Kennedy served as Scientific Games’ Chief Administrative Officer from April 2011 to March 2012. Mr. Kennedy served as President of MacAndrews & Forbes from January 2013 to November 2013 and as Senior Executive Vice President of MacAndrews & Forbes from May 2009 to December 2012. Mr. Kennedy served as the Company's and Products Corporation's interim Chief Executive Officer during October 2013; President and Chief Executive Officer from September 2006 to May 2009; Executive Vice President, Chief Financial Officer and Treasurer from March 2006 to September 2006; and as the Company's Executive Vice President and Products Corporation's President, International from June 2002 until March 2006. From 1998 until 2001, Mr. Kennedy was Managing Director (CEO) and a member of the Board of Directors of Coca-Cola Amatil Limited, a publicly-traded company headquartered in Sydney, Australia and listed on the Sydney Stock Exchange. From 1992 to 1997, Mr. Kennedy served as General Manager of the Coca-Cola USA Fountain Division, a unit of The Coca-Cola Company, which he joined in 1980. Mr. Kennedy has served on the Boards of Directors of the following public reporting companies within the last 5 years: the Company (2006 — present); Products Corporation (2006 — present); and Scientific Games (2009 — present).

Mr. Kretzman (62) has been a Company Director since October 2013. Mr. Kretzman retired as the Company’s Executive Vice President on December 31, 2013 following a 25-year career with the Company. Most recently, Mr. Kretzman served as the Company's and Products Corporation's Executive Vice President from October 2013 to December 2013 and as the Company’s and Products Corporation’s Executive Vice President and Chief

Administrative Officer from November 2010 to September 2013. Formerly, he served as the Company’s and Products Corporation’s General Counsel, from January 2000 to March 2011; Chief Legal Officer, from December 2003 to November 2010; and Executive Vice President, Human Resources, from October 2006 to November 2010. Mr. Kretzman formerly served as the Company's and Products Corporation's Secretary from September 1992 to June 2009. Mr. Kretzman served as the Company's and Products Corporation's Senior Vice President and General Counsel from January 2000 until December 2003. Prior to becoming General Counsel, Mr. Kretzman served as Senior Vice President and Deputy General Counsel, from March 1998 to January 2000; as Vice President and Deputy General Counsel, from January 1997 to March 1998; and as Vice President, Law from September 1992 to January 1997. Mr. Kretzman joined the Company in 1988 as Senior Counsel responsible for mergers and acquisitions. Mr. Kretzman also served as the Company's Corporate Compliance Officer from January 2000 through March 2012. Mr. Kretzman serves as a member of the Company’s Compensation Committee. Mr. Kretzman has served on the Board of Directors of the following public reporting company within the last 5 years: the Company (2013 — present).

Ms. Kurzman (44) has been a Company Director since February 2013. Ms. Kurzman serves as President of Nexus Management Group, Inc., a talent representation and consulting group which she founded in 2004. Prior to founding Nexus Management, Ms. Kurzman joined Epic/Sony Music in 1997 as Vice President of Worldwide Marketing and held positions of increasing responsibility there until 2004. From 1992 to 1997, Ms. Kurzman held positions of increasing responsibility at Arista Records, including serving as Director of Artist Development. Ms. Kurzman serves as a member of the Company’s Compensation Committee. Ms. Kurzman has served on the Board of Directors of the following public reporting company within the last 5 years: the Company (2013 — present).

Ms. Lee (59) has been a Company Director since January 2006. Ms. Lee is Chairman and Chief Executive Officer of BET Networks, a division of Viacom Inc., a global media and entertainment company that owns and operates Black Entertainment Television. Ms. Lee has held executive management positions of increasing responsibility with BET since joining that company in 1986. Prior to joining BET, Ms. Lee was an attorney with the Washington, D.C.-based law firm of Steptoe & Johnson. Ms. Lee serves as a member of the Company's Nominating and Corporate Governance Committee. Ms. Lee has served on the Boards of Directors of the following public reporting companies within the last 5 years: Eastman Kodak Company (1999 — 2011); WGL Holdings, Inc. (2000 — present), for which she also serves as a member of the audit committee; Marriott International, Inc. (2004 — present); and the Company (2006 — present).

Ms. Mellon (46) has been a Company Director since August 2008. Ms. Mellon has served as the President of TMellon Enterprises LLC since 2011. In 1996, Ms. Mellon founded and until November 2011 served in a senior executive capacity with J. Choo Limited, a manufacturer and international retailer of women's shoes and accessories based in London, England, including serving most recently as its Chief Creative Officer. Prior to that, Ms. Mellon served as accessories editor for British Vogue magazine, since 1990, and previously held positions at Mirabella magazine and Phyllis Walters Public Relations. Ms. Mellon also serves on the Board of Directors and on the Creative Advisory Board of The H Company Holdings, LLC, a privately held holding company which owns and manages the Halston fashion design company. Ms. Mellon has served on the Board of Directors of the following public reporting company within the last 5 years: the Company (2008 — present).

Mr. Schwartz (64) has been a Company Director since November 2007 and a Director of Products Corporation since March 2004. Mr. Schwartz has served as Executive Vice Chairman of MacAndrews & Forbes since October 2007. Mr. Schwartz served as Senior Vice President of MacAndrews & Forbes from 1989 to 1993 and as Executive Vice President and General Counsel of MacAndrews & Forbes and various of its affiliates from 1993 to 2007. Mr. Schwartz serves as the Chairman of the Board of Trustees of Kenyon College; a Trustee of the City University of New York; a member of the Board of Visitors of the Georgetown University Law Center; and a member of the Board of Directors of each of the following civic organizations: Jazz at Lincoln Center; New York City Center and Human Rights First. Mr. Schwartz serves as a member of the Company's Nominating and Corporate Governance Committee. Mr. Schwartz has served on the Boards of Directors of the following public reporting companies within the last 5 years: Scientific Games (2003 — present); Products Corporation (2004 — present); Harland Clarke Holdings Corp. (2005 — 2014); Allied Security (2007 — 2008); the Company (2007 — present); and M & F Worldwide (2008 — 2011).

Ms. Seifert (64) has been a Company Director since January 2006. Ms. Seifert has been President of Katapult, LLC, a business consulting company, since July 2004. Ms. Seifert served as Corporate Executive Vice President — Personal Care of Kimberly-Clark Corporation, a global health and hygiene company, from 1999 until her retirement in June 2004. Ms. Seifert joined Kimberly-Clark in 1978 and, prior to her retirement, served in several senior executive positions in connection with Kimberly-Clark's domestic and international consumer products businesses. Prior to joining Kimberly-Clark, Ms. Seifert held management positions at The Procter & Gamble Company, Beatrice Foods, Inc. and Fort Howard Paper Company. Ms. Seifert serves as a member of the Company's Audit Committee and its Compensation Committee. Ms. Seifert has served on the Boards of Directors of the following public reporting companies within the last 5 years: Eli Lilly & Company (1995 — present), for which she also serves as a member of its audit committee; Paperweight Development Corp. (2004 — present); Appvion, Inc. (2004 — present); the Company (2006 — present); Lexmark International, Inc. (2006 — present); and Supervalu Inc. (2006 — 2013).

Ms. Falcone Sorrell (40) has been a Company Director since March 2014. She serves as Senior Adviser to the Chairman at the World Economic Forum, a position she has held since 2009, and as Principal Consultant, Office of Outreach and Partnership for the Inter-American Development Bank, a position she has held since 2010. Prior to joining the World Economic Forum in 2004, Ms. Falcone Sorrell held positions at the International Labor Organization from 2002 to 2004 and Shell London Ltd. from 2001 to 2002. During the past 5 years, Ms. Falcone Sorrell has served on the Boards of Directors of the following public reporting companies: Viacom, Inc. (2013 — present) and the Company (2014 — present).

CORPORATE GOVERNANCE

Board of Directors and its Committees

Standing Committees

The Board of Directors currently has the following standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee (the “Governance Committee”). Each of these committees and their functions are described in further detail below.

Controlled Company Exemption

The Company is a “controlled company” (i.e., one in which more than 50% of the voting power for the election of directors is held by an individual, a group or another company) within the meaning of New York Stock Exchange (the “NYSE”) rules. Accordingly, the Company is not required to have a majority of independent directors, a nominating and corporate governance committee or a compensation committee (each of which committees, under NYSE's rules, would otherwise be required to be comprised entirely of independent directors).

While the Company is not required to satisfy the above-listed NYSE corporate governance requirements due to its “controlled company” status, the Board has determined that more than a majority of its current directors (namely, Messrs. Bernikow, Dinh and Feldberg and Mses. Cantor, Falcone Sorrell, Kurzman, Lee, Mellon and Seifert) qualify as independent directors under Section 303A.02 of the NYSE Listed Company Manual (the “NYSE Manual”) and under Revlon, Inc.’s Board Guidelines for Assessing Director Independence (the “Independence Guidelines”). The Independence Guidelines are available at www.revloninc.com under the heading Investor Relations - Corporate Governance.

Notwithstanding the Company’s “controlled company” exemption, the Company maintains the Governance Committee and the Compensation Committee. The Governance Committee is comprised of Messrs. Feldberg (Chairman), Dinh and Schwartz and Ms. Lee. The Board has determined that Messrs. Feldberg and Dinh and Ms. Lee qualify as independent directors under Section 303A.02 of the NYSE Manual and under the Independence Guidelines.

The Compensation Committee is comprised of Messrs. Bernikow (Chairman) and Kretzman and Mses. Kurzman and Seifert. The Board has determined that Mr. Bernikow, Ms. Kurzman and Ms. Seifert qualify as independent directors under Section 303A.02 of the NYSE Manual and under the Independence Guidelines. The Board has also determined that all 4 Compensation Committee members qualify as “non-employee directors” within the meaning of Section 16 of the Exchange Act and that Mr. Bernikow and Mses. Kurzman and Seifert qualify as “outside directors” under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”).

Number of Board and Committee Meetings

During 2013, the Board of Directors held 14 meetings and acted 9 times by unanimous written consent; the Audit Committee held 7 meetings and acted once by unanimous written consent; the Compensation Committee held 6 meetings and acted 4 times by unanimous written consent; and the Governance Committee held 9 meetings. Ms. Mellon attended fewer than 75% of the Board meetings she was scheduled to attend during 2013 due to other business commitments.

Director Attendance at Annual Stockholders' Meeting

While the Board has not adopted a formal policy regarding directors' attendance at the Company's annual stockholders' meeting, directors are invited to attend such meeting. One Director attended the Company's 2013 Annual Stockholders' Meeting.

Board Leadership Structure

The Company believes that its board leadership structure is appropriate given the Company’s specific circumstances. Notwithstanding the fact that the Company is a “controlled” company, more than a majority of the Company's Directors are independent under applicable SEC and NYSE rules and the Independence Guidelines.

The Board has established audit, governance and compensation committees, each operating under written charters, to assist the Board in its oversight functions, and in each case those committees are comprised of at least a majority of independent Directors. The Board's Audit Committee is comprised entirely of independent directors and 3 of the 4 members of each of the Compensation Committee and the Governance Committee qualify as independent directors.

The qualifications and experience of nominees for board service and committee membership are reviewed annually by the Governance Committee. Nominees for board membership are then recommended by such committee for appointment by the Board. Respective committee chairmen lead each committee. The Company has not established a “lead director” role. At Board and committee meetings, the Chairman of the Board and the Chairman of each such committee, or their respective designees, as applicable, presides for the purpose of conducting an orderly and efficient meeting. Independent directors or any other director may lead or initiate discussion, in the interest of promoting thorough consideration of any issue before the Board or any of its committees.

The Company has historically maintained separate positions of Chairman and Chief Executive Officer. Mr. Perelman, Chairman and Chief Executive Officer of MacAndrews & Forbes, has held the position of Chairman of the Company's Board since June 1998 and Mr. Delpani has held the positions of President and Chief Executive Officer of the Company since November 2013 (during 2013, Mr. Alan Ennis held the positions of President and Chief Executive Officer of the Company until October 2013). The Chairman provides overall leadership to the Board in its oversight function, while the Chief Executive Officer provides leadership in respect to the day-to-day management and operation of the Company's business.

The Board and each of its committees conduct annual self-assessments to review and monitor their respective continued effectiveness. As reflected in its self-assessment discussions, the Board believes that it continues to function effectively and efficiently. As part of its 2013 self-assessment exercise, the Board determined, among other things, that its size, composition and structure were appropriate. The Company believes that its separation of the Chairman and Chief Executive Officer positions and its overall board leadership structure are appropriate.

Set forth below is a summary of the respective nominees’ experience, qualifications and background (including public company board experience). Such experience supports their respective qualifications to continue to serve on the Company's Board of Directors. Without limiting the foregoing—

•	Mr. Bernikow: Mr. Bernikow's accounting experience and financial expertise (including having served for 26 years at D&T and its predecessors), his public-company board and audit committee experience (including at UBS Funds, Casual Male Retail Group, Inc. and Mack-Cali Realty Corporation) and his familiarity with the Company, as well as his prior service as a Company Director, qualify him to continue to serve on the Company's Board.
•	Ms. Cantor: Ms. Cantor’s senior executive experience in the areas of legal, investment and financial management (including currently serving as Partner of Alternative Investment Management and as Chairman of the Board of Trustees of the Virginia Retirement System), her accounting experience and financial expertise and her significant public company directorship and committee experience (including at Media General, Inc. Domino’s Pizza, Inc. and Universal Corporation), as well as her prior service as a Company Director, qualify her to continue to serve on the Company’s Board.
•	Mr. Delpani: Mr. Delpani’s experience as the Company's President and Chief Executive Officer, as well as his prior business experience, including serving as The Colomer Group’s Chief Executive Officer and serving in various senior executive positions with Reckitt Benckiser plc, and his prior service as a Company Director, qualify him to continue to serve on the Company's Board.
•	Mr. Dinh: Mr. Dinh’s academic experience (including serving as Professor of Law, Georgetown University Law Center), his government experience (including having served as Assistant Attorney General for Legal Policy for the U.S. Department of Justice), his business experience (including serving as a partner of Bancroft PLLC, which he founded, and as General Counsel and Corporate Secretary for Strayer Education, Inc.), as well as his public company board experience (including at Twenty-First Century Fox, Inc. (formerly known as News Corporation) and formerly at each of M & F Worldwide and The Orchard, Inc.), as well as his prior service as a Company Director, qualify him to continue to serve on the Company's Board.

•	Professor Feldberg: Professor Feldberg's academic experience (including having served for 15 years as Dean of the Columbia Business School), his civic experience (including having served as President of NYC Global Partners), his business experience (including serving as Senior Advisor at Morgan Stanley and as Advisory Director of Welsh, Carson, Anderson & Stowe), as well as his public company board experience (including at Macy's and UBS Funds and formerly at each of PRIMEDIA Inc. and Sappi Limited) and his familiarity with the Company, as well as his prior service as a Company Director, qualify him to continue to serve on the Company's Board.
•	Mr. Kennedy: Mr. Kennedy's senior executive, international business and financial experience (including that gained in positions of increasing responsibility at the Company since 2002 (including having most recently served as the Company’s interim Chief Executive Officer in October 2013 and as the Company's executive Vice Chairman and having previously served as the Company's President and Chief Executive Officer, Chief Financial Officer and President, Revlon International) and in several senior executive management positions at The Coca-Cola Company and his current service as President and Chief Executive Officer of Scientific Games and his former service as Scientific Games’ Executive Vice Chairman), as well as his public company board experience (including formerly at Coca-Cola Amatil Limited), and his familiarity with the Company, as well as his prior service as a Company Director (including serving as first executive and then non-executive Vice Chairman), qualify him to continue to serve on the Company's Board.
•	Mr. Kretzman: Mr. Kretzman’s senior executive experience (including having served the Company in various capacities over his 25-year career with the Company prior to his retirement on December 31, 2013, including having most recently served as Executive Vice President and as special advisor to the Company’s recently appointed President and Chief Executive Officer, as well as having previously served as the Company’s Chief Administrative Officer), his legal experience (including having served as the Company’s Chief Legal Officer, Chief Compliance Officer and General Counsel), his business experience (including leadership of the Company’s global human resources, licensing, security and facilities functions), and his familiarity with the Company, as well as his prior service as a Company Director, qualify him to continue to serve on the Company's Board.
•	Ms. Kurzman: Ms. Kurzman’s senior executive experience in the areas of talent representation and talent-related brand-to-brand business development strategies (including serving as President of Nexus Management, a talent representation and consulting group which she founded in 2004) and marketing (including serving in senior marketing positions at Epic/Sony Music and Arista Records, respectively), as well as her prior experience as a Company Director, qualify her to continue to serve on the Company’s Board.
•	Ms. Lee: Ms. Lee's senior executive experience (including serving in various senior executive roles at BET, including currently serving as its Chairman and Chief Executive Officer), her legal experience (including having practiced as an attorney at the law firm of Steptoe & Johnson and then as General Counsel of BET), her public company board experience (including at Marriott and WGL and formerly at Kodak,) and her familiarity with the Company, as well as her prior service as a Company Director, qualify her to continue to serve on the Company's Board.
•	Ms. Mellon: Ms. Mellon's experience in the fashion industry and marketing of women's retail products (including serving as President of TMellon Enterprises LLC and having formerly served as founder and Chief Creative Officer of Jimmy Choo) and her familiarity with the Company, as well as her prior service as a Company Director, qualify her to continue to serve on the Company's Board.
•	Mr. Perelman: Mr. Perelman's extensive business and financial experience (including managing diverse businesses within the MacAndrews & Forbes group of companies), his public company board experience (including at Scientific Games and at M & F Worldwide) and his knowledge of the Company and his long-standing service as a Company Director, together with his being the Company's controlling stockholder, qualify him to continue to serve on the Company's Board, including continuing to serve as the Chairman of the Board.
•	Mr. Schwartz: Mr. Schwartz's senior executive experience (including serving as Executive Vice Chairman, and formerly serving as Chief Administrative Officer, of MacAndrews & Forbes), his legal experience (including having served as General Counsel at M & F Worldwide), his public company board experience (including at Scientific Games, Harland Clarke Holdings Corp. and M & F Worldwide) and his familiarity with the Company, as well as his prior service as a Company Director, qualify him to continue to serve on the Company's Board.

•	Ms. Seifert: Ms. Seifert's senior executive experience (including having served as Corporate Executive Vice President — Personal Care at Kimberly-Clark, a major consumer products company), her public company board experience (including at Eli Lilly & Company, Appvion, Inc., Paperweight Development Corp. and Lexmark International, Inc. and formerly at Supervalu Inc.) and her familiarity with the Company, as well as her prior service as a Company Director, qualify her to continue to serve on the Company's Board.
•	Ms. Falcone Sorrell: Ms. Falcone Sorrell’s senior executive experience in the areas of business development (including serving as Senior Advisor to the Chairman of the World Economic Forum and Principal Consultant at the Office of Outreach and Partnership for the Inter-American Development Bank) and marketing (including serving in positions at Shell London Ltd.), as well as her public company board experience (including at Viacom, Inc. and the Company), qualify her to continue to serve on the Company's Board.

Audit Committee

Composition of the Audit Committee

The Audit Committee is comprised of Messrs. Bernikow (Chairman) and Feldberg and Mses. Cantor and Seifert, each of whom the Board of Directors has determined satisfies the NYSE's and the SEC's audit committee independence and financial experience requirements. Each of these directors served as a member of the Audit Committee during all of 2013 (other than Ms. Cantor, who was appointed to the Audit Committee in June 2013) and each of these directors remained a member of the Audit Committee as of the date of this Proxy Statement.

The Company has determined that each of Mr. Bernikow and Ms. Cantor qualifies as an “audit committee financial expert,” under applicable SEC rules. In accordance with applicable NYSE listing standards, the Company's Board of Directors has considered Mr. Bernikow's simultaneous service on the audit committees of more than three public companies, namely the audit committees of the Company, Casual Male, Mack-Cali and the UBS Funds, and has determined that such service does not impair his ability to effectively serve on the Company's Audit Committee as, among other things, Mr. Bernikow is retired and, accordingly, has a flexible schedule and time to commit to service as an Audit Committee and Board member, including on a full-time basis, if necessary; he has significant professional accounting experience and expertise, which renders him highly qualified to effectively and efficiently serve on multiple audit committees; the audit committees of the UBS Funds effectively function as a single, consolidated audit committee; and Mr. Bernikow has served as a member of the Company’s Audit Committee since 2003 and his service on the other audit committees noted has not impaired his ability to effectively serve on the Company’s Audit Committee during this period.

Audit Committee Charter

The Audit Committee operates under a comprehensive written charter, a printable and current copy of which is available at www.revloninc.com under the heading, Investor Relations (Corporate Governance).

Audit Committee Responsibilities

Pursuant to its charter, the Audit Committee is responsible for assisting the Board of Directors in fulfilling its oversight responsibilities with respect to, among other things, the integrity of the Company's financial statements and disclosures; the Company's compliance with legal and regulatory requirements; the appointment, compensation, retention and oversight of the Company's independent auditors, as well as their qualifications, independence and performance; and the performance of the Company's internal audit functions. The Audit Committee is also responsible for preparing the annual Audit Committee Report, which is required under SEC rules to be included in this Proxy Statement (see “Audit Committee Report,” below).

Audit Committee Complaint Procedures

The Audit Committee has established procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. These complaint procedures are described in the Audit Committee's charter.

Audit Committee Report

Management represented to the Audit Committee that the Company's audited consolidated financial statements for the fiscal year ended December 31, 2013 were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed such audited consolidated financial statements with management and KPMG LLP (“KPMG”), the Company's independent registered public accounting firm.

The Audit Committee discussed with the Company's independent registered public accounting firm those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”), including information concerning the scope and results of the audit and information relating to KPMG's judgments about the quality, and not just the acceptability, of the Company's accounting principles. These communications and discussions are intended to assist the Audit Committee in overseeing the Company's financial reporting.

The Audit Committee has received the written disclosures and the letter from the Company's independent registered public accounting firm, as required by applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the Company's independent registered public accounting firm that firm's independence.

The Audit Committee also reviewed, among other things, the amount of fees paid to the independent registered public accounting firm for audit and permissible non-audit services (see “Audit Fees” in this Proxy Statement, below). The Audit Committee has satisfied itself that KPMG's provision of audit and non-audit services to the Company is compatible with KPMG's independence.

Based on the Audit Committee's review of and discussions regarding the Company's audited consolidated financial statements and the Company's internal control over financial reporting with management, the Company's internal auditors and the independent registered public accounting firm and the other reviews and discussions with the independent registered public accounting firm referred to in the preceding paragraph, subject to the limitations on the Audit Committee's roles and responsibilities described above and in the Audit Committee charter, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the SEC.

Respectfully submitted,

Audit Committee

Alan S. Bernikow, Chairman
Diana F. Cantor
Meyer Feldberg
Kathi P. Seifert

Compensation Committee

Composition of the Compensation Committee

The Compensation Committee is comprised of Messrs. Bernikow (Chairman) and Kretzman and Mses. Kurzman and Seifert. Each of these directors served as a member of the Compensation Committee during all of 2013 (other than Mr. Kretzman, who was appointed to the Compensation Committee in October 2013, and Ms. Kurzman, who was appointed to the Compensation Committee in June 2013) and each of these directors remained a member of the Compensation Committee as of the date of this Proxy Statement.

Compensation Committee Charter

The Compensation Committee operates under a comprehensive written charter, a printable and current copy of which is available at www.revloninc.com under the heading, Investor Relations (Corporate Governance).

Compensation Committee's Responsibilities

Pursuant to its charter, the Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of the Company's Chief Executive Officer (the “CEO”), evaluates the CEO's performance in light of those goals and objectives, together with the Governance Committee, and determines, either as a committee or together with the Board of Directors, the CEO's compensation level based on such evaluation. The Compensation Committee also reviews and approves compensation and incentive arrangements for the Company's executive officers and such other Company employees as the Compensation Committee may determine to be necessary or desirable from time to time. The Compensation Committee also reviews and approves awards pursuant to the Third Amended and Restated Revlon, Inc. Stock Plan (the “Stock Plan”) and the Revlon Executive Incentive Compensation Plan (the “Incentive Compensation Plan”) and oversees the administration of such plans. While the Company did not implement any equity award program for 2013, during 2013, the Compensation Committee approved a one-time grant of restricted stock to Mr. Lawrence Alletto, the Company’s newly-hired Executive Vice President, Chief Financial Officer and Chief Administrative Officer, as an inducement for Mr. Alletto to join the Company as its new Executive Vice President, Chief Financial Officer and Chief Administrative Officer.

The Compensation Committee is also responsible for reviewing and discussing with the Company's appropriate officers the Compensation Discussion and Analysis included in this Proxy Statement. Based on such review and discussion, the Compensation Committee is also responsible for (i) determining whether to recommend to the Board that the Compensation Discussion and Analysis be included in the Company's annual report on Form 10-K or in the annual proxy statement (and incorporated by reference into the annual report on Form 10-K) and (ii) producing the annual Compensation Committee Report and approving its inclusion in the Company's annual report on Form 10-K or in the annual proxy statement. The Compensation Committee also considers any potential conflicts of interest with its outside compensation advisor, and determined that there were none.

Compensation Committee's Delegation of Authority

Pursuant to the terms of the Incentive Compensation Plan, the Compensation Committee may delegate to an administrator (who must be an employee or officer of the Company) the power and authority to administer the Incentive Compensation Plan for the Company's employees, other than its Chief Executive Officer and certain other officers who constitute “covered employees” as defined in Treasury Regulation §1.162-27(c)(2) (“Section 162(m) Officers”). Section 157(c) of the Delaware General Corporation Law (the “DGCL”) provides that the Company's Board of Directors (or the Compensation Committee acting on behalf of the Board) may delegate authority to any officer of the Company to designate grantees of equity awards under the Stock Plan other than himself or herself and to determine the number of such equity awards to be issued. The Compensation Committee did not delegate any such authority for 2013.

Role of Officers and Consultants in the Compensation Committee's Deliberations

For a discussion of the role of the Company's executive officers and compensation consultants in recommending the amount or form of executive and director compensation, and the consideration of any possible conflicts of interest with the Compensation Committee’s outside compensation advisor, see “—Compensation Discussion and Analysis — Role of the Compensation Committee.”

Compensation Committee Interlocks and Insider Participation

The Compensation Committee does not have any interlocks or insider participation requiring disclosure under the SEC's executive compensation rules.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth below in this Proxy Statement with the Company's appropriate officers. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement, as well as in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013, including by incorporation by reference to this 2014 Proxy Statement.

Respectfully submitted,

Compensation Committee

Alan S. Bernikow, Chairman
Robert K. Kretzman
Ceci Kurzman
Kathi P. Seifert

Nominating and Corporate Governance Committee

Composition of the Governance Committee

The Governance Committee is comprised of Messrs. Feldberg (Chairman), Dinh and Schwartz and Ms. Lee. Each of these Directors served as a member of the Governance Committee during all of 2013 (other than Mr. Schwartz, who was appointed to the Governance Committee in October 2013) and each of these Directors remained a member of the Governance Committee as of the date of this Proxy Statement.

Governance Committee Charter

The Governance Committee operates under a comprehensive written charter, a printable and current copy of which is available at www.revloninc.com under the heading, Investor Relations (Corporate Governance).

Governance Committee Responsibilities

Pursuant to its charter, the functions of the Governance Committee include, among other things: identifying individuals qualified to become Board members; selecting or recommending to the Board proposed nominees for Board membership; recommending directors to the Board to serve on the Board's standing committees; overseeing the evaluation of the Board's performance; evaluating, together with the Compensation Committee, the CEO's and senior management's performance; overseeing the Revlon, Inc. Related Party Transaction Policy; overseeing the Company's processes for succession planning for the CEO and other senior management positions; and periodically reviewing the Board's Corporate Governance Guidelines and Independence Guidelines and recommending changes, if any, to the Board.

Director Nominating Processes; Diversity

The Governance Committee identifies individuals qualified to become Board members when any vacancy occurs by reason of disqualification, resignation, retirement, death or an increase in the size of the Board. The Governance Committee selects or recommends that the Board select director nominees for each annual stockholders’ meeting and director nominees to fill vacancies on the Board that may occur between annual stockholders’ meetings.

In evaluating director nominees, the Governance Committee is guided by, among other things, the principles for Board membership expressed in the Company's Corporate Governance Guidelines, which are available at www.revloninc.com under the heading, Investor Relations (Corporate Governance). The Governance Committee, in identifying and considering candidates for nomination to the Board, considers, in addition to the requirements set out in the Company's Corporate Governance Guidelines and the Governance Committee's charter, the quality of the candidate's experience, the Company's needs and the range of talent and experience represented on the Board.

In its assessment of each potential candidate, the Governance Committee will consider the nominee's reputation, judgment, accomplishments in present and prior positions, independence, knowledge and experience that may be relevant to the Company, and such other factors as the Governance Committee determines to be pertinent in light of the Board's needs over time, including, without limitation, education, diversity, race, gender and other individual qualities and attributes that are expected to contribute to the Board having an appropriate mix of viewpoints. The Governance Committee identifies potential nominees from various sources, such as officers, directors and stockholders, and from time to time may retain the services of third party consultants to assist it in identifying and evaluating director nominees.

Stockholder Process for Submitting Director Nominees

The Governance Committee will also consider director candidates recommended by stockholders. The process the Governance Committee follows to evaluate candidates submitted by stockholders does not differ from the process it follows for evaluating other director nominees. The Governance Committee may also take into consideration the number of shares held by the recommending stockholder, the length of time that such shares have been held and the number of candidates submitted by each stockholder or group of stockholders over the course of time. Stockholders desiring to submit director candidates must submit their recommendation in writing (certified mail — return receipt requested) to the Company's Secretary, at Revlon, Inc., 237 Park Avenue, 14th Floor, New York, NY 10017, attention: Michael T. Sheehan.

The Governance Committee will accept recommendations for director candidates throughout the year. In order for a recommended director candidate to be considered by the Governance Committee for nomination to stand for election at an upcoming annual stockholders’ meeting, the recommendation must be received by the Company, as set forth above, not less than 120 days prior to the anniversary date of the date of the Company's most recent proxy statement, which, for recommendations for the Company's 2014 Annual Meeting, was December 26, 2013. No such recommendations were received for the 2014 Annual Meeting. Subject to further requests for information from the Governance Committee, to have a candidate considered by the Governance Committee, a stockholder must initially provide the following information:

•	the stockholder's name and address, evidence of such stockholder's ownership of the Company's Class A Common Stock, including the number of shares owned and the length of time of continuous ownership, and a statement as to the number and names of director candidates such stockholder has previously submitted to the Governance Committee during the period that such stockholder has owned such shares;
•	the name of the candidate;
•	the candidate's resume or a listing of his or her qualifications to be a director of the Company;
•	any other information regarding the candidate that would be required to be disclosed in a proxy statement filed with the SEC if the candidate were nominated for election to the Board; and
•	the candidate's consent to be named as a director, if selected by the Governance Committee and nominated by the Board.

Stockholder-Director Communications

The Board of Directors has established a process to receive communications from stockholders and other interested parties. Any stockholder or other interested party desiring to communicate with the Board or individual directors (including, without limitation, the non-management directors) regarding the Company may contact either the Board or such director by sending such communication to the attention of the Board or such director, in each case in care of the Company's Secretary, who is responsible to ensure that all such communications are promptly provided to the Board or such director. Any such communication may be sent by: (i) emailing it to Michael T. Sheehan, Senior Vice President, Deputy General Counsel and Secretary, at michael.sheehan@revlon.com; or (ii) mailing it to Revlon, Inc., 237 Park Avenue, 14th Floor, New York, NY, 10017, attention: Michael T. Sheehan. Communications that consist of stockholder proposals must instead follow the procedures set forth under “General Rules Applicable to Stockholder Proposals” in this Proxy Statement, below, and, in the case of recommendations of director candidates, “Nominating and Corporate Governance Committee - Stockholder Process for Submitting Director Nominees,” in this Proxy Statement, above.

Non-Management Executive Sessions

The Company's Corporate Governance Guidelines provide that the Company's Board of Directors will regularly meet in executive session without any member of the Company's management being present and that the Company's independent directors will also meet in at least one non-management executive session per year attended only by independent directors. The non-management directors' and independent directors' meeting may be a single combined meeting, if the non-management directors are comprised entirely of independent directors. A non-management director will preside over each non-management executive session of the Board, and an independent director will preside over each independent executive session of the Board, although the same director is not required to preside at all such non-management or independent executive sessions. The presiding director at such non-management and independent executive sessions of the Board is determined in accordance with the applicable provisions of the Company's By-laws, such that the Chairman of the Board of Directors or, in his absence (as is the case with independent executive sessions), a director chosen by a majority of the directors present will preside at such meetings. The Board of Directors met in at least one executive session, attended by only independent directors (all of whom constituted non-management directors), during 2013.

EXECUTIVE OFFICERS

The below listed executive officers of the Company, whose positions with the Company as of the date hereof are set forth below, together with Messrs. Ennis, Berns and Elshaw, who ceased employment with the Company prior to the date hereof, and Messrs. Kennedy and Kretzman, who retired from the Company prior to the date hereof, constitute the Company’s “Named Executive Officers” for 2013 for purposes of this Proxy Statement:

Name	Position
Lorenzo Delpani	President and Chief Executive Officer

Lawrence Alletto	Executive Vice President, Chief Financial Officer and Chief Administrative Officer

The following sets forth the age (as of December 31, 2013), positions held with the Company and selected biographical information for the Company's current executive officers whose biographical information is not otherwise included in this Proxy Statement, above, with the Company's Directors:

Mr. Alletto (48) has served as the Company's and Products Corporation's Executive Vice President, Chief Financial Officer and Chief Administrative Officer since October 28, 2013. Previously, Mr. Alletto served, since 1993, as Managing Director, JPMorgan Chase & Co. (and its predecessor firms), Investment Banking Department, and, since 2009, as the Global Head of such financial institution’s Financial Sponsors Group. Mr. Alletto served as Managing Director, Chemical Bank (and its predecessor firms), from 1990 – 1993, following other positions of employment in the field of finance.

RISK MANAGEMENT

Relationship of Compensation Practices to Risk Management

The Company has reviewed and considered all of its compensation plans and practices and does not believe that its compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.

Risk Oversight

The Company's senior management is responsible for identifying and managing risks to the Company's business and the Board's Audit Committee is responsible for reviewing and discussing that process with management. In accordance with applicable NYSE rules for listed issuers, the Audit Committee maintains an Audit Committee charter that addresses the duties and responsibilities of the Audit Committee, including the requirement that such committee discuss the Company's guidelines, policies and processes with respect to risk assessment and risk management. As part of the Company's enterprise risk management function, management identifies internal and external risk factors, monitors identified risks and takes appropriate action to mitigate such identified risks. Specifically, the Company's internal audit group, with input from the Company's senior management, leads a comprehensive enterprise risk assessment annually using an established risk management framework. This process identifies and characterizes risks based on the possible impact to the Company's business and likelihood of occurrence. The Company's management puts in place appropriate plans to mitigate the risks identified. The risk assessment is also taken into account in the formulation of the internal audit plan for the ensuing year. The Audit Committee reviews and discusses the Company's risk assessment and risk management guidelines, policies and processes at least annually. Further, the Board reviews the Company’s business plan and receives regular business and financial updates, including progress against the Company's business plan, at Board meetings, enabling the Board to understand, and remain updated regarding, the business risks faced by the Company and the Company's management of those risks.

COMPENSATION DISCUSSION AND ANALYSIS

The following is a discussion and analysis of all material elements of the Company's compensation of its Named Executive Officers, including: (i) the objectives of the Company's compensation program; (ii) what the compensation program is designed to reward; (iii) each element of compensation; (iv) why the Company chooses to pay each element; (v) how the Company determines the amount and, where applicable, the formula, for each element to pay; (vi) how each compensation element and the Company's decisions regarding that element fit into the Company's overall compensation objectives and may affect decisions regarding other elements of compensation; and (vii) whether and, if so, how the Company has considered the results of the most recent stockholder advisory vote on executive compensation in determining its compensation policies and decisions.

Overview of Key 2013 Compensation Events

A summary of key aspects of the Company’s 2013 compensation programs follows:

•	For 2013, the Company's incentive compensation programs under the Company’s Incentive Compensation Plan included: (1) an annual cash bonus program (the “2013 Annual Bonus Program”); and (2) a long-term cash incentive compensation program (“LTIP”) consisting of (a) the 2013 LTIP and (b) the Transitional LTIP (each, as defined below; the 2013 Annual Bonus Program, the 2013 LTIP and the Transitional LTIP are collectively referred to as the “2013 Incentive Compensation Programs”).
•	For 2013, the Company’s Compensation Committee approved a modified LTIP structure and design, replacing the LTIP’s former one-year performance period that paid out in cash installments ratably over three years with a multi-year performance period that provided for a single installment cash payout after the multi-year performance period. With this new structure, under the 2013 LTIP there would be a single cash payment opportunity in March 2016 based on the extent of achievement of relevant corporate performance targets for the relevant performance period (as amended, as set forth below, the “2013 LTIP”).
•	In order to provide eligible LTIP grantees with comparable LTIP payout opportunities during 2014 and 2015, as the LTIP structure transitioned from a one-year performance period to a multi-year performance period, the Company implemented the Transitional LTIP in 2013. Under the Transitional LTIP, one-third of target award amounts, adjusted for 2013 performance, was paid in March 2014; and the remaining two-thirds of target award amounts remain as a payment opportunity in March 2015 based on the degree of achievement of relevant corporate performance targets for the relevant performance period (as amended, as set forth below, the “Transitional LTIP”).
•	The Company’s 2013 LTIP and Transitional LTIP were adopted prior to (i) the Company’s acquisition of The Colomer Group, which occurred in October 2013, (ii) the appointment of a new senior leadership team and (iii) the preparation and implementation of the Company’s new value-creation business strategy. In light of the foregoing, the Compensation Committee determined, based upon input from management and the Compensation Committee’s outside compensation advisor, to amend the Company’s outstanding LTIP awards with unfinished performance periods, so as to take into account the impact of the foregoing transaction upon the Company’s business plan. Accordingly, in March 2014, the Compensation Committee amended the 2013 LTIP awards to provide for a payment opportunity in March 2016 equal to the remaining full target award amounts to be based on the average degree of achievement of the Company’s 2014 and 2015 performance targets, and the Transitional LTIP, to provide for a payment opportunity in March 2015 equal to the remaining two-thirds of target award amounts to be based on the degree of achievement of the Company’s 2014 performance targets.
•	Payments in March 2014 under the 2013 Annual Bonus Program were based on the Company’s degree of achievement of two equally-weighted performance targets, namely: (1) a 2013 Adjusted EBITDA[1] target of $313.9 million (the “2013 EBITDA Performance Target”); and (2) a 2013 Free Cash Flow[2] target of $68.5 million (the “2013 Free Cash Flow Performance Target”), as adjusted to account for the 2013 Unusual Items (as defined below).

[1]	Adjusted EBITDA is a non-GAAP financial measure which, for 2013, the Company defined as income from continuing operations before interest, taxes, depreciation, amortization, gains/losses on foreign currency fluctuations, gains/losses on the early extinguishment of debt and miscellaneous expenses (the foregoing being the “Non-Operating Exclusions”), as well as excluding certain other unusual items that are not directly attributable to the Company's underlying operating performance (the “Unusual Items”), including net charges for restructuring and related actions; expenses related to the acquisition and integration of The Colomer Group; insurance gain related to the 2011 fire in Venezuela; charges for estimated costs to clean-up the Venezuela facility; insurance recoveries for costs related to resolving litigation related to the Company’s 2009 exchange offer; and inventory purchase accounting adjustments related to the acquisition of The Colomer Group. In calculating Adjusted EBITDA, the Company excluded the effects of Non-Operating Exclusions and Unusual Items because the Company's management believed that some of these items may not occur in certain periods, the amounts recognized can vary significantly from period to period and these items do not facilitate an understanding of the Company's operating performance.
[2]	Free Cash Flow is a non-GAAP financial measure which, for 2013, the Company defined as net cash provided by operating activities, less capital expenditures for property, plant and equipment, plus proceeds from the sale of certain assets. Free Cash flow excludes proceeds on sale of discontinued operations. Free Cash Flow does not represent the residual cash flow available for discretionary expenditures, as it excludes certain expenditures such as mandatory debt service requirements, which for the Company are significant.

•	The Company’s corporate performance targets under the Transitional LTIP for its one-third payout in March 2014 included the following: (1) the 2013 EBITDA Performance Target, weighted at 50%; (2) the 2013 Free Cash Flow Performance Target, weighted at 25%; and (3) a 2013 Net Sales target of $1.4865 billion (the “2013 Net Sales Performance Target”), weighted at 25%, as adjusted to account for the 2013 Unusual Items.
•	The Company’s corporate performance targets under the 2013 LTIP are based upon the average of the degree of achievement of the Company’s performance targets for 2014 and 2015, which are: (1) Adjusted EBITDA, weighted at 50%; (2) Free Cash Flow, weighted at 25%; and (3) Net Sales weighted at 25%.
•	In March 2014, the Compensation Committee determined that the Company had achieved (1) 87.6% of its 2013 EBITDA Performance Target; (2) 117.5% of its 2013 Free Cash Flow Performance Target; and (3) 96.2% of its 2013 Net Sales Performance Target. In making such determination, the Compensation Committee, pursuant to its authority under the Incentive Compensation Plan, adjusted such targets to take into account the impact of certain extraordinary items, including: (i) costs associated with the Company’s acquisition of The Colomer Group; (ii) certain restructuring charges; (iii) costs incurred in connection with resolving certain litigation; (iv) certain SG&A reductions; and (iv) foreign exchange translation (the “2013 Unusual Items”).
•	Upon management’s recommendation, and taking into account the Company’s 2013 Adjusted EBITDA, Free Cash Flow and Net Sales performance, as modified by the 2013 Unusual Items, the Compensation Committee determined to fund the 2013 Annual Bonus Program at 90% of target and the one-third portion of the Transitional LTIP that was paid in March 2014 at 75% of target.
•	In March 2014, the Compensation Committee certified the extent to which the Company achieved its performance targets under the 2013 Annual Bonus Program and the one-third portion of the Transitional LTIP, as well as the 2013 performance of certain Named Executive Officers, after which the Company paid annual cash bonuses under the 2013 Annual Bonus Program and one-third of the Transitional LTIP to its Named Executive Officers (other than Mr. Berns who left the Company at approximately mid-year), as well as other employees eligible for awards under such programs.
•	In March 2014, the Company paid out, to eligible grantees, the remaining one-third installment payment due under the Company’s 2011 LTIP and the second of three installment payments due under the Company’s 2012 LTIP, each of which programs featured a one-year performance period that paid out in cash installments ratably over three years.
•	At the Company’s 2011 Annual Stockholders’ Meeting, approximately 99% of the stockholders who voted on the “say-on-pay” proposal approved the structure and payment of the Company’s compensation for its named executive officers. The Company believes that the near unanimity of that vote represents an endorsement that the Company’s compensation philosophy, processes and practices are appropriate for the Company. These philosophies, processes and practices have not changed in any significant manner since such 2011 vote of the stockholders.

Objectives of the Company's Compensation Program and What it is Designed to Reward

The Company's philosophy is to provide compensation programs that are reasonably designed to satisfy the following objectives:

•	to pay for performance (by basing salary increases upon individual performance and basing incentive compensation payouts upon the degree to which the Company and the executive achieve their respective corporate and individual performance objectives, as approved by the Compensation Committee);
•	to align the interests of management and employees with corporate performance and shareholder interests by rewarding performance that is directly linked to the degree to which the Company achieves its business plan and strategic goals; and
•	to retain, attract and motivate exceptional performers and key contributors with the skills and experience necessary for the Company to achieve its business plan and strategic goals, which requires the Company's compensation programs to be competitive with the compensation practices of other companies.

Each Element of Compensation and Why the Company Chooses to Pay It

In order to achieve the objectives discussed above, the Company maintains a competitive compensation program which consists principally of the following three main components:

(i) base salary;

(ii) eligibility for performance-based, annual cash bonuses under the Incentive Compensation Plan, which are contingent upon the Compensation Committee determining the extent to which the Company achieved its performance objectives and the Company’s executives’ achieving a satisfactory level of annual performance. Under the 2013 Annual Bonus Program, participants could receive between 25% and 150% of their target award to enable comparatively higher-performing employees to be appropriately rewarded, provided that the aggregate bonus payout was within the overall incentive compensation budget; and

(iii) eligibility for LTIP awards under the Incentive Compensation Plan, which are also contingent upon the Compensation Committee determining the extent to which the Company achieved its performance objectives and the Company’s executives’ achieving a satisfactory level of annual performance (in this Proxy Statement, “total compensation” refers to base salary, annual cash bonus and LTIP awards, unless otherwise noted).

Prior to 2009, the Company's long-term incentive compensation consisted of annual equity grants under the Company's Stock Plan. As of December 31, 2013, none of the Named Executive Officers held any outstanding stock options or restricted shares, other than a one-time restricted stock award granted during 2013 to Mr. Alletto as an inducement for him to join the Company as its new Executive Vice President, Chief Financial Officer and Chief Administrative Officer.

With the elimination of annual equity grant programs as a form of long-term compensation, since 2010 the Company has granted LTIP awards under its Incentive Compensation Plan to enable the Company to maintain total compensation at competitive levels. For 2013, the Company’s Compensation Committee approved a modified LTIP structure and design, replacing the LTIP’s former one-year performance period that paid out in cash installments ratably over three years, with a multi-year performance period that provided for a single installment cash payout after the multi-year performance period.

With this new structure, under the 2013 LTIP there would be a single cash payment opportunity in March 2016 based on the extent of achieving targets that took into account certain results for the relevant multi-year performance period ending December 31, 2015. In order to provide eligible LTIP grantees with comparable LTIP payout opportunities during 2014 and 2015 as the LTIP structure transitioned from a one-year performance period to a multi-year performance period, the Company implemented the Transitional LTIP in 2013. Under the Transitional LTIP, one-third of target award amounts based on 2013 performance was paid in March 2014, while the remaining two-thirds of target award amounts based on relevant results for the relevant performance period are payable in March 2015. As noted above, in light of the Company’s closing of its acquisition of The Colomer Group in October 2013, the appointment of a new senior leadership team and the preparation and implementation of the Company’s new value-creation business strategy, each of which occurred after the adoption of the Company’s 2013 LTIP and Transitional LTIP, the Compensation Committee amended (i) the 2013 LTIP awards to provide for a payment opportunity in March 2016 in an amount equal to the remaining full target award amounts based on the average degree of achievement of the Company’s 2014 and 2015 performance targets, and (ii) the Transitional LTIP awards to provide for a payment opportunity in March 2015 in an amount equal to the remaining two-thirds of target award amounts based on the Company’s degree of achievement of its 2014 performance targets.

Setting Pay; Market References

The Company's Human Resources department and the Compensation Committee, with input from the Compensation Committee's outside compensation consultant, consider the compensation of the Named Executive Officers in order to reward and retain the Company's high-performing executives and provide them with incentives designed to maximize their performance in executing the Company's business plan.

As part of assessing of the compensation of the Named Executive Officers, the Company also compares each Named Executive Officer’s total compensation to the total compensation for executives at comparison group companies, both within and outside of the consumer products industry. The Company seeks to design its total compensation opportunity to be competitive with these comparison group companies, as the Company believes that the market for certain executive talent is broader than the consumer products industry. When reviewing and setting Named Executive Officer compensation for 2013, the Company compared the total compensation of its executive officers to market compensation data for certain groups of companies in Towers Watson's U.S. compensation data banks for similarly situated executives (sometimes referred to herein as “competitive benchmark norms” or “competitive benchmarks,” with such companies being referred to herein as the “Comparison Group”). The Comparison Group for 2013 consisted of the companies listed on Annex A.

Total Compensation

For 2013, the Named Executive Officers' total compensation, compared against the 50th and the 75th percentiles of total compensation in the relevant Comparison Group, was as follows: (i) Mr. Delpani was below both the 50th and the 75th percentiles; (ii) Mr. Alletto was above the 50th percentile and below the 75th percentile; (iii) Mr. Elshaw was below both the 50th and the 75th percentiles; (iv) Mr. Kretzman was above both the 50th and the 75th percentiles; (v) Mr. Ennis was below both the 50th and the 75th percentiles; and (vi) Mr. Berns was below both the 50th and the 75th percentiles. Given Mr. Kennedy’s unique roles at the Company during 2013, when he served as executive Vice Chairman and, for approximately one month, as interim Chief Executive Officer, there is very limited comparable data for 2013 and thus meaningful benchmarking is not available.

Base Salary

Base salary adjustments are considered annually and may be based on individual performance, assumption of new responsibilities, competitive data from the Comparison Group, employee retention efforts and the Company's overall compensation guidelines and annual salary budget guidelines. Higher annual increases may be made to higher performers and key contributors, provided that the overall increases are within budgeted guidelines.

Incentive Compensation; Generally

Each year, the Compensation Committee reviews and establishes the Company’s corporate performance targets for its incentive compensation programs that are linked directly to the extent to which the Company achieves its business plan. These corporate performance targets are intended to have the effect of fostering shareholder value creation and ensuring that the program design appropriately motivates executives to achieve the Company's financial and operational performance goals, while being challenging to attain. As noted above, the components of the Company's 2013 Incentive Compensation Programs consisted of (1) the 2013 Annual Bonus Program; (2) the 2013 LTIP; and (3) the Transitional LTIP.

The March 2014 payouts under the 2013 Annual Bonus Program and the Transitional LTIP were based upon the Compensation Committee’s certification of the extent to which the Company achieved its 2013 performance targets under such programs.

The Company's President and Chief Executive Officer; Executive Vice President, Chief Financial Officer and Chief Administrative Officer; and senior Human Resource executives develop the objectives against which each Named Executive Officer’s performance, including the CEO’s, is assessed. The Compensation Committee also reviews and approves these objectives, having discussed them with its outside compensation advisor. These objectives are established by the Compensation Committee at the start of the performance period based on the Company’s future business plans and the Compensation Committee then reviews them after the end of the designated performance period to assess and certify the extent to which they have been achieved.

In February 2013, the Compensation Committee approved and adopted performance-based incentive compensation factors for certain executives (the “2013 Performance Factors”), under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). The 2013 Performance Factors included both quantitative financial measures and strategic and operational objectives linked directly to the extent to which the Company achieved its business strategy. These objectives are used primarily to measure the degree of the executives’ annual performance in connection with determining annual bonus payments.

During 2013, some of the Company’s executive officers for whom 2013 Performance Factors were adopted under Section 162(m) ceased employment with the Company prior to year end, namely:

•	David Kennedy, the Company’s former executive Vice Chairman (and who during October 2013 served as interim Chief Executive Officer), who retired from his position as an executive officer of the Company and therefore ceased serving as an executive officer of the Company on November 18, 2013. Mr. Kennedy, who continues to serve as the Company’s non-executive Vice Chairman, remained eligible for incentive compensation based on 2013 performance pursuant to Compensation Committee approval;
•	Alan Ennis, the Company’s former President and Chief Executive Officer through October 1, 2013, who remained eligible for incentive compensation based on 2013 performance pursuant to certain terms of his employment agreement and his separation agreement and Compensation Committee approval; and
•	Steven Berns, the Company’s former Executive Vice President and Chief Financial Officer, who was not eligible to receive any incentive compensation based on 2013 performance based on his leaving the Company effective July 19, 2013.

Mr. Kretzman served as a Named Executive Officer during all of 2013 until his retirement on December 31, 2013, following a 25-year career with the Company. Mr. Kretzman remained eligible for incentive compensation based on 2013 performance pursuant to his employment agreement and Compensation Committee approval. Mr. Elshaw, the Company’s former Executive Vice President and Chief Operating Officer, ceased employment with the Company after December 31, 2013 and prior to the date of this Proxy Statement. Mr. Elshaw remained eligible for incentive compensation based on 2013 performance pursuant to his employment agreement and Compensation Committee approval.

The following executive officers joined the Company during the fourth quarter of 2013:

•	Lorenzo Delpani commenced employment with the Company in October 2013 in connection with the Company’s acquisition of The Colomer Group and was appointed the Company’s President and Chief Executive Officer on November 1, 2013. Mr. Delpani was eligible for incentive compensation based on 2013 performance pursuant to the terms of his employment agreement and Compensation Committee approval; and
•	Lawrence Alletto, the Company’s Executive Vice President, Chief Financial Officer and Chief Administrative Officer, commenced employment with the Company on October 28, 2013 and was eligible for incentive compensation based on 2013 performance pursuant to the terms of his employment agreement and Compensation Committee approval.

In March 2014, the Compensation Committee considered certain Named Executive Officers’ 2013 performance, and/or certain respective employment agreements and/or separation agreements, as the case may be, for Messrs. Delpani, Alletto, Ennis and Elshaw, including reviewing and analyzing detailed and comprehensive documentary support for certain Named Executive Officer's accomplishments, including, for Mr. Kretzman, achievement against his 2013 Performance Factors (and after taking into account the 2013 Unusual Items).

Messrs. Ennis, Kennedy and Elshaw received certain incentive compensation pursuant to the terms of their separation or retirement arrangements. Mr. Berns did not receive any incentive compensation as a result of his departure from the Company in July 2013.

Below is a summary of the 2013 Performance Factors that applied for, and formed the basis for considering the performance of, Mr. Kretzman for 2013:

Mr. Kretzman – Retired Executive Vice President and Chief Administrative Officer:

•	the Company's degree of achievement of its 2013 EBITDA Performance Target, on which 25% of Mr. Kretzman’s target bonus award and 50% of his target LTIP award were based, and the Company’s degree of achievement of its 2013 Free Cash Flow Performance Target, on which 25% of Mr. Kretzman’s target bonus and LTIP awards were based;
•	the Company's achievement of an increase in net sales, on which 20% of Mr. Kretzman's target bonus award and 25% of his target LTIP award were based;

•	the continued development of the Company's integrated business planning process, with a focus on improving key performance indicators; the continued refinement of brand direction; and ensuring business and information technology teams’ collaboration to implement certain technology applications, on which 10% of Mr. Kretzman's target award was based;
•	the continued improvement of the Company's organizational capabilities through more effective succession planning and development planning, and the continued improvement in the execution of the Company’s performance management process, on which 10% of Mr. Kretzman's target award was based; and
•	the achievement of key functional objectives, including the continued evaluation of acquisition opportunities to complement the Company’s portfolio, including opportunities to fill white space in different channels, geographies, categories or price points (such as his leadership of the Company’s negotiation and closing of its October 2013 acquisition of The Colomer Group); the provision of comprehensive Human Resources, Real Estate, Licensing and Security support in all aspects of the Company’s business strategy; the leadership of quarterly Human Resource reviews with senior management of succession, development plans, learning and development initiatives and compensation; the assessment of organizational turnover by region and function and determining any advisable actions to address identified turnover issues; the assessment of the Company’s New York, New York office space needs and cost-effective options for space; and the evaluation and execution of the sale of the Company’s Bezons, France facility, on which 10% of Mr. Kretzman's target award was based.

Note, the first two of Mr. Kretzman’s 2013 Performance Factors were also assigned to and shared by Messrs. Kennedy, Ennis, Elshaw and Berns when their respective 2013 Performance Factors were established at the beginning of 2013, and, for certain of those Named Executive Officers, were supplemented by other performance factors, including those relevant to their respective functional responsibilities with the Company.

While Messrs. Delpani and Alletto, each of whom joined the Company in the fourth quarter of 2013, were not assigned formal performance objectives under Section 162(m), their performance was assessed as part of the Company’s 2013 performance management review process, which the Compensation Committee reviewed in assessing their respective annual bonus and LTIP awards.

In March 2014, based on the extent of the Company's achievement of its 2013 performance targets and applying the formulae of the 2013 Incentive Compensation Programs, the Compensation Committee determined that the 2013 Annual Bonus Program would be funded at 90% of an executive’s target and the one-third portion of the Transitional LTIP with the 2013 performance period would be funded at 75% of an executive’s target.

Additionally, in March 2014, based upon review of the degree of achievement of objectives and performance, and contractual obligations, as described above, the Compensation Committee authorized the payment of bonuses and LTIP payouts to Messrs. Delpani, Alletto, Kennedy, Ennis, Kretzman and Elshaw in respect of 2013, as set forth in the “Summary Compensation Table.”

The Company's confidentiality and non-competition agreement (which all employees, including the Named Executive Officers, are required to execute), Stock Plan and Incentive Compensation Plan condition each employee's eligibility for benefits (including 2013 LTIP awards and 2013 annual cash bonuses) upon compliance with confidentiality, non-competition and non-solicitation obligations.

Incentive Compensation; Annual Cash Bonus

Approximately 430 employees, including the Named Executive Officers, were eligible to participate in the 2013 Annual Bonus Program. Mr. Berns was not eligible for any 2013 incentive compensation due to his ceasing employment with the Company in July 2013. The performance objectives for all employees in the 2013 Annual Bonus Program included the Company's achievement of two equally-weighted performance targets (namely, its 2013 EBITDA Performance Target and its 2013 Free Cash Flow Performance Target). Receipt of a bonus award under the 2013 Annual Bonus Program was further conditioned upon the participant’s achievement of a performance rating of “target” or higher under the Company’s 2013 performance management review process. The exact payout amount was further subject to the extent to which an employee achieved such employee’s individual performance objectives, which are designed to be linked directly to executing the Company's business plan.

As approved by the Compensation Committee, under the 2013 Annual Bonus Program, management (or, in the case of the Named Executive Officers, the Compensation Committee) had discretion to award between 25% and

150% of target bonuses to enable comparatively higher-performing employees to be appropriately rewarded, provided that the aggregate bonus payout was within the overall incentive compensation budget.

Per the terms of their respective employment agreements, generally, each of Messrs. Delpani, Ennis and Kennedy was eligible for a target bonus of 100% of his respective base salary, and each of Messrs. Alletto, Berns, Elshaw and Kretzman was eligible for a target bonus of 75% of his respective base salary. Notwithstanding the foregoing, for 2013, pursuant to their respective employment agreements, Mr. Delpani was entitled to a minimum bonus of $637,000 and Mr. Alletto was entitled to a minimum bonus of $573,350. Pursuant to his employment agreement, Mr. Ennis’ target award opportunity was pro-rated through his October 1, 2013 termination date. Mr. Berns was ineligible for 2013 incentive compensation based on his ceasing employment with the Company in July 2013.

The Compensation Committee, applying the terms of the 2013 Annual Bonus Program and taking into account the 2013 Unusual Items, determined to fund such program at 90%. Also, based upon its determination of the extent to which the Named Executive Officers achieved their respective performance objectives and, where applicable, the terms of their employment agreements or separation agreements, as the case may be, and taking into account, for Mr. Kennedy, his service as interim Chief Executive Officer following Mr. Ennis’ cessation of employment in that role and prior to Mr. Delpani’s assumption of such role and Mr. Kennedy’s oversight of the Company’s negotiation and closing of its acquisition of The Colomer Group, among other factors, and for Mr. Kretzman, his leadership of the Company’s negotiation and closing of its acquisition of The Colomer Group and the recruitment, hiring and transition of its new Chief Financial Officer and Chief Administrative Officer and its new General Counsel, among other factors, the Compensation Committee awarded Messrs. Delpani and Alletto 100% of their respective 2013 guaranteed minimum bonuses to which they were entitled under their employment agreements; Mr. Ennis 100% of his 2013 adjusted target bonus, pro-rated through his October 1, 2013 termination date; Mr. Kennedy 111% of his 2013 adjusted target bonus (and without pro-ration for his November 18, 2013 retirement date); Mr. Elshaw 25% of his 2013 adjusted target bonus; and Mr. Kretzman 111% of his 2013 adjusted target bonus.

The Summary Compensation Table below reflects the annual bonus award amounts that were earned by the Named Executive Officers under the 2013 Annual Bonus Program.

Incentive Compensation; Long-Term Compensation

The third principal component of total compensation for the Company's key employees is LTIP awards. Prior to 2009, the Company's long-term incentive compensation consisted of annual equity grants under the Company's Stock Plan. As of December 31, 2013, none of the Named Executive Officers held any outstanding stock options or restricted shares, other than a one-time restricted stock award granted during 2013 to Mr. Alletto as an inducement for him to join the Company as its new Executive Vice President, Chief Financial Officer and Chief Administrative Officer.

With the elimination of annual equity grant programs as a form of long-term compensation, since 2010 the Company has granted LTIP awards under its Incentive Compensation Plan to enable the Company to maintain total compensation at competitive levels. For 2013, the Company’s Compensation Committee approved a modified LTIP structure and design, replacing the LTIP’s former one-year performance period that paid out in cash installments ratably over three years, with a multi-year performance period that provided for a single installment cash payout after the multi-year performance period.

Transitional LTIP and 2013 LTIP awards were each structured as flat dollar amounts, tiered to levels of responsibility within the organization. These awards were approved by the Compensation Committee during 2013. Approximately 60 senior employees, including the Named Executive Officers, were eligible to participate in the 2013 LTIP and the Transitional LTIP. Each of Messrs. Delpani, Alletto, Kennedy, Ennis, Kretzman and Elshaw was entitled to some form of LTIP compensation in respect to 2013 performance.

Payouts under the 2013 LTIP will be made in March 2016 and payouts under the Transitional LTIP will be made in March 2015, in each case based upon the extent to which the Company achieves its designated performance targets for the relevant performance period.

The Company’s corporate performance targets under the 2013 LTIP are based upon average achievement of 2014 and 2015 performance as to: (1) Adjusted EBITDA, weighted at 50%; (2) Free Cash Flow, weighted at 25%; and (3) Net Sales weighted at 25%. The Company’s corporate performance targets under the Transitional LTIP for its one-third payout in March 2014 included the following: (1) the 2013 EBITDA Performance Target, weighted at

50%; (2) the 2013 Free Cash Flow Performance Target, weighted at 25%; and (3) the 2013 Net Sales Performance Target, weighted at 25%, as adjusted to account for the 2013 Unusual Items. The Company’s corporate performance targets for the remaining two-thirds payout opportunity under the Transitional LTIP are based upon 2014 performance as to: (1) Adjusted EBITDA, weighted at 50%; (2) Free Cash Flow, weighted at 25%; and (3) Net Sales, weighted at 25%. In each case, performance targets are measured after all incentive compensation accruals.

By conditioning payments over a multi-year performance period, the 2013 LTIP’s structure and design is intended to motivate key employees to focus on the Company’s long-term business goals, provide more effective retention incentives, better align the Company’s LTIP with more customary long-term incentive programs and better distinguish the Company’s long-term compensation from its annual bonus program, which is tied to one year’s performance.

By providing payout opportunities under the Transitional LTIP in March 2014 and March 2015, when combined with prior LTIP grants’ remaining installment payments, the Transitional LTIP balances a participant’s LTIP payout opportunities in respect of 2013 and 2014 as the Company transitions from a one-year performance period to a multi-year performance period, the latter of which will pay out for the first time in March 2016.

In accordance with the Incentive Compensation Plan, the Compensation Committee determined to fund the one-third portion of the Transitional LTIP covering the solely the 2013 performance year at 75%, which was paid out in March 2014 to LTIP participants, including the eligible Named Executive Officers. The Summary Compensation Table, below, reflects the Transitional LTIP awards that were earned for 2013 by the eligible Named Executive Officers under the Transitional LTIP.

Other Compensation and Benefit Programs

The Company also maintains standard benefits that are consistent with those offered by other major corporations and which are generally available to all of the Company's full-time employees (subject to meeting basic eligibility requirements). These plans, which include medical, dental, vision and life insurance coverage, are available to all U.S.-based, non-union employees.

The Company also maintains a limited number of benefit programs that are available to the Named Executive Officers and other senior employees qualifying for eligibility based on salary grade level. These benefits and perquisites include an automobile allowance or use of a Company automobile and limited reimbursement of certain costs for financial counseling, tax preparation and life insurance premiums. These types of benefits are commonly made available to senior executives at other major corporations and assist the Company in retaining and attracting key talent.

How the Company Determines the Amount (and, Where Applicable, the Formula) for Each Element of Compensation to Pay and How Each Compensation Element and the Company's Decisions Regarding that Element Fit into the Company's Overall Compensation Objectives and May Affect Decisions Regarding Other Elements of Compensation

The Company focuses annually on developing a total compensation opportunity that is intended to be competitive such that the level of total compensation (i.e., base salary, annual cash bonus and long-term incentive compensation, combined) is targeted to be positioned at or about the 50th to 75th percentile of competitive benchmark norms. Salary ranges, annual cash bonus plan targets and long-term incentive compensation targets are reviewed using a “total compensation” perspective under which total remuneration is targeted to be within certain ranges compared to the Comparison Group. Values and targets of each element may change from performance period to performance period.

The Company designs its compensation programs such that there is a correlation between the level of position and the degree of risk in compensation. Based on that guiding principle, the Company's more senior executives with the highest levels of responsibility and accountability have a higher percentage of their total potential remuneration at risk (in the form of performance-based annual cash bonuses and performance-based LTIP awards), than do employees with lower levels of responsibility and accountability. This means that a higher proportion of the Company's more senior executives' total potential compensation is based upon variable elements, than is the case with the Company's employees with lower levels of responsibility and accountability.

Role of the Compensation Committee

The Compensation Committee reviews and approves, among other things: (i) compensation for the Company's Named Executive Officers; (ii) the structure of the Company's annual bonus program under the Incentive Compensation Plan, including approving annual performance objectives for the Named Executive Officers and annually assessing the extent to which those objectives have been achieved; and (iii) the structure of the Company’s long-term incentive programs under the Incentive Compensation Plan, including approving performance-based objectives and actual grants under the Company's long-term incentive compensation award programs for the Named Executive Officers and assessing the extent to which those objectives have been achieved.

The Compensation Committee reviews and approves objectives relevant to the compensation of the Company's Chief Executive Officer, evaluates, together with the Governance Committee, the Chief Executive Officer's performance in respect of those objectives and determines, either as a committee or together with the Governance Committee and/or the Board of Directors, the Chief Executive Officer's total compensation level based on that evaluation process. The Compensation Committee also reviews and approves compensation and incentive arrangements for the Company's other Named Executive Officers.

The Compensation Committee reviews key components of each Named Executive Officer's compensation, which enables the Compensation Committee to make informed decisions regarding future elements of compensation.

The Company's Executive Vice President, Chief Financial Officer and Chief Administrative Officer, in consultation with the Company's Chief Executive Officer, works with the Company's Human Resources Department to recommend: (i) merit increase guidelines, if any, under the Company's salary administration program; (ii) the structure of the Company's annual bonus program under the Incentive Compensation Plan; and (iii) the structure of the Company’s long-term incentive compensation programs under the Incentive Compensation Plan.

As part of the Company's processes and procedures for determining the amount and form of executive officer and director compensation, the Company's Compensation Committee relies in part upon informed proposals and information provided by management, as well as market data, analysis and guidance provided by its outside compensation consultant. During 2013, the Compensation Committee consulted with and/or considered advice provided by its outside compensation advisor (Compensation Advisory Partners LLC (“CAP”)) with respect to the structure and components of the Company's incentive compensation programs, as well as the total direct compensation of the Company’s Named Executive Officers, inclusive of the March 2013 merit salary increases for the Named Executive Officers. CAP performed no services for the Company or the Compensation Committee during 2013 other than providing compensation advice to the Compensation Committee (or to the Company's Human Resources Department in respect to routine compensation survey data analysis). CAP did not provide services such as benefits administration, human resources consulting or actuarial services. The Compensation Committee approved CAP's engagement, upon management’s recommendation, and based upon CAP's experience and qualifications. The Chairman of the Compensation Committee reviews and approves all invoices from the outside compensation consultant prior to payment. The Compensation Committee has reviewed and discussed whether there are any conflicts of interest with CAP or CAP’s compensation advisor to the Compensation Committee, and has determined that there are none.

As there has never been a restatement of the Company's financial results, the Company has not considered any policy in respect of adjustment or recovery of amounts paid under its compensation plans.

Whether and, if so, How the Company has Considered the Results of the Most Recent Stockholder Advisory Vote on Executive Compensation in Determining its Compensation Policies and Decisions

At the Company’s June 2011 annual stockholders' meeting, approximately 99% of the stockholders who voted on the given items (i) approved, on an advisory, non-binding basis, the Company's executive compensation, including as disclosed in the “Compensation Discussion and Analysis,” compensation tables and accompanying narrative set forth in the Company’s 2011 proxy statement (“say-on-pay”), and (ii) recommended, on an advisory, non-binding basis, that the Company conduct future “say-on-pay” votes every 3 years (which is the Company’s current intention). Although such advisory stockholder vote on executive compensation was non-binding, management considered the results of such advisory vote in determining the Company’s compensation policies and decisions. The Company believes that the near unanimity of that vote represents an endorsement that the Company’s compensation philosophy, processes and practices are appropriate for the Company. These philosophies, processes and practices have not changed in any significant manner since such 2011 vote of the stockholders.

Tax Deductibility of Executive Compensation

Section 162(m) places a limit of $1,000,000 on the amount of compensation that the Company may deduct, for tax purposes, in any one year for certain officers who constitute “covered employees” under the rule, unless such amounts are determined to be “qualified performance-based compensation” meeting certain requirements. Generally, the Company's provision of cash incentive compensation under the Incentive Compensation Plan, stock option awards and performance-based stock awards is intended to meet the requirements for qualified performance-based compensation under Section 162(m) and thus, generally, those items are intended to be fully deductible. Salary, perquisites, discretionary bonuses and restricted stock that have time-based vesting generally are not considered performance-based compensation under Section 162(m) and are generally subject to Section 162(m) limitations on deductibility. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy requiring all compensation to be deductible and retains discretion to award compensation that may not constitute qualified performance-based compensation under Section 162(m). Certain amounts of compensation for the Company's officers do not meet Section 162(m)'s performance-based requirements and therefore are not deductible by the Company.

EXECUTIVE COMPENSATION

The following table sets forth information for the years indicated concerning the compensation awarded to, earned by or paid to the persons who served as the Company's Chief Executive Officer and the Chief Financial Officer during 2013 and the three other most highly paid executive officers who served as executive officers of the Company during 2013 (collectively, the “Named Executive Officers”), for services rendered in all capacities to the Company and its subsidiaries during such periods. The “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table, below, presents bonus and LTIP payments earned under the Incentive Compensation Plan. As discussed above under “Compensation Discussion and Analysis – Overview of 2013 Compensation Events,” the 2013 Annual Bonus Program and the 2013 LTIP were funded at 90% and 75%, respectively, of target amounts by the Compensation Committee in accordance with the formulae set forth in such programs.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(a)	Stock Awards ($)(b)	Non-Equity Incentive Plan Compensation ($)(c)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(d)	All Other Compensation ($)(e)	Total ($)
Lorenzo Delpani	2013	161,250	887,000	—	83,333	—	—	1,131,583
President and Chief
Executive Officer
Lawrence Alletto	2013	138,288	1,073,350	2,976,000	—	—	—	4,187,638
Executive Vice President,
Chief Financial Officer and
Chief Administrative Officer
Alan T. Ennis	2013	699,798	—	—	909,397	0	2,046,458	3,655,652
Former President and	2012	921,235	—	—	2,226,000	25,410	65,989	3,238,634
Chief Executive Officer	2011	910,000	—	—	2,067,800	34,632	65,523	3,077,955
Steven Berns	2013	269,122	—	—	—	0	32,608	301,730
Former Executive Vice President	2012	482,069	—	—	892,500	32,257	49,849	1,456,675
and Chief Financial Officer	2011	469,560	227	—	837,673	42,971	48,797	1,399,228
Chris Elshaw	2013	767,540	—	—	254,265	0	69,621	1,091,426
Former Executive Vice President	2012	758,312	—	—	1,102,500	5,263	220,121	2,086,196
and Chief Operating Officer	2011	746,355	—	—	1,024,100	8,598	209,697	1,988,750
David L. Kennedy	2013	132,692	15,000	—	322,500	0	23,573	493,765
Retired Interim Chief Executive	2012	150,576	—	—	420,000	11,664	24,000	606,240
Officer and Executive Vice	2011	150,000	—	—	—	37,933	24,000	211,933
Chairman
Robert K. Kretzman	2013	771,443	99,304	—	643,728	978,420	93,394	2,586,289
Retired Executive Vice President	2012	770,272	—	—	1,130,850	1,210,262	95,227	3,206,611
	2011	758,134	—	—	1,049,090	1,309,330	81,810	3,198,364

(a)	The amounts set forth under the “Bonus” column reflect the portion of any bonus or LTIP amount paid to the Named Executive Officer, pursuant to the Compensation Committee's authority under the Incentive Compensation Plan, in excess of such executive's target bonus or LTIP for the year, including as adjusted for program funding levels (see “Non-Equity Incentive Plan Compensation” column in this table for bonuses and/or LTIPs earned pursuant to applicable incentive compensation program formulas under the Incentive Compensation Plan).
For Mr. Delpani, this amount is comprised of $637,000, representing his guaranteed minimum bonus in respect of 2013, and $250,000, representing his sign-on bonus in connection with his commencement of employment, each of which amounts he was entitled to be paid pursuant to his employment agreement.

For Mr. Alletto, this amount is comprised of $573,350, representing his guaranteed minimum bonus in respect of 2013, plus $500,000, representing his guaranteed minimum LTIP payment, each of which he was entitled to be paid pursuant to his employment agreement.
For Mr. Kennedy, this amount represents $15,000 of annual cash bonus in excess of adjusted target, in respect to 2013.
For Mr. Kretzman, this amount is comprised of $57,637, representing his annual cash bonus in excess of adjusted target, plus $41,667, representing his Transitional LTIP payment in excess of adjusted target, in each case paid in respect to 2013.
(b)	The amount set forth under the “Stock Awards” column reflects the grant date value of Mr. Alletto’s restricted stock award of 120,000 shares of Revlon, Inc. Class A Common Stock, based on the NYSE closing price of $24.80 per share on such grant date. Such award vests in equal installments on the three succeeding anniversaries of the grant date and, accordingly, none of such shares were vested on December 31, 2013.
(c)	The amounts set forth under the “Non-Equity Incentive Plan Compensation” column reflect the portion of the annual bonus and the given year’s LTIP award earned by the Named Executive Officer and paid at or below target amounts pursuant to the Incentive Compensation Plan based on the Compensation Committee’s certification of the achievement of performance objectives. Note that, per SEC interpretative rules, 2011 and 2012 LTIP awards, which included a 1-year performance period and a 3-year payout schedule, have been listed in the table above at their full, 3-year payout value.
For Mr. Delpani, the amount set forth under the “Non-Equity Incentive Plan Compensation” column reflects an LTIP award amount earned and paid in respect to 2013, adjusted for Company performance, which award was granted to him pursuant to his employment agreement.
For Mr. Ennis, for 2013, the amount set forth under the “Non-Equity Incentive Plan Compensation” column reflects $628,147 in cash bonus, plus $281,250 in Transitional LTIP award, in each case representing target amounts, adjusted for Company performance.
For Mr. Elshaw, for 2013, the amount set forth under the “Non-Equity Incentive Plan Compensation” column reflects $129,265 in cash bonus, plus $125,000 in Transitional LTIP award, in each case representing target amounts, adjusted for Company performance.
For Mr. Kennedy, for 2013, the amount set forth under the “Non-Equity Incentive Plan Compensation” column reflects (i) $135,000 in cash bonus, representing target bonus, adjusted by Company performance; plus (ii) $62,500 in Transitional LTIP award, representing one-third of the $250,000 target award attributable to 2013, adjusted for 2013 Company performance, which was paid in March 2014; plus (iii) $62,500 in Transitional LTIP award, representing one-half of the remaining two-thirds of the such $250,000 target award attributable to 2013 performance, adjusted for 2013 Company performance, which is payable in March 2015; plus (iv) $62,500 in 2013 LTIP award, representing one-third of the $250,000 target award attributable to 2013, adjusted for 2013 Company performance, which remains payable in March 2016.
For Mr. Kretzman, for 2013, the amount set forth under the “Non-Equity Incentive Plan Compensation” column reflects $518,728 in cash bonus, representing target bonus, adjusted for Company performance, plus $125,000 in Transitional LTIP, representing target award, adjusted for Company performance.
(d)	The amounts under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column have been calculated based on the aggregate change in actuarial present value of the Named Executive Officers' accumulated benefit under the Retirement Plan and the Pension Equalization Plan from January 1 to December 31 of each reported year and based on, with respect to 2013, the assumptions as set forth in Note 16 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 (the “2013 Form 10-K”); with respect to 2012, the assumptions as set forth in Note 15 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012; and with respect to 2011, the assumptions as set forth in Note 14 to the consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2011. These amounts have been calculated based on normal retirement age of 65 as specified in the Retirement Plan and Pension Equalization Plan for Messrs. Berns and Elshaw. For Messrs. Ennis, Kennedy and Kretzman, the amounts have been calculated based on the actual benefit commencement dates and forms of payment elected.

The Pension Equalization Plan is a non-qualified and unfunded plan. In May 2009, the Company amended the Retirement Plan and the Pension Equalization Plan to cease future benefit accruals under such plans after December 31, 2009. For those Named Executive Officers whose 2013 amount in the above column reflects a $0 value, there was a decrease in the net present value of their accumulated pension benefit. As detailed below, the negative amounts represent a decrease in the net present value of the executive’s accumulated pension benefit as of December 31, 2013, as compared to the net present value of the executive’s accumulated pension benefit as of December 31, 2012. Such decreases are primarily attributable to an increase in the applicable discount rate assumption used to determine the net present values of their accumulated pension benefits. Messrs. Delpani and Alletto joined the Company after the above-referenced plans were frozen as of December 31, 2009, and thus they have no amounts under such plans to report.

•	For Mr. Ennis, this amount includes ($16,151), $11,463 and $15,624 under the Retirement Plan and ($19,650), $13,947 and $19,008 under the Pension Equalization Plan for 2013, 2012 and 2011, respectively.
•	For Mr. Berns, this amount includes ($32,734), $22,331 and $29,749 under the Retirement Plan and ($14,549), $9,926 and $13,222 under the Pension Equalization Plan for 2013, 2012 and 2011, respectively.
•	For Mr. Elshaw, this amount includes ($2,601), $2,664 and $4,352 under the Retirement Plan and ($2,537,) $2,599 and $4,246 under the Pension Equalization Plan for 2013, 2012 and 2011, respectively.
•	For Mr. Kennedy, this amount includes ($14,498), $2,638 and $8,580 under the Retirement Plan and $10,256, $9,026 and $29,353 under the Pension Equalization Plan for 2013, 2012 and 2011, respectively.
•	For Mr. Kretzman, this amount includes ($87,009), $103,031 and $171,179 under the Retirement Plan, and ($267,554), $316,783 and $526,311 under the Pension Equalization Plan for 2013, 2012 and 2011, respectively, and $1,332,983, $790,448 and $611,840 under his employment agreement for 2013, 2012 and 2011, respectively. The pension plans were frozen on December 31, 2009. Mr. Kretzman's employment agreement provides that he was entitled to accrue retirement benefits through his retirement date, and that he is entitled to receive a retirement benefit commencing with his retirement at age 60, or any time thereafter, unadjusted for early retirement. Mr. Kretzman retired at the end of 2013.
(e)	Mr. Ennis. The amount shown under All Other Compensation for Mr. Ennis for 2013 consists of (i) $57,537 of 2013 perquisites and personal benefits, comprised of a car allowance; tax preparation services; life insurance premiums; profit sharing contributions under the Amended and Restated Revlon Excess Savings Plan (the “Excess Savings Plan”) and the 401(k) Plan; and matching contributions under the 401(k) Plan; and (ii) $1,988,921 of separation pay, comprised of $1,861,178, representing 24 months (the “severance period”) of salary continuation at his base salary in effect upon termination, which is payable bi-weekly over the 24-month severance period; life insurance premiums for continued coverage during the severance period; medical insurance premiums for continued coverage during the severance period; tax preparation and financial counseling services incurred during the severance period, subject to program terms; car allowance continuation for the severance period; outplacement services; and unused vacation pay.
Mr. Berns. The amount shown under All Other Compensation for Mr. Berns for 2013 consists of a car allowance; life insurance premiums; profit sharing contributions; and matching contributions under the 401(k) Plan.
Mr. Elshaw. The amount shown under All Other Compensation for Mr. Elshaw for 2013 consists of a car allowance; tax preparation and financial counseling services; life insurance premiums; profit-sharing contributions (comprised of $34,285 of profit sharing contributions under the Excess Savings Plan and the 401(k) Plan); and matching contributions under the 401(k) Plan.
Mr. Kennedy. The amount shown under All Other Compensation for Mr. Kennedy for 2013 consists of a car allowance; profit sharing contributions; and matching contributions under the 401(k) Plan.
Mr. Kretzman. The amount shown under All Other Compensation for Mr. Kretzman for 2013 consists of $23,988 in tax gross ups in respect of imputed income arising from use of a Company automobile and life insurance premiums; other compensation in respect of use of a Company automobile during part of 2013 and a car allowance during the remainder of 2013; $39,372 of life insurance and medical plan premiums; financial counseling services; and matching contributions under the 401(k) Plan.

Employment Agreements and Payments Upon Termination and Change of Control

    Employment Agreements

Set forth below is a summary of the Named Executive Officers’ employment agreements (copies of which have been filed with the SEC).

    Mr. Delpani

Mr. Delpani's employment agreement provides that Mr. Delpani will serve as the Company's President and Chief Executive Officer, at an annual base salary of not less than $975,000 (which was his base salary as of December 31, 2013).

Mr. Delpani is eligible to participate in the Company’s annual bonus programs as in effect from time to time, with a target bonus of 100% of his base salary. In addition, Mr. Delpani is entitled to a bonus of $250,000 during each of 2014, 2015 and 2016, payable monthly, to compensate the executive for relocation and housing and related costs to move with his family to the New York metropolitan area. Mr. Delpani is eligible to participate in the Company’s future LTIPs as in effect from time to time.

Under his employment agreement, Mr. Delpani is eligible to participate in fringe benefit programs and perquisites as may be generally made available to other senior executives, including financial planning and tax preparation assistance, and to the use of a Company car.

Mr. Delpani’s employment agreement requires that he comply with confidentiality and non-compete obligations, and with the Company’s Code of Business Conduct.

Products Corporation may terminate Mr. Delpani’s employment upon written notice following his “disability” (as defined in Mr. Delpani’s employment agreement), with no further amounts or benefits under the employment agreement being due after any such termination. Products Corporation or Mr. Delpani may terminate Mr. Delpani's employment agreement for any reason upon 30 days’ prior written notice to the other party.

Upon termination of employment, the Company may elect to enforce the executive’s non-competition covenant under the employment agreement, for up to 24 months, and in such event, as sole consideration for such non-competition agreement, Mr. Delpani would be entitled to: (i) payments in lieu of base salary at 50% of his base salary then in effect, during such non-compete period; (ii) payment of a pro-rated target bonus, if and to the extent bonuses are payable to executives under the Incentive Compensation Plan for the performance year when the termination occurs, based upon achievement of objectives and payable on the date that bonuses are paid to other executives under the bonus program for such performance year; (iii) the executive's bonus (if not already paid) with respect to the performance year immediately preceding the year of termination (if bonuses with respect to such year are payable to other executives based upon achievement of bonus objectives), payable as and when such bonuses are paid to other executives under the bonus program for such performance year; and (iv) continued participation in Products Corporation's medical, dental and group life insurance plans in which Mr. Delpani was participating on the termination date, subject to the terms of such plans, throughout the non-compete period or until Mr. Delpani is covered by like medical or dental plans of another company.

    Mr. Alletto

Mr. Alletto's employment agreement provides that Mr. Alletto will serve as the Company's Executive Vice President, Chief Financial Officer and Chief Administrative Officer, at an annual base salary of not less than $765,000 (which was his base salary as of December 31, 2013).

Mr. Alletto is eligible to participate in the Company’s annual bonus programs as in effect from time to time, with a target bonus of 75% of his base salary. Pursuant to his employment agreement, Mr. Alletto was granted three LTIP awards: (i) a $500,000 new-hire LTIP, which was paid in March 2014; (ii) a $500,000 LTIP, which is payable in March 2015 subject to the Company and Mr. Alletto achieving certain objectives over the relevant performance period; and (iii) a $500,000 LTIP, which is payable in March 2016 subject to the Company and Mr. Alletto achieving certain objectives over the relevant performance period. Mr. Alletto is also eligible to participate in the Company’s future LTIPs as in effect from time to time.

Under his employment agreement, Mr. Alletto is eligible to participate in fringe benefit programs and perquisites as may be generally made available to other senior executives, including a car allowance and financial planning and tax preparation assistance.

Mr. Alletto’s employment agreement requires that he comply with confidentiality and non-compete obligations, and with the Company’s Code of Business Conduct.

Products Corporation may terminate Mr. Alletto’s employment upon written notice following his “disability” (as defined in Mr. Alletto’s employment agreement), with no further amounts or benefits under the employment agreement being due after any such termination. Products Corporation may terminate Mr. Alletto's employment agreement upon 24 months’ written notice of non-renewal, or sooner upon written notice for “cause,” as defined in Mr. Alletto’s employment agreement, or for any reason at any time without prior notice. Mr. Alletto may terminate his employment agreement upon 30 days' prior written notice following a material breach by Products Corporation of its obligations to Mr. Alletto under such agreement which breach remains uncured following 90 days’ written notice of such breach by the executive to Products Corporation.

Mr. Alletto's employment agreement provides that, in the event of termination of employment by Mr. Alletto for any material uncured breach by Products Corporation of any of its obligations under his employment agreement, or by Products Corporation (other than for “cause” as defined in Mr. Alletto's employment agreement or disability), Mr. Alletto would be entitled to: (i) continued payments of base salary throughout the 24-month severance period; (ii) payment of a pro-rated target bonus, if and to the extent bonuses are payable to executives under the Incentive Compensation Plan for the performance year when the termination occurs, based upon achievement of objectives and payable on the date bonuses are paid to other executives under the bonus program for such performance year; (iii) the executive's bonus (if not already paid) with respect to the performance year immediately preceding the year of termination (if bonuses with respect to such performance year are payable to other executives based upon achievement of bonus objectives), payable as and when such bonuses are paid to other executives under the bonus program for such performance year; and (iv) continued participation in Products Corporation's life insurance plan, subject to a limit of two years, and medical and dental plans, subject to the terms of such plans, throughout the severance period or until Mr. Alletto is covered by like plans of another company, and continued participation during the severance period in the other perquisites of Products Corporation for which he was eligible on the termination date.

    Mr. Berns

Mr. Berns’ employment with the Company ceased on July 19, 2013. Prior to such termination, Mr. Berns' employment agreement provided that Mr. Berns was to serve as the Company's Executive Vice President and Chief Financial Officer, at an annual base salary of not less than $487,544 (which was his base salary as of the termination date).

Mr. Berns was eligible to participate in the Company’s annual bonus programs as in effect from time to time, with a target bonus of 75% of his base salary. Mr. Berns was eligible to participate in the Company’s LTIPs as in effect from time to time.

Under his employment agreement, Mr. Berns was eligible to participate in fringe benefit programs and perquisites as were generally made available to other senior executives, including a car allowance and financial planning and tax preparation assistance.

Mr. Berns’ employment agreement required that he comply with confidentiality and non-compete obligations, and with the Company’s Code of Business Conduct.

    Mr. Elshaw

Mr. Elshaw’s employment with the Company ceased on February 24, 2014. Mr. Elshaw's employment agreement provided that Mr. Elshaw was to serve as the Company's Executive Vice President and Chief Operating Officer, at an annual base salary of not less than $766,013 (which was his base salary as of the termination date).

Mr. Elshaw was eligible to participate in the Company’s annual bonus programs as in effect from time to time, with a target bonus of 75% of his base salary. Mr. Elshaw was eligible to participate in the Company’s LTIPs as in effect from time to time.

Under his employment agreement, Mr. Elshaw was eligible to participate in fringe benefit programs and perquisites as were generally made available to other senior executives, including a car allowance and financial planning and tax preparation assistance.

Mr. Elshaw’s employment agreement required that he comply with confidentiality and non-compete obligations, and with the Company’s Code of Business Conduct.

Products Corporation had the right to terminate Mr. Elshaw’s employment upon written notice following his “disability” (as defined in Mr. Elshaw’s employment agreement), with no further amounts or benefits under the employment agreement being due after any such termination. Under Mr. Elshaw’s employment agreement, Products Corporation had the right to terminate Mr. Elshaw's employment agreement effective 24 months after written notice of non-extension of the agreement. Mr. Elshaw's employment agreement provided that in the event of termination of employment by Products Corporation, Mr. Elshaw was entitled to: (i) continued payments of base salary throughout the 24-month severance period; (ii) payment of a pro-rated target bonus, if and to the extent bonuses were payable to other executives for the performance year when the termination occurred based upon achievement of objectives and payable on the date bonuses were paid to other executives under the bonus program for such performance year; (iii) the executive's bonus (if not already paid) with respect to the performance year immediately preceding the year of termination (if bonuses with respect to such year were payable to other executives based upon achievement of bonus objectives), payable as and when such bonuses were paid to other executives under the bonus program for such performance year; (iv) continued participation in Products Corporation's life insurance plan, subject to a limit of two years, and medical and dental plans, subject to the terms of such plans, throughout the severance period or until Mr. Elshaw is covered by like plans of another company; and (v) repatriation to the U.K.

    Mr. Ennis

Mr. Ennis’ employment with the Company ceased on October 1, 2013. Prior to such termination, Mr. Ennis' employment agreement provided that Mr. Ennis was to serve as the Company's President and Chief Executive Officer, at an annual base salary of not less than $930,589 (which was his base salary as of the termination date).

Mr. Ennis was eligible to participate in the Company’s annual bonus programs as in effect from time to time, with a target bonus of 100% of his base salary. Mr. Ennis was eligible to participate in the Company’s LTIPs as in effect from time to time.

Under his employment agreement, Mr. Ennis was eligible to participate in fringe benefit programs and perquisites as were generally made available to other senior executives, including a car allowance and financial planning and tax preparation assistance.

Mr. Ennis’ employment agreement required that he comply with confidentiality and non-compete obligations, and with the Company’s Code of Business Conduct.

Under Mr. Ennis’ employment agreement, Products Corporation had the right to terminate Mr. Ennis' employment agreement effective 24 months after written notice of non-extension of the agreement, and in such case, Mr. Ennis was entitled to: (i) continued payments of base salary throughout the 24-month severance period; (ii) payment of a pro-rated target bonus, if and to the extent bonuses were payable to other executives under the Incentive Compensation Plan for the performance year when the termination occurred based upon achievement of objectives and payable on the date bonuses were paid to other executives under the bonus program for such performance year; (iii) the executive's bonus (if not already paid) with respect to the performance year immediately preceding the year of termination (if bonuses with respect to such year were payable to other executives based upon achievement of bonus objectives), as and when such bonuses were paid to other executives under the bonus program for such performance year; and (iv) continued participation in Products Corporation's life insurance plan, subject to a limit of two years, and medical and dental plans, subject to the terms of such plans, throughout the severance period or until Mr. Ennis is covered by like plans of another company, and continued participation during the severance period in the other perquisites of Products Corporation for which he was eligible on the termination date.

    Mr. Kennedy

While Mr. Kennedy retired as executive Vice Chairman on November 18, 2013, he remains on the Company’s Board of Directors and continues to serve as non-executive Vice Chairman. Mr. Kennedy's employment agreement provided that he was to serve as the Company’s executive Vice Chairman of the Board of Directors at an annual base salary of not less than $150,000 (which was his base salary as of his retirement date).

Mr. Kennedy was eligible to participate in the Company’s annual bonus programs as in effect from time to time, with a target bonus of 100% of his base salary. Mr. Kennedy was eligible to participate in the Company’s LTIPs as in effect from time to time.

Under his employment agreement, Mr. Kennedy was eligible to participate in fringe benefit programs and perquisites as were generally made available to other senior executives, including a car allowance and financial planning and tax preparation assistance.

Mr. Kennedy's employment agreement required that he comply with confidentiality and non-compete obligations, and with the Company’s Code of Business Conduct.

    Mr. Kretzman

While Mr. Kretzman retired as an executive officer of the Company on December 31, 2013, he remains on the Company’s Board of Directors. Mr. Kretzman's employment agreement provided that he was to serve as Executive Vice President and Chief Administrative Officer, at an annual base salary of not less than $768,487 (which was his base salary as of December 31, 2013).

Mr. Kretzman was eligible to participate in the Company’s annual bonus programs as in effect from time to time, with a target bonus of 75% of his base salary. Mr. Kretzman was eligible to participate in the Company’s LTIPs as in effect from time to time.

Under his employment agreement, Mr. Kretzman was eligible to participate in fringe benefit programs and perquisites as were generally made available to other senior executives, including financial planning and tax preparation assistance; use of an automobile; supplemental term life insurance coverage of two times Mr. Kretzman's base salary; executive medical plan coverage; continued accrual of retirement benefits until his retirement date (in lieu of any discretionary profit sharing contributions); and a retirement benefit at and after age 60 without regard to the early retirement reductions he would otherwise be subject to under the Retirement Plan and Pension Equalization Plan and giving effect to his years of service and compensation through his retirement date.

Mr. Kretzman's employment agreement required that he comply with confidentiality and non-compete obligations, and with the Company’s Code of Business Conduct.

Upon his retirement, the unpaid portion of all previously-earned LTIP awards continues to remain payable in accordance with their terms, in consideration for which, the non-competition covenants referred to in Mr. Kretzman's employment agreement remain in effect until the date that all earned LTIP awards are paid.

    Termination Payments

Under his employment agreement, if Mr. Delpani had been terminated without “cause” on December 31, 2013 and the Company had elected to enforce the non-compete provision for the maximum 24-month period, the estimated aggregate total of termination benefits during the 24-month severance period would have been approximately $1,715,315, consisting of the following: (a) two times 50% of Mr. Delpani’s annual base salary on December 31, 2013; (b) $637,000, representing his 2013 guaranteed bonus; (c) 24 months of life insurance coverage, at a cost of approximately $8,050; (d) 24 months of medical and dental insurance coverage, at a cost of approximately $28,265; (e) 24 months of use of an automobile, at a cost of approximately $48,000; and (f) 24 months of tax preparation and financial counseling, at a cost of approximately $19,000. Mr. Delpani’s severance payments are conditional on his compliance with certain confidentiality and non-competition provisions during any severance period. If Mr. Delpani had been terminated on December 31, 2013 and if the Company had not elected to enforce the non-compete restriction, Mr. Delpani would have been eligible to continue his salary and benefits as in effect during the 30-day notice period and to receive his 2013 guaranteed bonus under his employment agreement.

The estimated aggregate total of termination benefits during the 24-month severance period if Mr. Alletto had been terminated without “cause” on December 31, 2013 would have been approximately $5,180,155, consisting of the following: (a) two times Mr. Alletto’s annual base salary on December 31, 2013; (b) $573,350, representing his 2013 guaranteed bonus; (c) 24 months of life insurance coverage, at a cost of approximately $6,316; (d) 24 months of group medical and dental insurance coverage, at a cost of approximately $26,289; (e) 24 months of tax preparation and financial counseling, at a cost of approximately $19,000; (f) 24 months of car allowance, at a cost of approximately $30,000; and (g) the continued vesting of his restricted stock award of 120,000 shares of Class A Common Stock, which had a fair market value on such date of $2,995,200 based on the NYSE closing price per share of $24.96 on December 31, 2013. Following any such termination, Mr. Alletto’s restricted stock award would continue to vest in three equal annual installments. None of these shares were vested as of December 31, 2013.

Mr. Berns resigned from employment with the Company on July 19, 2013. He is not receiving any separation pay from the Company.

The estimated aggregate total of termination benefits during the 24-month severance period if Mr. Elshaw had been terminated without “cause” on December 31, 2013 would have been approximately $2,070,723, consisting of the following: (a) two times Mr. Elshaw's annual base salary on December 31, 2013; (b) $517,058, representing Mr. Elshaw's 2013 target bonus, adjusted for Company performance (as noted above, Mr. Elshaw’s actual bonus for 2013 was $129,265); (c) 24 months of life insurance coverage, at a cost of approximately $6,328; (d) 24 months of group medical and dental insurance coverage, at a cost of approximately $9,311; and (e) repatriation from the U.S. to the U.K, at a cost of approximately $6,000.

Mr. Elshaw’s employment with the Company ceased after December 31, 2013, on February 24, 2014. Mr. Elshaw and Products Corporation entered into a separation agreement, effective February 24, 2014, which provides Mr. Elshaw with separation benefits consistent with those set forth in his employment agreement (see above). In addition, Mr. Elshaw remains eligible to be paid the following installments of his previously-granted LTIP awards, all of which relate to performance periods prior to his cessation of employment: (i) the 3rd installment of his 2011 LTIP, in the amount of $163,333; (ii) the 2nd installment of his 2012 LTIP, in the amount of $175,000; and (iii) the 1st installment of his Transitional LTIP, in the amount of $125,000, each of which will be paid no earlier than August 24, 2014. All of Mr. Elshaw’s severance payments are conditional on his compliance with certain confidentiality and non-solicitation provisions during the severance period.

Mr. Ennis’ employment with the Company ceased on October 1, 2013. Mr. Ennis and Products Corporation entered into a separation agreement, effective October 1, 2013, which provides Mr. Ennis with separation benefits consistent with those set forth in his employment agreement (see above). In addition, the Compensation Committee authorized Mr. Ennis remaining eligible to receive payment under the following LTIP awards on the regular payment dates for such awards, all of which relate to performance periods prior to his cessation of employment: (i) the 3rd installment of his 2011 LTIP, in the amount of $392,000, which was paid in April 2014; (ii) the 2nd installment of his 2012 LTIP, in the amount of $420,000, which was paid in April 2014; (iii) the 1st installment of his Transitional LTIP, in the amount of $281,250, which was paid in April 2014; and (iv) the 3rd installment of his 2012 LTIP, in the amount of $420,000, which is payable in March 2015. All of Mr. Ennis' severance payments are conditional on his compliance with certain confidentiality and non-competition provision during the severance period. See the “Summary Compensation Table,” above, for a summary of the quantification of Mr. Ennis’ separation benefits.

Mr. Kennedy retired on November 18, 2013. Pursuant to his employment agreement, or as authorized by the Compensation Committee, he continues to be eligible to receive payments under the following LTIP awards, all of which relate to performance periods prior to his retirement: (i) the 2nd installment of his 2012 LTIP, in the amount of $87,500, which was paid in March 2014; (ii) the 3rd installment of his 2012 LTIP, in the amount of $87,500, which is payable in March 2015; (iii) the 1st installment of his Transitional LTIP, in the amount of $62,500, which was paid in March 2014; (iv) one-half of the 2nd installment of his Transitional LTIP, in the amount of $62,500, which is payable in March 2015; and (v) one-third of his 2013 LTIP, in the amount of $62,500, which is payable in March 2016.

Mr. Kretzman retired on December 31, 2013. Pursuant to Mr. Kretzman’s employment agreement, he continues to be eligible to receive payments under the following LTIP awards, all of which relate to performance periods prior to his retirement: (i) the 3rd installment of his 2011 LTIP, in the amount of $163,333, which will be paid in July 2014; (ii) the 2nd installment of his 2012 LTIP, in the amount of $175,000, which will be paid in July 2014; (iii) the 3rd installment of his 2012 LTIP, in the amount of $175,000, which is payable in March 2015; and (iv) his 2013 Transitional LTIP, in the amount of $166,667, which was paid in March 2014.

    Change of Control Payments

Each of Messrs. Delpani’s, Alletto’s, Ennis', Berns', Elshaw's, Kennedy's and Kretzman's employment agreements provides that, in the event of any “change of control,” the terms of their employment agreements would be extended for an additional 24 months from the effective date of any such “change of control.” Each of their employment agreements also provides that if, within this 24-month period, the executive were to terminate his employment with the Company for “good reason” or if the Company were to terminate the executive's employment other than for “cause,” he would receive: (i) a lump-sum payment equal to two times the sum of (a) the executive's base salary and (b) the executive's average gross bonus earned over the five calendar years prior to termination; and (ii) 24 months of continuation of all fringe benefits in which the executive participated on the “change of control” effective date or, in lieu of such benefits, a lump-sum cash payment equal to the value of such benefits. Each of their employment agreements also provides that, in the event of a “change of control,” all then-unvested stock options and restricted shares held by them shall immediately vest and become fully exercisable. None of the Named Executive Officers holds any unvested stock options or shares of restricted stock, other than Mr. Alletto, who holds 120,000 shares of restricted stock, which were granted to him upon commencement of employment, all of which remain unvested as of the date of this Proxy Statement.

Under the Incentive Compensation Plan, if, in connection with a “change of control,” a successor entity assumes the LTIP, does not terminate the LTIP or provides participants with comparable LTIP benefits, then the LTIP awards remain payable in accordance with their terms. Otherwise, upon a “change of control,” LTIP awards related to the performance period when the event occurred are to be paid at target on a pro-rated basis (based on the number of days elapsed) within 60 days following such “change of control,” and (ii) LTIP awards related to prior performance periods as to which the respective performance objectives were achieved, but for which payments remain outstanding, are to be paid within 60 days following such “change of control.”

Messrs. Ennis, Elshaw and Berns ceased employment with the Company and Messrs. Kennedy and Kretzman retired prior to the date of this Proxy Statement, and not following a “change of control.”

The estimated aggregate total of benefits upon a “change of control” and subsequent termination if Mr. Delpani had been terminated on December 31, 2013 would have been approximately $3,430,365, consisting of the following: (a) two times his annual base salary on December 31, 2013; (b) two times his average 5-year bonus of $637,000 (representing his 2013 bonus); (c) two years of contributions under the Company's 401(k) Plan of approximately $15,300; (d) approximately $87,750 in respect of two years of profit sharing contributions under the 401(k) Plan; (e) 24 months of life insurance coverage, at a cost of approximately $8,050; (f) 24 months of group medical and dental insurance coverage, at a cost of approximately $28,265; (g) 24 months of use of a Company automobile at a cost of approximately $48,000; and (h) 24 months of tax preparation and financial counseling, at a cost of approximately $19,000. Upon a “change of control” without the successor entity assuming or otherwise continuing the terms of the LTIP, Mr. Delpani also would be entitled to the payout of the remaining unpaid portion of his previously earned LTIP awards, in the aggregate amount as of December 31, 2013 of $83,333, representing one-third of his Transitional LTIP, pro-rated for time in role during 2013 and adjusted for 2013 Company performance, which was earned for 2013 based upon the Compensation Committee's determination of the degree of Company achievement of its 2013 performance targets and that the executive had earned a “target” or better performance rating for each such year.

The estimated aggregate total of benefits upon a “change of control” and subsequent termination if Mr. Alletto had been terminated on December 31, 2013 would have been approximately $5,837,655, consisting of the following: (a) two times his annual base salary on December 31, 2013; (b) two times his average 5-year bonus of $573,350 (representing his 2013 bonus); (c) two years of contributions under the Company's 401(k) Plan of approximately $15,300; (d) approximately $68,850 in respect of two years of profit sharing contributions under the 401(k) Plan; (e) 24 months of life insurance coverage, at a cost of approximately $6,316; (f) 24 months of group medical and dental insurance coverage, at a cost of approximately $26,289; (g) 24 months of car allowance at a cost of approximately $30,000; (h) 24 months of tax preparation and financial counseling, at a cost of approximately $19,000; and (i) the accelerated vesting of his restricted stock award of 120,000 shares of Class A Common Stock, which had a fair market value on such date of $2,995,200 based on the NYSE closing market price per share of $24.96 on December 31, 2013. Upon a “change of control” without the successor entity assuming or otherwise continuing the terms of the LTIP, Mr. Alletto also would be entitled to the payout of the remaining unpaid portion of his previously earned LTIP awards, in the amount as of December 31, 2013 of $500,000, representing his 2013 Transitional LTIP, not subject to pro-ration or adjustment for 2013 Company performance pursuant to his employment agreement.

GRANTS OF PLAN-BASED AWARDS

Non-Equity Awards

The following tables present information about the non-equity, plan-based awards that were granted to Named Executive Officers in the last completed fiscal year. The actual payout of such awards required the satisfaction of certain performance objectives and other conditions and, in light of certain executives’ retirement or termination, among other factors, certain of the below-referenced amounts have ceased to be payable or became payable at different amounts. For amounts actually paid in respect to 2013, see the “Summary Compensation Table,” above. For additional factors relevant to an understanding of the below tables and the 2013 Incentive Compensation Programs, including funding levels for payouts in respect to 2013 performance, see “Compensation Discussion and Analysis,” above.

    LTIP Awards

The Compensation Committee granted, and authorized the payment of, performance-based LTIP awards and annual cash bonuses to eligible Named Executive Officers in respect to 2013 under the 2013 Incentive Compensation Programs. The structure and design of, and performance factors for, those programs were adopted, ratified and approved by the Compensation Committee pursuant to its authority under the Incentive Compensation Plan. Amounts earned are based upon the Company’s degree of achievement of its relevant Performance Targets for the relevant performance periods, which is reviewed and certified by the Compensation Committee, which also reviews and makes determinations in respect to the Named Executive Officers’ respective achievement of their personal objectives.

Estimated Possible Future Payouts Under Non-Equity Incentive Plan Awards

	2013 LTIP (1)				Transitional LTIP (2)
Name	Threshold	Target	Maximum	LTIP Payout Dates	Threshold	Target	Maximum	LTIP Payout Dates
Lorenzo Delpani	—	—	—	—	$0	$888,888	$1,333,332	$111,111 in March 2014; $777,777 in March 2015
President & Chief
Executive Officer
Lawrence Alletto (3)	$0	$500,000	$750,000	March 2016	$500,000	$500,000	$750,000	March 2014
EVP, Chief Financial	—	—	—	—	$0	$500,000	$750,000	March 2015
Officer & Chief
Administrative Officer
Alan Ennis	$0	$1,500,000	$2,250,000	March 2016	$0	$1,500,000	$2,250,000	1/3 amount in March 2014; 2/3 amount in March 2015
Former President and
Chief Executive
Officer
Steven Berns	$0	$500,000	$750,000	March 2016	$0	$500,000	$750,000	1/3 amount in March 2014; 2/3 amount in March 2015
Former EVP and
Chief Financial
Officer
Chris Elshaw	$0	$500,000	$750,000	March 2016	$0	$500,000	$750,000	1/3 amount in March 2014; 2/3 amount in March 2015
Former EVP and
Chief Operating
Officer
David Kennedy	$0	$250,000	$375,000	March 2016	$0	$250,000	$375,000	1/3 amount in March 2014; 2/3 amount in March 2015
Retired Interim Chief
Executive Officer and
executive Vice
Chairman
Robert K. Kretzman	—	—	—	—	$0	$166,667	$250,000	March 2014
Retired Executive Vice
President

(1)	Awards under the 2013 LTIP were structured as flat dollar amounts that could be earned based upon the degree of achievement of the Company's applicable Performance Targets, subject to the grantee achieving at least target performance on his Performance Management Review. Payouts to grantees of earned awards under the 2013

LTIP are to be made in one installment in March 2016, if the grantee is employed with the Company on the payout date, unless provided otherwise in the executive’s employment agreement (see “Employment Agreements and Payments upon Termination and Change of Control”). Pursuant to its terms, the 2013 LTIP, as amended, is not funded, and no award is payable, if the Company achieves less than 90% of its applicable Adjusted EBITDA and Free Cash Flow Performance Targets and less than 96% of its Net Sales Performance Target (represented by the “Threshold” column, above); the 2013 LTIP, as amended, is funded at the “Target” level if the Company achieves 100% of its applicable Performance Targets; and the 2013 LTIP, as amended, is funded at 150% of the “Target” level for achievement by the Company of 110% of its applicable Adjusted EBITDA and Free Cash Flow Performance Targets and 102% of its applicable Net Sales Performance Target (represented by the “Maximum” column, above). The Company’s corporate performance targets under the 2013 LTIP, as amended, are based upon average achievement of 2014 and 2015 performance as to: (1) Adjusted EBITDA, weighted at 50%; (2) Free Cash Flow, weighted at 25%; and (3) Net Sales weighted at 25%. For additional information about the 2013 LTIP, including modifications made to such program authorized by the Compensation Committee, see “Compensation Discussion and Analysis,” above.

(2)	Awards under the Transitional LTIP were structured as flat dollar amounts that could be earned based upon the degree of achievement of the Company's applicable Performance Targets, subject to the grantee achieving at least target performance on his Performance Management Review. In order to provide eligible LTIP grantees with comparable payout opportunities during 2014 and 2015, as the LTIP structure transitioned from a one-year performance period to a multi-year performance period, the Company implemented the Transitional LTIP in 2013. Payouts to grantees of earned awards under the Transitional LTIP are to be made in two installments, one-third of which was payable in March 2014 and two-thirds of which is payable in March 2015, if the grantee is employed with the Company on the payout date, unless provided otherwise in the executive’s employment agreement (see “Employment Agreements and Payments upon Termination and Change of Control”). Pursuant to its terms, the Transitional LTIP, as amended, is not funded, and no award is payable, if the Company achieves less than 90% of its applicable Adjusted EBITDA and Free Cash Flow Performance Targets and less than 96% of its Net Sales Performance Target (represented by the “Threshold” column, above); the Transitional LTIP, as amended, is funded at the “Target” level if the Company achieves 100% of its applicable Performance Targets; and the Transitional LTIP, as amended, is funded at 150% of the “Target” level for achievement by the Company of 110% of its applicable Adjusted EBITDA and Free Cash Flow Performance Targets and 102% of its applicable Net Sales Performance Target (represented by the “Maximum” column, above). The Company’s corporate performance targets under the Transitional LTIP for its one-third payout in March 2014 included the following: (1) the Company’s 2013 EBITDA Performance Target, weighted at 50%; (2) the Company’s 2013 Free Cash Flow Performance Target, weighted at 25%; and (3) the Company’s 2013 Net Sales Performance Target, weighted at 25%, as adjusted to account for the 2013 Unusual Items. The Company’s corporate performance targets for the remaining two-thirds payout opportunity under the Transitional LTIP, as amended, are based upon 2014 performance as to: (1) Adjusted EBITDA, weighted at 50%; (2) Free Cash Flow, weighted at 25%; and (3) Net Sales, weighted at 25%. For additional information about the Transitional LTIP, including modifications made to such program authorized by the Compensation Committee, see “Compensation Discussion and Analysis,” above.
(3)	In accordance with his employment agreement, Mr. Alletto was entitled to a guaranteed minimum LTIP of $500,000, which was paid in March 2014. Pursuant to his employment agreement, Mr. Alletto was also granted a $500,000 LTIP, payable in March 2015, and a $500,000 LTIP, payable in March 2016, in each case subject to achievement of certain objectives during the relevant performance period.

    Annual Bonus Awards

As noted above, the below amounts do not represent actual amounts paid to executives. See “Summary Compensation Table,” above, for actual amounts earned by the Named Executive Officers in respect to 2013.

	2013 Annual Bonus Program (4)
Name	Threshold	Target	Maximum
Lorenzo Delpani	$637,000 (5)	$975,000	$1,462,500
President & Chief Executive Officer
Lawrence Alletto	$573,350 (5)	$573,750	$860,625
EVP, Chief Financial Officer & Chief Administrative Officer
Alan Ennis	$0	$930,589	$1,395,883
Former President and Chief Executive Officer
Steven Berns	$0	$365,658	$548,487
Former EVP and Chief Financial Officer
Chris Elshaw	$0	$574,510	$861,765
Former EVP and Chief Operating Officer
David Kennedy	$0	$150,000	$225,000
Retired Interim Chief Executive Officer and Executive Vice Chairman
Robert K. Kretzman	$0	$576,365	$864,548
Retired Executive Vice President

(4)	The amounts under this column represent the threshold, target, and maximum payouts for annual cash bonuses under the 2013 Annual Bonus Program, based on 2013 performance against pre-established performance measures. The amount under the “Target” column represents the target award opportunity, which is set as a percentage of base salary under the Named Executive Officers’ respective employment agreements. Pursuant to its terms, the 2013 Annual Bonus Program would not be funded, and no award would be payable, if the Company were to achieve less than 85% of its 2013 Performance Targets (represented by the “Threshold” column, above); the 2013 Annual Bonus Program could have been funded at the “Target” level if the Company had achieved 100% of its 2013 Performance goals; and the 2013 Annual Bonus Program could have been funded at 150% of the “Target” level for achievement by the Company of 120% of its 2013 Performance Targets (represented by the “Maximum” column, above). In addition, under the 2013 Annual Bonus Program, managers (or, for Named Executive Officers, the Compensation Committee) retained the discretion to award between 25% and 150% of target awards, to reward comparative performance, provided the overall bonus pool was not exceeded. For additional information about the 2013 Annual Bonus Program, see “Compensation Discussion and Analysis,” above.
(5)	Pursuant to his employment agreement, each of Mr. Delpani and Mr. Alletto was entitled to a guaranteed minimum 2013 annual bonus, which was paid in March 2014. Pursuant to his employment agreement, Mr. Delpani received a $250,000 sign-on bonus and is entitled to a relocation bonus of $250,000 during each of 2014, 2015 and 2016, payable monthly, to compensate him for costs to move with his family to the New York metropolitan area.

Equity Awards

During 2013, Mr. Alletto received the following restricted stock grant pursuant to his employment agreement. The Company granted such award to Mr. Alletto as an inducement for him to join the Company as its new Executive Vice President, Chief Financial Officer and Chief Administrative Officer. The Company did not make any other equity awards during 2013. The grant date fair value reflects the number of shares of restricted stock (all of which are currently unvested) multiplied by $24.80, which was the NYSE closing market price of the Company's Class A Common Stock on the October 28, 2013 grant date.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(a)	Grant Date Fair Value of Stock and Option Awards ($)
Lawrence Alletto	October 28, 2013	120,000	—	$2,976,000
Executive Vice President, Chief Financial Officer and Chief Administrative Officer

(a)	None of the Named Executive Officers received awards of stock options during 2013.

Mr. Alletto’s restricted stock grant was previously publicly reported on a Form 4 filed with the SEC on October 28, 2013. All of the restricted shares granted to Mr. Alletto vest as to one-third of the shares on each of October 28, 2014, October 28, 2015 and October 28, 2016, or in full upon any “change of control.” No dividends are payable on the unvested restricted stock. On December 31, 2013, all of these restricted shares were unvested and therefore had no realizable monetary value as of that date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information regarding equity awards held by the Named Executive Officers under the Company's Stock Plan which remained outstanding as of December 31, 2013. The Company last implemented an annual equity award program under the Stock Plan in 2008. As of December 31, 2013, all restricted stock awards previously granted under the Stock Plan to any Named Executive Officer had fully vested, other than Mr. Alletto’s restricted stock grant, described above. As of December 31, 2013, all stock options previously granted to any of the Named Executive Officers had expired.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(a)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Lorenzo Delpani	—	—	—	—	—	—	—	—	—
President and Chief Executive Officer
Lawrence Alletto	—	—	—	—	—	120,000	2,995,200	—	—
Executive Vice President, Chief Financial Officer and Chief Administrative Officer
Steven Berns	—	—	—	—	—	—	—	—	—
Former Executive Vice President and Chief Financial Officer
Chris Elshaw	—	—	—	—	—	—	—	—	—
Former Executive Vice President and Chief Operating Officer
Alan T. Ennis	—	—	—	—	—	—	—	—	—
Former President and Chief Executive Officer
David L. Kennedy	—	—	—	—	—	—	—	—	—
Retired Interim Chief Executive Officer and executive Vice Chairman
Robert K. Kretzman	—	—	—	—	—	—	—	—	—
Retired Executive Vice President

(a)	The market value of the restricted shares identified in the table above is based on the $24.96 per share NYSE closing market price of the Company’s Class A Common Stock on December 31, 2013. No dividends are payable on the unvested restricted stock.

OPTION EXERCISES AND STOCK VESTED

None of the Named Executive Officers held any restricted stock that vested during 2013, nor did any of the Named Executive Officers exercise any stock options during 2013. None of the Named Executive Officers hold any stock options or shares of restricted stock, other than Mr. Alletto, whose restricted share grant is described above.

PENSION BENEFITS

The following table shows, as of December 31, 2013, the number of years of credited service under the plans, and the present value of accumulated benefit and payments during the last fiscal year, with respect to each Named Executive Officer who has a benefit under the Retirement Plan and the Pension Equalization Plan, as described below. Messrs. Delpani and Alletto joined the Company in 2013 and do not have any pension benefits, as these plans were frozen effective December 31, 2009.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(a)	Payments During 2013 ($)
Lorenzo Delpani	Retirement Plan Pension Equalization Plan	—	—	—
President and Chief Executive Officer		—	—	—
Lawrence Alletto	Retirement Plan	—	—	—
Executive Vice President, Chief Financial Officer and Chief Administrative Officer	Pension Equalization Plan	—	—	—
Alan T. Ennis	Retirement Plan	4.75	69,731	—
Former President and Chief Executive Officer	Pension Equalization Plan	4.75	84,835	—
Steven Berns	Retirement Plan	7.33	92,921	—
Former Executive Vice President and Chief Financial Officer	Pension Equalization Plan	7.33	41,300	—
Chris Elshaw	Retirement Plan	2.00	29,183	—
Former Executive Vice President and Chief Operating Officer	Pension Equalization Plan	0.67	28,476	—
David L. Kennedy	Retirement Plan	7.50	102,136	—
Retired Interim Chief Executive Officer and executive Vice Chairman	Pension Equalization Plan	7.50	409,285	—
Robert K. Kretzman	Retirement Plan	21.42	815,384	—
Retired Executive Vice President	Pension Equalization Plan	21.42	2,506,972	—
	Employment Agreement	25.42	3,046,455

(a)	The amounts set forth in the Pension Benefits Table are based on the assumptions set forth in Note 16 to the consolidated financial statements in the 2013 Form 10-K. These amounts have been calculated based on the normal retirement age of 65 as specified in the Retirement Plan and Pension Equalization Plan for Messrs. Berns and Elshaw. For Messrs. Ennis, Kennedy and Kretzman, the amounts have been calculated based on the actual benefit commencement date and form of payment elected. Mr. Kretzman's employment agreement provides that he was entitled to accrue retirement benefits through his retirement date and that he is entitled to receive a retirement benefit commencing with his retirement at age 60, or any time thereafter, unadjusted for early retirement. Mr. Kretzman retired at the end of 2013.

The Retirement Plan is intended to be a tax qualified defined benefit plan. The Pension Equalization Plan is a non-qualified and unfunded benefit plan. In May 2009, the Company amended the Retirement Plan and the Pension Equalization Plan to cease future benefit accruals under such plans after December 31, 2009. Prior to such amendments, benefits under the non-cash balance program of the Retirement Plan and the Pension Equalization Plan (the “Non-Cash Balance Program”) were a function of service and final average compensation. The Non-Cash Balance Program was designed to provide an employee having 30 years of credited service with an annuity generally equal to 52% of final average compensation less 50% of estimated individual Social Security benefits. Final average compensation is defined as average annual base salary and bonus (but not any part of bonuses in excess of 50% of base salary) during the five consecutive calendar years in which base salary and bonus (but not any part of bonuses in excess of 50% of base salary) were highest out of the last 10 years prior to retirement or earlier termination. Participants in the Non-Cash Balance Program are eligible for early retirement upon the later of the date that they reach age 55 or complete 10 years of service. The amount payable upon early retirement is calculated based on the normal retirement benefit calculation under the Non-Cash Balance Program, reduced by 1∕2% for each month that benefits start before the normal retirement date of age 65 (or 6% for each full year of early retirement). Messrs. Ennis, Elshaw and Kennedy, each of whom joined the Company after the implementation of the Cash Balance Program (as discussed below), did not participate in the Non-Cash Balance Program.

Effective January 1, 2001, Products Corporation amended the Retirement Plan and the Pension Equalization Plan to provide for a cash balance program under such plans (the “Cash Balance Program”). Prior to ceasing future benefit accruals under such plans after December 31, 2009, under the Cash Balance Program, eligible employees received quarterly pay credits to an individual cash balance bookkeeping account equal to 5% of their base salary and bonus (but not any part of bonuses in excess of 50% of base salary) for the previous quarter. Interest credits, which commenced June 30, 2001, were and will continue to be allocated quarterly (based on the yield of the 30-year Treasury bill for November of the preceding calendar year).

Messrs. Ennis, Elshaw and Kennedy participated in the Cash Balance Program prior to the cessation of future benefit accruals after December 31, 2009. Employees who as of January 1, 2001 were at least age 45, had 10 or more years of service with the Company and whose age and years of service totaled at least 60, including Mr. Kretzman, through his retirement on December 31, 2013, were “grandfathered” and continued to participate in the Non-Cash Balance Program under the same retirement formula described in the preceding paragraph, prior to ceasing future benefit accruals under the Retirement Plan and the Pension Equalization Plan after December 31, 2009; provided, that, as described below, Mr. Kretzman continued to accrue retirement benefits under his employment agreement. All eligible employees had their benefits earned (if any) under the Non-Cash Balance Program “frozen” on December 31, 2000 and began to participate in the Cash Balance Program on January 1, 2001, prior to ceasing future benefit accruals under the Retirement Plan and the Pension Equalization Plan after December 31, 2009. The “frozen” benefits will be payable at normal retirement age and will be reduced if the employee elects early retirement. Mr. Berns’ retirement benefits listed in the table above were all earned during his first period of employment with the Company, which spanned from April 1992 to August 1999, under the Non-Cash Balance Program. Upon his re-employment with the Company in May 2009, he was not eligible for any additional benefit under either the Non-Cash Balance Program or the Cash Balance Program, because (i) he did not complete a full year of re-employment prior to the freezing of the Retirement Plan and the Pension Equalization Plan as of December 31, 2009, and (ii) under the provisions of the Retirement Plan and the Pension Equalization Plan, a vested participant would only have become eligible for additional benefits upon completing one year of service from their re-employment date.

The Retirement Plan and Pension Equalization Plan each provide that employees vest in their benefits after they have completed three years of service with the Company or an affiliate of the Company. Each of the Named Executive Officers is fully vested in his respective benefits under the Retirement Plan and the Pension Equalization Plan as of December 31, 2009. The Employee Retirement Income Security Act of 1974, as amended, places certain maximum limitations under ERISA and the Code upon the annual benefit payable under all qualified plans of an employer to any one individual. In addition, the Code limits the annual amount of compensation that can be considered in determining the level of benefits under qualified plans. As noted above, the Pension Equalization Plan is a non-qualified and unfunded benefit plan that was designed to provide for the payment by the Company of the difference, if any, between the amount of such maximum limitations and the annual benefit that would otherwise be payable under the Retirement Plan but for such limitations, up to a combined maximum annual straight life annuity benefit at age 65 under the Retirement Plan and the Pension Equalization Plan of $500,000. Benefits provided under the Pension Equalization Plan are conditioned on the participant's compliance with his or her non-competition agreement and on the participant not competing with Products Corporation for one year after termination of employment.

Messrs. Ennis and Berns ceased employment with the Company prior to December 31, 2013. Mr. Elshaw ceased employment with the Company prior to the date of this proxy statement. Mr. Kennedy retired from the Company prior to, and Mr. Kretzman retired on, December 31, 2013. Based upon the application of IRS rules and the retirement program’s terms, Mr. Ennis has been paid out his “frozen” vested accrued benefit under the Cash Balance Program of the Retirement Plan, as a lump sum, as he elect(ed), and Mr. Elshaw will be paid out his “frozen” vested accrued benefit under the Cash Balance Program of the Retirement Plan, as a lump sum or in the form of a monthly annuity payment, as he elects. Also, Messrs. Ennis and Elshaw will be or have been paid out their “frozen” vested accrued benefit under the Cash Balance Program of the Pension Equalization Plan following 6 months after their respective employment cessation or retirement dates, for Code Section 409A reasons, as a lump sum, as they have elected. Based upon the application of IRS rules and the applicable retirement program’s terms, Mr. Berns will be paid out his

“frozen” accrued benefit under the Non-Cash Balance Program, at retirement, in the form of a monthly annuity payment. Based upon the application of IRS rules and the retirement program’s terms, Mr. Kennedy will be paid out his “frozen” vested accrued benefit under the Cash Balance Program of the Retirement Plan, in the form of a monthly annuity payment, as he elected. Mr. Kennedy will also be paid out his “frozen” vested accrued benefit under the Cash Balance Program of the Pension Equalization Plan following 6 months after his retirement date, for Code Section 409A reasons, as a lump sum, as he elected. Based upon the application of IRS rules and the applicable retirement program’s terms, Mr. Kretzman will be paid out his accrued benefit under the Non-Cash Balance Program, commencing with his retirement, which occurred on December 31, 2013, in the form of a monthly annuity payment, provided, the portion of such Non-Cash Balance Program benefit which accrued for Mr. Kretzman under the Pension Equalization Plan and his employment agreement will be delayed for 6 months following his retirement, pursuant to Code Section 409A.

Messrs. Delpani and Alletto do not participate in the Non-Cash Balance Program or the Cash Balance Program, as they joined the Company after the above-referenced plans were frozen at the end of 2009.

NON-QUALIFIED DEFERRED COMPENSATION

Prior to December 31, 2004, employees were able to make contributions to the Company's Excess Savings Plan, a non-qualified, defined contribution, deferred compensation plan, and the Company matched 50% of those contributions up to 6% of pay contributed. New contributions by employees to the Excess Savings Plan were frozen on December 31, 2004. Mr. Kretzman is the only Named Executive Officer who contributed to the Company's Excess Savings Plan before it was frozen.

As previously noted, the Company “froze” its U.S. qualified and non-qualified defined benefit retirement plans (namely, the Retirement Plan and the Pension Equalization Plan) so that no further benefits would accrue thereunder after December 31, 2009. The Company also amended its qualified and non-qualified savings plans effective January 1, 2010 to enable the Company, on a discretionary basis, to make profit-sharing contributions (equal to 3%, 3% and 3% of eligible compensation for 2011, 2012 and 2013, respectively) to the qualified plan and, to the extent eligible compensation exceeds IRS limits, to the Excess Savings Plan (i.e., the non-qualified savings plan).

The Excess Savings Plan provides for substantially the same investment choices as are available in the Company's qualified 401(k) Plan. The Excess Savings Plan does not provide for above-market returns. Payments of participant balances under the Excess Savings Plan commence in accordance with the applicable provisions of the Excess Savings Plan after termination of a participant's employment and may be paid in either annual installments over a period of no more than 10 years or as a single lump-sum payment, as elected by the participant.

Amounts shown in the table below reflect amounts deferred from compensation and Company matching contributions prior to December 31, 2004, plus discretionary Company contributions made under the discretionary employer profit-sharing provisions of the Excess Savings Plan during 2013, as well as total account balances, inclusive of investment returns, as of December 31, 2013. Mr. Kretzman waived his eligibility to receive profit sharing contributions, as he has a retirement benefit under his employment agreement. Messrs. Delpani and Alletto joined the Company in 2013 and do not have any non-qualified deferred compensation benefits, as their initial contributions were paid in early 2014.

Name	Executive Contributions in 2013 ($)	Registrant Contributions for 2013 ($)(a)	Aggregate Earnings in 2013 ($)(b)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/13 ($)(c)
Lorenzo Delpani	—	—	—	—	—
President and Chief Executive Officer
Lawrence Alletto	—	—	—	—	—
Executive Vice President, Chief Financial Officer and Chief Administrative Officer
Alan T. Ennis	—	27,237	32,945	—	199,064
Former President and Chief Executive Officer
Steven Berns	—	7,702	8,012	—	68,065
Former Executive Vice President and Chief Financial Officer
Chris Elshaw	—	26,635	6,815	—	128,994
Former Executive Vice President and Chief Operating Officer
David Kennedy	—	—	1,680	—	22,801
Retired Interim Chief Executive Officer and executive Vice Chairman
Robert K. Kretzman	—	—	11,620	—	85,950
Retired Executive Vice President

(a)	These amounts represent discretionary employer contributions credited under the profit-sharing provisions of the Excess Savings Plan in respect to 2013 (including those credited during January 2014 in respect of 2013).

(b)	Amounts reported under “Aggregate Earnings in 2013” are not reported in the Summary Compensation Table. For Mr. Kretzman, his amount represents the appreciation in market returns on his investments under the Excess Savings Plan which he made prior to December 31, 2004, when the employee contribution feature was frozen. See the “Pension Benefits Table” and the “Summary Compensation Table,” above, for a discussion of the Pension Equalization Plan, a non-qualified, deferred compensation plan.
(c)	These amounts represent actual account balances at year end, and do not reflect the portion of the 2013 discretionary employer contributions credited during 2014, nor the earnings on such contributions. The Company has contributed funds to a rabbi trust equal to the Excess Savings Plan’s liabilities. For Mr. Kretzman, who waived his eligibility to receive profit sharing contributions, as he has a retirement benefit under his employment agreement, his amount represents amounts deferred from compensation and Company matching contributions prior to December 31, 2004, when the employee contribution feature was frozen, plus market returns.

DIRECTOR COMPENSATION

The following Director Compensation table shows all compensation paid by the Company to its Directors in respect of 2013.

Name (a)	Fiscal Year	Fees Earned or Paid in Cash ($)(b)	All Other Compensation ($)(c)	Total ($)
Alan S. Bernikow	2013	188,500	32,500	221,000
Paul J. Bohan(d)	2013	79,758	13,851	93,609
Diana Cantor(e)	2013	88,742	—	88,742
Lorenzo Delpani	2013	—	—	—
Viet D. Dinh	2013	148,000	18,648	166,648
Alan T. Ennis	2013	—	—	—
Meyer Feldberg	2013	185,500	—	185,500
David Kennedy	2013	20,563	5,644	26,207
Robert K. Kretzman	2013	—	—	—
Ceci Kurzman	2013	127,083	—	127,083
Debra L. Lee	2013	152,500	—	152,500
Tamara Mellon	2013	133,000	—	133,000
Ronald O. Perelman	2013	—	—	—
Richard Santagati(d)	2013	70,917	—	70,917
Barry F. Schwartz	2013	—	—	—
Kathi P. Seifert	2013	168,500	—	168,500

(a)	See “Summary Compensation Table” regarding compensation earned in respect of 2013 by each of Messrs. Delpani, Ennis, Kennedy and Kretzman in their respective roles as an executive officer. Messrs. Delpani, Ennis, Kretzman, Perelman and Schwartz did not receive any compensation for their service as Directors during 2013. Mr. Kennedy only received compensation for his service as a Director from and after his November 2013 retirement as an executive officer.
(b)	During 2013, the Company's Board compensation structure was comprised of the following components: (i) an annual Board retainer of $115,000; (ii) Board and Committee meeting fees of $1,500 per meeting; (iii) an additional annual retainer of $10,000 for each Committee chairman; and (iv) an additional annual Audit Committee membership retainer of $10,000.
(c)	The amounts shown under the “All Other Compensation” column reflect fees received by Messrs. Bernikow, Bohan, Dinh and Kennedy during 2013 as members of the Board of Directors of Products Corporation (the Company's wholly-owned operating subsidiary). Products Corporation's non-employee directors (i.e., those Directors who were not receiving compensation as officers or employees of the Company or any of its affiliates) are paid a retainer fee of $25,000 per annum and are entitled to a meeting fee of $1,500 for each meeting of Products Corporation's Board of Directors that they attend. Messrs. Delpani, Ennis, Perelman and Schwartz also served as Directors of Products Corporation during 2013, but received no fees for such service. As noted above, Mr. Kennedy only received compensation for his service as a Director of Products Corporation from and after his November 2013 retirement as an executive officer.
(d)	Messrs. Bohan and Santagati did not stand for re-election at the Company’s 2013 Annual Stockholders’ Meeting.
(e)	Ms. Cantor was elected to the Company’s Board of Directors at the Company’s 2013 Annual Stockholders’ Meeting, in June 2013.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 14, 2014, the number of shares of each class of the Company's voting capital stock beneficially owned, and the percent so owned, by (i) each person known to the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities; (ii) each director of the Company; (iii) the Chief Executive Officer and each of the other Named Executive Officers; and (iv) all directors and executive officers of the Company as a group. The number of shares owned are those beneficially owned, as determined under the applicable rules of the SEC for the purposes of this Proxy Statement, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of voting capital stock as to which a person has sole or shared voting power or investment power and any shares of voting capital stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (Class A Common Stock)	Percentage of Class (Class A Common Stock)
Ronald O. Perelman	40,669,640 (1)	77.7%
c/o MacAndrews and Forbes Holdings Inc., 35 E. 62nd St., New York, NY 10065
Lawrence Alletto	0	*
c/o Revlon, 237 Park Ave., New York, NY 10017
Alan S. Bernikow	13,250	*
c/o Revlon, 237 Park Ave., New York, NY 10017
Steven Berns (2)	15,955	*
c/o Revlon, 237 Park Ave., New York, NY 10017
Diana Cantor	0	*
c/o Revlon, 237 Park Ave., New York, NY 10017
Lorenzo Delpani	0	*
c/o Revlon, 237 Park Ave., New York, NY 10017
Viet D. Dinh	0	*
c/o Revlon, 237 Park Ave., New York, NY 10017
Chris Elshaw (2)	44,407	*
c/o Revlon, 237 Park Ave., New York, NY 10017
Alan Ennis (2)	45,304	*
c/o Revlon, 237 Park Ave., New York, NY 10017
Meyer Feldberg	13,250	*
c/o Revlon, 237 Park Ave., New York, NY 10017
David L. Kennedy	111,550	*
c/o Revlon, 237 Park Ave., New York, NY 10017
Robert K. Kretzman	46,592	*
c/o Revlon, 237 Park Ave., New York, NY 10017
Ceci Kurzman	0	*
c/o Revlon, 237 Park Ave., New York, NY 10017
Debra L. Lee	13,250	*
c/o Revlon, 237 Park Ave., New York, NY 10017
Tamara Mellon	10,750	*
c/o Revlon, 237 Park Ave., New York, NY 10017
Barry F. Schwartz	0	*
c/o Revlon, 237 Park Ave., New York, NY 10017
Kathi P. Seifert	13,250	*
c/o Revlon, 237 Park Ave., New York, NY 10017
Cristiana Falcone Sorrell	0	*
c/o Revlon, 237 Park Ave., New York, NY 10017
All Directors and Executive Officers, as a Group	40,997,198	78.3%
(18 Persons)

*Less than one percent.

(1)	Mr. Perelman beneficially owned, directly and indirectly through MacAndrews & Forbes, as of April 14, 2014, 40,669,640 shares of Class A Common Stock (of which, (a) 36,108,030 shares were beneficially owned by MacAndrews & Forbes; and (b) 4,561,610 shares were beneficially owned by a family member of Mr. Perelman with respect to which shares MacAndrews & Forbes holds a voting proxy). In October 2013, MacAndrews & Forbes voluntarily converted all of its 3,125,000 shares of Revlon, Inc. Class B Common Stock, which had 10 votes per share, on a one-for-one basis into 3,125,000 shares of Class A Common Stock, which have 1 vote per share. Such Common Stock share ownership represented approximately 78% of the Company’s issued and outstanding voting capital stock as of March 20, 2014. MacAndrews & Forbes has advised the Company that it has pledged shares of Class A Common Stock to secure certain obligations of MacAndrews & Forbes. Additional shares of Revlon, Inc., and shares of common stock of intermediate holding companies between Revlon, Inc. and MacAndrews & Forbes, may from time to time be pledged to secure obligations of MacAndrews & Forbes. A default under any of these obligations that are secured by the pledged shares could cause a foreclosure with respect to such shares of Class A Common Stock, Products Corporation’s common stock or stock of intermediate holding companies between Revlon, Inc. and MacAndrews & Forbes. A foreclosure upon any such shares of common stock or dispositions of shares of Revlon, Inc.’s Class A Common Stock, Products Corporation's common stock or stock of intermediate holding companies between Revlon, Inc. and MacAndrews & Forbes which are beneficially owned by MacAndrews & Forbes could, in a sufficient amount, constitute a “change of control” under the Company’s amended and restated bank term loan agreement and multi-currency revolving credit agreement and the indenture governing the 5 3∕4% Senior Notes (as hereinafter defined). A change of control constitutes an event of default under the Company’s credit agreements, which would permit Products Corporation’s lenders to accelerate amounts outstanding under such facilities. In addition, holders of the 5 3∕4% Senior Notes may require Products Corporation to repurchase their respective notes under those circumstances. Upon a change of control, Products Corporation would also be required, after fulfilling its repayment obligations under the 5 3∕4% Senior Notes indenture, to repay in full the Amended and Restated Senior Subordinated Term Loan.

(2)	Messrs. Berns, Ennis and Elshaw ceased employment with the Company prior to the date of this Proxy Statement; shares reported are as of their respective employment termination dates.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth as of December 31, 2013, with respect to all equity compensation plans of the Company previously approved and not previously approved by its stockholders: (i) the number of securities to be issued upon the exercise of outstanding options, warrants and rights; (ii) the weighted-average exercise price of such outstanding options, warrants and rights; and (iii) the number of securities remaining available for future issuance under such equity compensation plans, excluding securities reflected in column (a).

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Previously Approved by Stockholders:
Stock Plan	800	(1)	$27.50	4,515,656	(2)
Not Previously Approved by Stockholders:	—		—	—

(1)	Represents stock options issued and outstanding under the Stock Plan; does not include the 120,000 shares of restricted stock that were outstanding as of December 31, 2013, which were not yet vested and are subject to risk of forfeiture.
(2)	As of December 31, 2013, all of these shares remained available for issuance as awards of any kind under the Stock Plan, including awards of restricted stock and restricted stock units.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of December 31, 2013, MacAndrews & Forbes beneficially owned approximately 78% of Revlon, Inc.'s Class A Common Stock, representing approximately 78% of Revlon, Inc.’s outstanding shares of voting capital stock. As a result, MacAndrews & Forbes is able to elect Revlon, Inc.'s entire Board of Directors and control the vote on all matters submitted to a vote of Revlon, Inc.'s stockholders. MacAndrews & Forbes is wholly owned by Ronald O. Perelman, Chairman of Revlon, Inc.'s Board of Directors.

Transfer Agreements

In June 1992, Revlon, Inc. and Products Corporation entered into an asset transfer agreement with Revlon Holdings LLC, a Delaware limited liability company and formerly a Delaware corporation known as Revlon Holdings Inc. (“Revlon Holdings”), and which is an affiliate and an indirect wholly-owned subsidiary of MacAndrews & Forbes, and certain of Revlon Holdings’ wholly-owned subsidiaries. Revlon, Inc. and Products Corporation also entered into a real property asset transfer agreement with Revlon Holdings. Pursuant to such agreements, on June 24, 1992, Revlon Holdings transferred certain assets to Products Corporation and Products Corporation assumed all of the liabilities of Revlon Holdings, other than certain specifically excluded assets and liabilities (the liabilities excluded are referred to as the “Excluded Liabilities”). Certain consumer products lines sold in demonstrator-assisted distribution channels considered not integral to the Company's business and that historically had not been profitable and certain other assets and liabilities were retained by Revlon Holdings. Revlon Holdings agreed to indemnify Revlon, Inc. and Products Corporation against losses arising from the Excluded Liabilities, and Revlon, Inc. and Products Corporation agreed to indemnify Revlon Holdings against losses arising from the liabilities assumed by Products Corporation. The amounts reimbursed by Revlon Holdings to Products Corporation for the Excluded Liabilities was $0.2 million for 2013. As of December 31, 2013, a $0.1 million receivable from MacAndrews & Forbes was included within prepaid expense and other in the Company’s 2013 Consolidated Balance Sheets for transactions subject to the Transfer Agreements.

Reimbursement Agreements

Revlon, Inc., Products Corporation and MacAndrews & Forbes Inc., a wholly-owned subsidiary of MacAndrews & Forbes Holdings Inc. (“MacAndrews & Forbes Holdings”) have entered into reimbursement agreements (the “Reimbursement Agreements”) pursuant to which (i) MacAndrews & Forbes Inc. is obligated to provide (directly or through its affiliates) certain professional and administrative services, including without limitation employees, to Revlon, Inc. and its subsidiaries, including without limitation Products Corporation, and to purchase services from third party providers, such as insurance, legal, accounting and air transportation services, on behalf of Revlon, Inc. and its subsidiaries, including Products Corporation, to the extent requested by Products Corporation, and (ii) Products Corporation is obligated to provide certain professional and administrative services, including, without limitation, employees, to MacAndrews & Forbes and to purchase services from third party providers, such as insurance, legal and accounting services, on behalf of MacAndrews & Forbes to the extent requested by MacAndrews & Forbes, provided that in each case the performance of such services does not cause an unreasonable burden to MacAndrews & Forbes or Products Corporation, as the case may be.

The Company reimburses MacAndrews & Forbes for the allocable costs of the services purchased for or provided by MacAndrews & Forbes to the Company and its subsidiaries and for the reasonable out-of-pocket expenses incurred by MacAndrews & Forbes in connection with the provision of such services. MacAndrews & Forbes reimburses Products Corporation for the allocable costs of the services purchased for or provided by Products Corporation to MacAndrews & Forbes and for the reasonable out-of-pocket expenses incurred in connection with the purchase or provision of such services. Each of the Company, on the one hand, and MacAndrews & Forbes, on the other, has agreed to indemnify the other party for losses arising out of the services provided by it under the Reimbursement Agreements, other than losses resulting from its willful misconduct or gross negligence.

The Reimbursement Agreements may be terminated by either party on 90 days' notice. The Company does not intend to request services under the Reimbursement Agreements unless their costs would be at least as favorable to the Company as could be obtained from unaffiliated third parties.

The Company participates in MacAndrews & Forbes' directors and officers liability insurance program (the “D&O Insurance Program”), as well as its other insurance coverages, such as property damage, business interruption, liability and other coverages, which cover the Company as well as MacAndrews & Forbes and its subsidiaries. The limits of coverage for certain of the policies are available on an aggregate basis for losses to any or all of the participating companies and their respective directors and officers. The Company reimburses MacAndrews & Forbes from time to time for their allocable portion of the premiums for such coverage or the Company pays the insurers directly, which premiums the Company believes are more favorable than the premiums the Company would pay were it to secure stand-alone coverage. Any amounts paid by the Company directly to MacAndrews & Forbes in respect of premiums are included in the amounts paid under the Reimbursement Agreements.

The net activity related to services provided and/or purchased under the Reimbursement Agreements during the year ended December 31, 2013 was $(4.4) million, which primarily includes a $6.1 million partial payment made by the Company to MacAndrews & Forbes during the first quarter of 2013 for premiums related to the Company's allocable portion of the 5-year renewal of the D&O Insurance Program for the period from January 31, 2012 through January 31, 2017, partially offset by $1.8 million from MacAndrews & Forbes for reimbursable costs incurred by the Company related to matters covered by the D&O Insurance Program.

Tax Sharing Agreements

As a result of closing the debt-for-equity exchange transaction in March 2004 (the “2004 Revlon Exchange Transactions”), as of March 25, 2004, Revlon, Inc., Products Corporation and their U.S. subsidiaries were no longer included in the affiliated group of which MacAndrews & Forbes was the common parent (the “MacAndrews & Forbes Group”) for federal income tax purposes.

Revlon Holdings, Revlon, Inc., Products Corporation and certain of its subsidiaries and MacAndrews & Forbes Holdings entered into a tax sharing agreement (as subsequently amended and restated, the “MacAndrews & Forbes Tax Sharing Agreement”) for taxable periods beginning on or after January 1, 1992 through and including March 25, 2004, during which Revlon, Inc. and Products Corporation or a subsidiary of Products Corporation was a member of the MacAndrews & Forbes Group. In these taxable periods, Revlon, Inc.'s and Products Corporation's federal taxable income and loss were included in such group's consolidated tax return filed by MacAndrews & Forbes Holdings. Revlon, Inc. and Products Corporation were also included in certain state and local tax returns of MacAndrews & Forbes Holdings or its subsidiaries. Revlon, Inc. and Products Corporation remain liable under the MacAndrews & Forbes Tax Sharing Agreement, for all such taxable periods through and including March 25, 2004 for amounts determined to be due as a result of a redetermination arising from an audit or otherwise, equal to the taxes that Revlon, Inc. or Products Corporation would otherwise have had to pay if it were to have filed separate federal, state or local income tax returns for such periods.

Following the closing of the 2004 Revlon Exchange Transactions, Revlon, Inc. became the parent of a new consolidated group for federal income tax purposes and Products Corporation's federal taxable income and loss are included in such group's consolidated tax returns. Accordingly, Revlon, Inc. and Products Corporation entered into a tax sharing agreement (the “Revlon Tax Sharing Agreement”) pursuant to which Products Corporation is required to pay to Revlon, Inc. amounts equal to the taxes that Products Corporation would otherwise have had to pay if Products Corporation were to file separate federal, state or local income tax returns, limited to the amount, and payable only at such times, as Revlon, Inc. will be required to make payments to the applicable taxing authorities.

There were no federal tax payments or payments in lieu of taxes from Revlon, Inc. to Revlon Holdings pursuant to the MacAndrews & Forbes Tax Sharing Agreement in 2013 with respect to periods covered by the MacAndrews & Forbes Tax Sharing Agreement, and the Company expects that there will not be any such payments in 2014. During 2013, there were no federal tax payments from Products Corporation to Revlon, Inc. pursuant to the Revlon Tax Sharing Agreement with respect to 2012 and $1.3 million with respect to 2013. The Company expects that there will be no federal tax payments from Products Corporation to Revlon, Inc. pursuant to the Revlon Tax Sharing Agreement during 2014 with respect to 2013.

Pursuant to the asset transfer agreement referred to above, Products Corporation assumed all tax liabilities of Revlon Holdings other than (i) certain income tax liabilities arising prior to January 1, 1992 to the extent such liabilities exceeded the reserves on Revlon Holdings' books as of January 1, 1992 or were not of the nature reserved for and (ii) other tax liabilities to the extent such liabilities are related to the business and assets retained by Revlon Holdings.

Registration Rights Agreement

Prior to the consummation of Revlon, Inc.'s initial public equity offering in February 1996, Revlon, Inc. and Revlon Worldwide Corporation (which subsequently merged into REV Holdings LLC, a Delaware limited liability company (formerly a Delaware corporation) and a wholly-owned subsidiary of MacAndrews & Forbes (“REV Holdings”), the then direct parent of Revlon, Inc.) entered into a registration rights agreement (the “Registration Rights Agreement”), and in February 2003, MacAndrews & Forbes executed a joinder agreement to the Registration Rights Agreement, pursuant to which REV Holdings, MacAndrews & Forbes and certain transferees of Revlon, Inc.'s Common Stock held by REV Holdings (the “Holders”) have the right to require Revlon, Inc. to register under the Securities Act of 1933, as amended, all or part of the Class A Common Stock owned by such Holders, including, without limitation, the shares of Class A Common Stock purchased by MacAndrews & Forbes in connection with the $50.0 million equity rights offering consummated by Revlon, Inc. in 2003 and the shares of Class A Common Stock which were issued to REV Holdings upon its October 2013 conversion of all of its 3,125,000 shares of Revlon, Inc. Class B Common Stock (a “Demand Registration”). In connection with the closing of the 2004 Revlon Exchange Transactions and pursuant to an Investment Agreement entered into in connection with such transactions (the “2004 Investment Agreement”), MacAndrews & Forbes executed a joinder agreement that provided that MacAndrews & Forbes would also be a Holder under the Registration Rights Agreement and that all shares acquired by MacAndrews & Forbes pursuant to the 2004 Investment Agreement are deemed to be registrable securities under the Registration Rights Agreement. This included all of the shares of Class A Common Stock acquired by MacAndrews & Forbes in connection with Revlon, Inc.’s $110 million rights offering of shares of its Class A Common Stock and related private placement to MacAndrews & Forbes, which was consummated in March 2006, and the Company's $100 million rights offering of shares of its Class A Common Stock and related private placement to MacAndrews & Forbes, which was consummated in January 2007.

Revlon, Inc. may postpone giving effect to a Demand Registration for a period of up to 30 days if Revlon, Inc. believes such registration might have a material adverse effect on any plan or proposal by Revlon, Inc. with respect to any financing, acquisition, recapitalization, reorganization or other material transaction, or if Revlon, Inc. is in possession of material non-public information that, if publicly disclosed, could result in a material disruption of a major corporate development or transaction then pending or in progress or could result in other material adverse consequences to Revlon, Inc. In addition, the Holders have the right to participate in registrations by Revlon, Inc. of its Class A Common Stock (a “Piggyback Registration”). The Holders will pay all out-of-pocket expenses incurred in connection with any Demand Registration. Revlon, Inc. will pay any expenses incurred in connection with a Piggyback Registration, except for underwriting discounts, commissions and expenses attributable to the shares of Class A Common Stock sold by such Holders.

Amended and Restated Senior Subordinated Term Loan

Products Corporation was party to the Senior Subordinated Term Loan Agreement (as defined below), consisting of (i) the $58.4 million Non-Contributed Loan (as defined below) which matures on October 8, 2014, and (ii) the $48.6 million Contributed Loan (as defined below) which matured and was repaid in full on October 8, 2013. On April 30, 2012, MacAndrews & Forbes exercised its right to assign its interest in the Non-Contributed Loan to various third parties. In connection with such assignment, Products Corporation entered into an Amended and Restated Senior Subordinated Term Loan Agreement with MacAndrews & Forbes (the “Amended and Restated Senior Subordinated Term Loan Agreement”) to: (1) modify the interest rate on the Non-Contributed Loan from its prior 12% fixed rate to a floating rate of LIBOR plus 7%, with a 1.5% LIBOR floor, resulting in an interest rate of approximately 8.5% per annum (or a 3.5% reduction per annum) upon the effectiveness of the Amended and Restated Senior Subordinated Term Loan Agreement; (2) insert certain prepayment premiums; and (3) designate Citibank, N.A. as the administrative agent for the Non-Contributed Loan.

Upon consummation of the 2009 Exchange Offer in October 2009, MacAndrews & Forbes contributed to Revlon, Inc. $48.6 million of the $107 million aggregate outstanding principal amount of the Senior Subordinated Term Loan (the “Senior Subordinated Term Loan;” the agreement in respect to such loan is referred to as the “Senior Subordinated Term Loan Agreement”) made in January 2008 by MacAndrews & Forbes to Products Corporation (the “Contributed Loan”), representing $5.21 of outstanding principal amount for each of the 9,336,905 shares of Revlon, Inc.’s Class A Common Stock exchanged in the 2009 Exchange Offer, and Revlon, Inc. issued to MacAndrews & Forbes 9,336,905 shares of Class A Common Stock at a ratio of one share of Class A Common Stock for each $5.21 of outstanding principal amount of the Senior Subordinated Term Loan contributed to Revlon, Inc. Upon consummation of the 2009 Exchange Offer, the terms of the Senior Subordinated Term Loan Agreement were amended to (i) extend the maturity date of the Contributed Loan from August 2010 to October 8, 2013, and to change the annual interest rate on the Contributed Loan from 11% to 12.75%; and (ii) extend the maturity date of the $58.4 million principal amount of the Senior Subordinated Loan which, at December 31, 2011, remained owing from

Products Corporation to MacAndrews & Forbes (the “Non-Contributed Loan”) from August 2010 to October 8, 2014 and to change the annual interest rate on the Non-Contributed Loan from 11% to 12%.

Contribution and Stockholder Agreement

In connection with consummating the 2009 Exchange Offer, Revlon, Inc. and MacAndrews & Forbes entered into a Contribution and Stockholder Agreement (as amended, the “Contribution and Stockholder Agreement”), pursuant to which through such agreement’s termination on October 8, 2013:

•	During any period in which Revlon, Inc. may not be subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, Revlon, Inc. would file or furnish, as appropriate, with the SEC on a voluntary basis all periodic and other reports that are required of a company that is subject to such reporting requirements;
•	Revlon, Inc. would maintain a majority of independent directors on its Board of Directors, each of whom meets the “independence” criteria as set forth in Section 303A.02 of the NYSE Manual, as it currently does; and
•	Revlon, Inc. would not engage in any transaction with any affiliate, other than Revlon, Inc.’s subsidiaries, or with any legal or beneficial owner of 10% or more of the voting power of Revlon, Inc.’s voting stock, unless, in each case subject to certain exceptions (i) any such transaction or series of related transactions involving aggregate payments or other consideration in excess of $5 million was approved by all of Revlon, Inc.'s independent directors and (ii) any such transaction or series of related transactions involving aggregate payments or other consideration in excess of $20 million was determined, in the written opinion of a nationally recognized investment banking firm, to be fair, from a financial point of view, to Revlon, Inc., and in each case subject to certain exceptions.

Through such agreement’s termination on October 8, 2013, MacAndrews & Forbes agreed that it would not complete certain short-form mergers under Section 253 of the DGCL unless either (i) such transaction was approved in advance by a majority of the independent directors of Revlon, Inc.'s Board of Directors, as well as satisfying certain other conditions; or (ii) the short-form merger was preceded by a “qualifying tender offer” (as defined in the Contribution and Stockholder Agreement) for the shares of Class A Common Stock held by persons other than MacAndrews & Forbes, subject to certain other conditions. In any such merger, the holders of Preferred Stock would have retained their shares of Preferred Stock, or received shares of preferred stock in the surviving corporation of such merger with terms identical to, or no less favorable than, the terms of the Preferred Stock (with, for the avoidance of doubt, the same terms as though issued on the date of original issuance of the Preferred Stock).

Fidelity Stockholders' Agreement

In connection with the 2004 Revlon Exchange Transactions, Revlon, Inc. and Fidelity Management & Research Co. (“Fidelity”), a wholly-owned subsidiary of FMR LLC (“FMR”), entered into a stockholders agreement (the “Stockholders’ Agreement”) pursuant to which, among other things, Revlon, Inc. (i) agreed to continue to maintain a majority of independent directors (as defined by NYSE listing standards) on its Board of Directors, as it currently does; (ii) established and maintained the Governance Committee of its Board of Directors; and (iii) agreed to certain restrictions with respect to its conducting any business or entering into any transactions or series of related transactions with any of its affiliates, any holders of 10% or more of the outstanding voting stock or any affiliates of such holders (in each case, other than its subsidiaries). The Fidelity Stockholders Agreement terminated no later than the consummation of Revlon, Inc.’s mandatory redemption of its Preferred Stock in October 2013.

Other

During 2012, Revlon, Inc. and MacAndrews & Forbes entered into settlement agreements in connection with the previously disclosed litigation actions related to the 2009 Exchange Offer. Such settlements became effective in August 2013 and resulted in total cash payments of approximately $36.9 million to settle all actions and related claims by Revlon, Inc.’s stockholders, of which $23.5 million were paid from insurance proceeds. In August 2013, a payment of $8.9 million, representing the Company's allocable portion of the settlement amount, was made to settle all amounts owed by Revlon, Inc. in connection with the settlement agreements. In September 2013, Revlon, Inc. received a final payment of approximately $1.8 million of insurance proceeds in connection with matters related to the 2009 Exchange Offer.

Pursuant to a lease dated April 2, 1993 (the “Edison Lease”), Revlon Holdings leased to Products Corporation the Edison, NJ research and development facility for a term of up to 10 years with an annual rent of $1.4 million and certain shared operating expenses payable by Products Corporation which, together with the annual rent, were not to exceed $2.0 million per year. In August 1998, Revlon Holdings sold the Edison facility to an unrelated third party, which assumed substantially all liability for environmental claims and compliance costs relating to the Edison facility, and in connection with such sale Products Corporation terminated the Edison Lease and entered into a new lease with the new owner. Revlon Holdings agreed to indemnify Products Corporation through September 1, 2013 (the original term of the new lease) to the extent that rent under the new lease exceeds the rent that would have been payable under the terminated Edison Lease had it not been terminated. The net amount reimbursed by Revlon Holdings to Products Corporation with respect to the Edison facility for 2013 was $0.1 million.

Certain of Products Corporation's debt obligations, including its amended and restated bank term loan agreement, amended and restated multi-currency revolving credit agreement and 5¾% Senior Notes due 2021, have been, and may in the future be, supported by, among other things, guarantees from the Company and, subject to certain limited exceptions, all of the domestic subsidiaries of Products Corporation. The obligations under such guarantees are secured by, among other things, the capital stock of Products Corporation and, subject to certain limited exceptions, the capital stock of all of Products Corporation's domestic subsidiaries and 66% of the capital stock of Products Corporation's and its domestic subsidiaries' first-tier foreign subsidiaries.

Review and Approval of Transactions with Related Persons

The Revlon, Inc. Related Party Transaction Policy (the “Policy”) serves as a set of guidelines for the approval of interested transactions with related parties. Under the Policy, related party transactions are subject to the review, approval and/or ratification of the Governance Committee, a majority of which is comprised of independent directors. The Policy also pre-approves a series of related party transactions including, among others: (i) certain employment relationships and related compensatory arrangements with executive officers, which are either approved by the Compensation Committee or disclosed in the Company's annual proxy statement, if so required; (ii) any compensation paid to a director if the compensation is required to be reported in the Company's proxy statement; (iii) transactions related to the ownership of the Company's common stock where all stockholders are receiving the same or substantially the same pro rata benefit; (iv) competitively-bid transactions; (v) any transaction involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services; (vi) transactions permitted under Products Corporation's indentures, credit agreements and other debt instruments (copies of each of which are on file with the SEC); and (vii) transactions described in the Company's proxy statements or other SEC reports filed with or furnished to the SEC on or before the adoption of the Policy in March 2007. The Policy also delegates to the Chair of the Governance Committee the authority to approve certain related party transactions.

CODE OF BUSINESS CONDUCT AND SENIOR FINANCIAL OFFICER CODE OF ETHICS

The Company has a written Code of Business Conduct (the “Code of Business Conduct”) that includes a code of ethics (the “Senior Financial Officer Code of Ethics”) that applies to the Company's Chief Executive Officer and senior financial officers, including the Company's Chief Financial Officer, Controller and persons performing similar functions (collectively, the “Senior Financial Officers”). Printable copies of the Code of Business Conduct and the Senior Financial Officer Code of Ethics are available at www.revloninc.com under the heading Investor Relations (Corporate Governance). If the Company changes the Senior Financial Officer Code of Ethics in any material respect or waives any provision of the Code of Business Conduct for its executive officers or Directors, including waivers of the Senior Financial Officer Code of Ethics for any of its Senior Financial Officers, the Company expects to provide the public with notice of any such change or waiver by publishing an appropriate description of such event on its corporate website, www.revloninc.com, or by other appropriate means as required or permitted under applicable rules of the SEC. The Company does not currently expect to make any such waivers.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company's executive officers, directors and 10% stockholders may be required under the Exchange Act to file reports of ownership and changes in ownership with the NYSE and the SEC. The Company makes such SEC filings available on its corporate website, www.revloninc.com, under the heading Investor Relations (SEC Filings). Copies of these reports also must be furnished to the Company by such filers.

Based solely upon a review of copies of such reports furnished to the Company through the date hereof and written representations as to transactions consummated by the Company's executive officers, directors and 10% stockholders during the year, if any, the Company believes that all Section 16 filing requirements applicable to its executive officers, directors and 10% stockholders were complied with during 2012.

PROPOSAL NO. 2 — RATIFICATION OF AUDIT COMMITTEE’S SELECTION OF KPMG LLP

The Audit Committee of the Board of Directors has selected, subject to ratification by the Company's stockholders, KPMG to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2014.

The Sarbanes-Oxley Act of 2002 and Section 10A of the Exchange Act require that the Audit Committee of the Board of Directors be directly responsible for the appointment, compensation, retention and oversight of the audit work of the Company's independent registered public accounting firm. Ratification by the stockholders of the Audit Committee’s selection of KPMG is not required by law, the Company's By-laws or otherwise. However, the Board of Directors is submitting the Audit Committee’s selection of KPMG for stockholder ratification to ascertain stockholders' view on the matter.

KPMG has audited the consolidated financial statements of the Company and its predecessors for more than the past 5 consecutive years. Representatives of KPMG are expected to be present at the 2014 Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

The Audit Committee reviews audit and non-audit services performed by KPMG, as well as the fees charged by KPMG for such services. In its review of non-audit service fees, the Audit Committee received and discussed with KPMG their annual written report on KPMG's independence from the Company and its management, as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and the Audit Committee has discussed with KPMG that firm's independence. The Audit Committee has satisfied itself that KPMG's provision of audit and non-audit services to the Company is compatible with KPMG's independence. Additional information concerning the Audit Committee and its activities with KPMG can be found in the following sections of this Proxy Statement: “Board of Directors and its Committees” and “Audit Committee Report.” Information regarding the aggregate fees billed by KPMG for services rendered to the Company for the fiscal years ended December 31, 2013 and December 31, 2012 can be found below under “Audit Fees.”

Vote Required and Board of Directors' Recommendation (Proposal No. 2)

The ratification of the Audit Committee’s selection of KPMG as the Company's independent registered public accounting firm for 2014 requires the affirmative vote of the holders of a majority of the total number of votes of the Class A Common Stock present in person or represented by proxy and entitled to vote at the 2014 Annual Meeting. With respect to Proposal No. 2, all proxies properly submitted to the Company will be voted in accordance with the instructions given by the person submitting such proxy or, in the absence of such instructions, will be voted FOR the ratification of the Audit Committee’s selection of KPMG as the Company's independent registered public accounting firm for 2014, unless such proxies are revoked prior to their being voted on. In determining whether Proposal No. 2 has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against Proposal No. 2. Brokers will have discretionary authority to vote on Proposal No. 2 (ratification of the Audit Committee’s selection of its independent registered public accounting firm for 2014) absent instructions from the beneficial owner of the shares, as this is a “routine” proposal. MacAndrews & Forbes has informed the Company that it will vote FOR the ratification of the Audit Committee’s selection of KPMG as the Company's independent registered public accounting firm for 2014. Accordingly, the affirmative vote of MacAndrews & Forbes is sufficient, without the concurring vote of any other stockholder of the Company, to approve and adopt Proposal No. 2.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014.

AUDIT FEES

The Board of Directors of Revlon, Inc. maintains its Audit Committee in accordance with applicable SEC rules and the NYSE's listing standards. In accordance with the Audit Committee’s charter, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the audit work of Revlon, Inc.'s independent auditors for the purpose of preparing and issuing its audit report or performing other audit, review or attest services for Revlon, Inc. A printable and current copy of the Audit Committee’s charter is currently available at www.revloninc.com under the heading Investor Relations (Corporate Governance). The independent auditors, KPMG, report directly to the Audit Committee and the Audit Committee is directly responsible for, among other things, reviewing in advance, and granting any appropriate pre-approvals of, (a) all auditing services to be provided by the independent auditor and (b) all non-audit services to be provided by the independent auditor (as permitted by the Exchange Act), and in connection therewith to approve all fees and other terms of engagement, as required by the applicable rules of the Exchange Act.

Since 2005, the Audit Committee has approved an Audit Committee Pre-Approval Policy for pre-approving all permissible audit and non-audit services performed by KPMG. During 2013, an electronic printable copy of the 2013 Audit Committee Pre-Approval Policy was available at www.revloninc.com under the heading Investor Relations (Corporate Governance). A copy of the 2014 Audit Committee Pre-Approval Policy is attached to this Proxy Statement as Annex B and an electronic printable copy of such policy is currently available at www.revloninc.com under the heading Investor Relations (Corporate Governance). The Audit Committee also has the authority to approve services to be provided by KPMG at its meetings and by unanimous written consents.

The aggregate fees billed for professional services by KPMG in 2013 and 2012 for these various services for Revlon, Inc. and Products Corporation in the aggregate are set forth in the table, below. The increase in total fees paid to KPMG for services rendered during 2013, as compared to 2012, was attributable principally to KPMG’s provision of incremental audit work required as a result of the Company’s acquisition of The Colomer Group in October 2013, additional statutory audits, as well as services related to the Company’s S-4 registration statement filings made in connection with the Company’s 5.75% Senior Notes exchange transaction in December 2013.

Types of Fees
(Dollars in millions)	2013	2012
Audit Fees	$5.4	$3.9
Audit-Related Fees	0.2	0.2
Tax Fees	0.2	0.2
All Other Fees	0.3	—
Total Fees	$6.1	$4.3

In the above table, in accordance with the SEC definitions and rules, (a) “audit fees” are fees the Company paid KPMG for professional services rendered for (i) the audits of Revlon, Inc.'s and Products Corporation's annual financial statements; (ii) the audit of Revlon, Inc.'s internal control over financial reporting; and (iii) the review of financial statements included in Revlon, Inc.'s and Products Corporation's Quarterly Reports on Form 10-Q, and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements; (b) “audit-related fees” are fees billed by KPMG for assurance and related services that are traditionally performed by the auditor, including services performed by KPMG related to employee benefit plan audits and certain transactions, as well as attestation services not required by statute or regulation; (c) “tax fees” are fees for permissible tax compliance, tax advice and tax planning; and (d) “all other fees” are fees billed by KPMG to the Company for any permissible services not included in the first three categories.

All of the services performed by KPMG for the Company during 2013 and 2012 were either expressly pre-approved by the Audit Committee or were pre-approved in accordance with the Audit Committee Pre-Approval Policy, and the Audit Committee was provided with regular updates as to the nature of such services and fees paid for such services.

PROPOSAL NO. 3 — NON-BINDING, ADVISORY “SAY-ON-PAY” VOTE OF
STOCKHOLDERS ON THE COMPANY'S EXECUTIVE COMPENSATION

Pursuant to the “say-on-pay” provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the corresponding implementing SEC rules (the “Dodd-Frank Act”), the Company is soliciting, under this

Proposal No. 3, its stockholders' advisory “say-on-pay” view on the Company's executive compensation, as disclosed pursuant to Item 402 of Regulation S-K, including as disclosed in the “Compensation Discussion and Analysis,” compensation tables and narrative discussion set forth in this Proxy Statement. Pursuant to applicable law, the stockholder “say-on-pay” vote on the Company's executive compensation is advisory in nature and non-binding. At the Company’s June 2011 annual stockholders' meeting, the Company’s stockholders recommended, on an advisory, non-binding basis, that the Company conduct future “say-on-pay” votes every 3 years. Pursuant to that recommendation, the Company is re-soliciting in this Proxy Statement its stockholders’ advisory view on the Company’s executive compensation.

Vote Required and Board of Directors' Recommendation (Proposal No. 3)

Under the Dodd-Frank Act, the stockholder “say-on-pay” vote on this matter is advisory and non-binding, and therefore the Company is not required to obtain any specific percentage of stockholder approval.

As more fully set forth in the “Compensation Discussion and Analysis” section of this Proxy Statement, above, the Company believes that its executive compensation structure is designed to pay for performance, to align the interests of management and employees with corporate performance and shareholder interests and to attract and retain the personnel needed to enable the Company to execute its business strategy in a competitive environment and, as such, that it is reasonably designed and appropriate for its purposes. MacAndrews & Forbes has informed the Company that it will vote FOR the approval of the Company's executive compensation. Accordingly, the affirmative vote of MacAndrews & Forbes is sufficient, without the concurring vote of any other stockholder of the Company, to approve and adopt Proposal No. 3 on a non-binding and advisory basis.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS ADOPT THE FOLLOWING RESOLUTION BY SUBMITTING THEIR NON-BINDING, ADVISORY “SAY-ON-PAY” VOTE FOR APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in the Company's proxy statement in support of the 2014 Annual Meeting, is hereby approved.

PROPOSAL NO. 4 — STOCKHOLDER PROPOSAL

The People for the Ethical Treatment of Animals (“PETA”), 1536 16th Street, NW, Washington, DC 20036, which represents that it owns 190 shares of Revlon, Inc. common stock, has notified the Company that it intends to submit the following proposal for consideration at the 2014 Annual Meeting. The proposal and supporting statement are presented as received from the proponent and the Company is not responsible for the accuracy or content of the proposal and supporting statement.

Following is the proposal that PETA has notified the Company that it intends to submit for consideration at the 2014 Annual Meeting:

“Transparency in Animal Testing

RESOLVED, to promote transparency, the Board should issue an annual report to shareholders accurately disclosing the company’s policy on animal testing; any violations of the policy or changes to the policy; whether the company has conducted, commissioned, paid for, or allowed tests on animals anywhere in the world for its products, formulations, or ingredients; countries in which those tests occurred; the types of tests; the numbers and species of animals used; and specific actions our Company is taking to eliminate this testing.”

PETA’s Supporting Statement

“For more than two decades, Revlon portrayed itself to its shareholders and consumers as a company that had banned all animal tests and, as a result, has enjoyed the support of millions of consumers who care deeply about this issue. It was discovered last year that our company has not been transparent about its actions and has been marketing its products in China, where cosmetics companies are required to pay for their products to be tested on animals. Our Company’s animal test policy has been vague and has not explicitly stated that animal tests were being conducted.

Furthermore, in 2012, our Company repeatedly refused to confirm or deny whether it paid for tests on animals in order to sell its products in China. At our 2013 Annual Shareholders’ meeting, our Company finally disclosed that it does market and sell in countries that require tests on animals for its products and that the company is complying with those countries’ animal testing requirements.
As Revlon customers have long relied on our company’s pledge that it is not involved in animal testing in any way, our Company has risked losing the trust and support of its loyal customer base. In this competitive global market, we must ensure that Revlon’s products and reputation are above reproach, and the secrecy around our company’s animal testing practices must be lifted to regain consumers’ trust.
Our company is aware that animal tests for cosmetics are not necessary in order to market safe products. Indeed, such testing is now illegal in the European Union, India, and Israel and is not required in the United States. The estimated 75 animals who are poisoned for each product in those tests in China are force-fed the product, have it dripped into their eyes, and are ultimately killed. Revlon has chosen to allow this misery for marketing—not scientific—reasons and appears to be taking no action toward ending China’s requirement for these painful tests.
Our Company’s previous commitment to using only nonanimal test methods must be restored and strengthened, and it would be in our shareholders’ best interest for our company to work actively toward eliminating foreign requirements for animal tests. Toward that end, we propose that our Company issue an annual report, as described above, so that shareholders may be kept informed about this important area.
We urge shareholders to vote FOR this socially and ethnically significant proposal.”

THE COMPANY’S STATEMENT IN OPPOSITION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “AGAINST” THIS STOCKHOLDER PROPOSAL FOR THE FOLLOWING REASONS:

At the Company’s recommendation, the Board of Directors has concluded, for the reasons described below, that the report called for by this stockholder proposal is unnecessary and would not be an effective use of the Company’s resources. Accordingly, the Board believes that adopting this stockholder proposal would not be in the best interests of the Company and its stockholders.

The Company’s animal testing policy is already publicly available on the Company’s Facebook page, which plainly affirms that the Company does not conduct any animal testing and supports the advancement of non-animal testing alternatives and methodologies in the industry, as follows:

Revlon does not conduct animal testing and has not done so since 1989. We comprehensively test all of our products using the most technologically advanced methods available to ensure they are both innovative and safe to use. We believe that women should have the opportunity to express themselves through makeup, so we sell our products in many markets around the world and as such, are subject to local rules and regulations. Regulatory authorities in a few countries conduct independent testing in order to satisfy their own mandatory registration requirements. Revlon complies with all regulations in the countries in which our products are sold, and supports the advancement of non-animal testing alternatives and methodologies in our industry.

Accordingly, the Company believes that its Facebook statement accurately describes the Company’s policy on animal testing, sufficiently addresses and informs stockholders and consumers about where the Company stands on the issue. While we recognize that a limited number of countries have imposed mandatory product registration requirements that may require independent animal testing by local regulatory authorities, the Company has no influence nor control over, nor any involvement in, the testing or the protocols imposed by such governmental authorities, other than paying regulatory fees and related expenses to register its products.

Specifically, the Company is not aware of any country other than China where local regulatory authorities conduct animal testing on the Company’s products as part of its product registration procedures, and the Company has neither control over nor involvement in any such animal testing conducted by Chinese regulatory authorities, other than the payment of regulatory fees assessed upon product registrations. Moreover, the Company has previously announced that it would be exiting its business operations in China in 2014.

The Board believes that the report requested by the stockholder proposal is unnecessary and would not be an effective use of the Company’s resources, given that the Company has directly addressed its policy on animal testing clearly and publicly on its Facebook page and does not conduct any animal testing (and has not since 1989) on its products. Accordingly, the Board believes that adopting this stockholder proposal would not be in the best interests of the Company and its stockholders.

The Board of Directors recommends that stockholders vote AGAINST this stockholder proposal.

Vote Required and Board of Directors' Recommendation (Proposal No. 4)

Approval of the stockholder proposal requires the affirmative vote of the holders of a majority of the total number of votes of Class A Common Stock present in person or represented by proxy and entitled to vote at the 2014 Annual Meeting. With respect to Proposal No. 4, all proxies properly submitted to the Company will be voted in accordance with the instructions given by the person submitting such proxy or, in the absence of such instructions, will be voted AGAINST the stockholder proposal, unless such proxies are revoked prior to their being voted on. In determining whether Proposal No. 4 has received the requisite number of affirmative votes, abstentions will have the same effect as a vote against such proposal and broker non-votes will be counted neither as a vote for or against Proposal No. 4.

MacAndrews & Forbes has informed the Company that it will vote AGAINST the stockholder proposal. Accordingly, MacAndrews & Forbes’ vote is sufficient to reject Proposal No. 4, without the concurring vote of any other stockholder of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST THIS STOCKHOLDER PROPOSAL.

SUBMISSION OF STOCKHOLDER PROPOSALS

Stockholder proposals intended for inclusion in next year's proxy statement pursuant to Rule 14a-8 under the Exchange Act must be received by the Company's Secretary, at Revlon, Inc., 237 Park Avenue, 14th Floor, New York, NY 10017, attention: Michael T. Sheehan, no later than December 25, 2014 (provided, however, if the date of the annual stockholders' meeting has been changed by more than 30 days from the date of the previous year's meeting, then the deadline is a reasonable time before the Company begins to print and send its proxy materials). The Company's By-laws require that proposals of stockholders made outside of Rule 14a-8 under the Exchange Act (i.e., proposals that are not to be included in the proxy statement, but to be otherwise considered at the annual stockholders’ meeting) must comply with the requirements of Article II, Section 3 of the Company's By-laws and must be received by the Company's Secretary by no earlier than March 12, 2015 and by no later than April 11, 2015 (provided, however, that if the 2015 annual stockholders' meeting is called for a date that is not within 30 days before or after the 1-year anniversary of the 2014 Annual Meeting date, the stockholder's notice in order to be timely must be received by the Company's Secretary not later than the close of business on the 10th day following the earlier of the day on which such notice of the date of the 2015 annual stockholders' meeting is mailed or such public disclosure of the date of the 2015 annual stockholders' meeting is made).

VOTING THROUGH THE INTERNET OR BY TELEPHONE

Our stockholders voting through the Internet or telephone should understand that there may be costs associated with such voting methods, such as usage charges from Internet access providers or telephone companies, which must be borne by the stockholder. To vote by telephone if you are a stockholder of record of our voting capital stock as of the Record Date, call toll free 1-800-690-6903 and follow the instructions provided by the recorded message. To vote by telephone if you are a beneficial owner of our voting capital stock as of the Record Date (i.e., your shares are held in a brokerage account or by another nominee), call the toll free number listed on your voting instruction form or follow the instructions provided by your broker. To vote through the Internet, log on to the Internet and go to www.proxyvote.com and follow the steps on the secure website. In either case, have your Control Number(s) listed on your Internet Notice or proxy available for voting.

ADDITIONAL INFORMATION

The Company will provide shareholders with a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC on March 5, 2014, including financial statements and financial statement schedules, without charge, upon written request to the Company's Secretary, at Revlon, Inc., 237 Park Avenue, 14th Floor, New York, NY 10017, attention: Michael T. Sheehan (or via email to michael.sheehan@revlon.com). In order to ensure timely delivery of such documents prior to the 2014 Annual Meeting, any request should be sent to the Company promptly.

For your convenience, please note that current electronic printable copies of the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as a copy of our Internet Notice and this Proxy Statement, are available on the Company's website at www.revloninc.com under the heading SEC Filings, as well as the SEC's website at www.sec.gov through the Filings and Forms (EDGAR) pages. In addition, electronic printable copies of the Corporate Governance Guidelines, Board Guidelines for Assessing Director Independence, Code of Business Conduct, Audit Committee Pre-Approval Policy and the current charters of the Audit Committee, Compensation Committee and Governance Committee are available at www.revloninc.com under the heading Corporate Governance. Any person wishing to receive an electronic copy of Revlon's 2013 Form 10-K, without charge, may send an email making such a request and including a return email address to michael.sheehan@revlon.com (note that the Company's ability to respond may be subject to file size limitations imposed by Internet service providers and e-mail services).

OTHER BUSINESS

Management does not intend to present any other items of business and is not aware of any matters other than those set forth in this Proxy Statement that will be presented for action at the 2014 Annual Meeting. However, if any other matters properly come before the 2014 Annual Meeting, the persons designated by the Company as proxies may vote the shares of voting capital stock that they represent in their discretion.

By Order of the Board of Directors

Michael T. Sheehan
Senior Vice President, Deputy General Counsel and Secretary
New York, New York
April 24, 2014

Annex A

2013 COMPARISON GROUP

Towers Watson U.S. General Industry Executive Database – $1 to $3B Revenue Group

Barnes Group	H.B. Fuller	Polaris Industries
Beam	Harsco	Polymer Group
Black Box	Herman Miller	PolyOne
Boise	Hexcel	Purdue Pharma
Boise Cascade	HNI	Rayonier
Brady	HNTB	Regal-Beloit
Carmeuse North America Group	Houghton Mifflin Harcourt Publishing	Regeneron Pharmaceuticals
Carpenter Technology	Husky Injection Molding Systems	Revlon
Catalent Pharma Solutions	IDEXX Laboratories	Rowan Companies
Chemtura	Intercontinental Hotels Group	Sage Software
Cloud Peak Energy	International Flavors & Fragrances	SAS Institute
Coinstar	International Game Technology	Schwan's
Columbia Sportswear	Invensys Controls	Scotts Miracle-Gro
Convergys	Irvine	ServiceMaster Company
Cooper Standard Automotive	ITT Corporation	ShawCor
Cott Corporation	Kennametal	Sigma-Aldrich
Covance	Kimco Realty	Snap-on
Curtiss-Wright	Leprino Foods	Steelcase
Cytec	Lifetouch	Suburban Propane
Day & Zimmerman	Lincoln Electric	TeleTech Holdings
Deluxe	Magellan Midstream Partners	Teradata
Dentsply	Makino	Tetra Tech
Donaldson Company	Martin Marietta Materials	Toro
E.W. Scripps	Mary Kay	Total System Service (TSYS)
Engility Corporation	Matthews International	Tronox
EnPro Industries	Milacron	Tupperware Brands
Equifax	Mine Safety Appliances	Underwriters Laboratories
Equity Office Properties	NBTY	Ventura Foods
ESRI	NewPage	Vertex Pharmaceuticals
Esterline Technologies	Nypro	Viad
Exterran	OMNOVA Solutions	Vulcan Materials
G&K Services	Pall Corporation	W.R. Grace
GAF Materials	Parsons Corporation	Wendy's Group
Gartner	PHH	West Pharmaceutical Services
GenCorp	Plexus	Worthington Industries
General Atomics	Plum Creek Timber	Xilinx
Graco

A-1

Annex B

REVLON, INC.

2014 AUDIT COMMITTEE PRE-APPROVAL POLICY

I.    Statement of Principles

The Audit Committee is required to pre-approve the audit and non-audit services performed by the Company’s independent auditor, KPMG LLP (“KPMG LLP” or the “independent auditor”), in order to assure that KPMG LLP’s provision of such services does not impair its independence. Unless a type of service to be provided by the independent auditor is within the pre-approved services and dollar limits set forth in the appendices attached to this Policy, the provision of such service by the independent auditor will require specific pre-approval by the Audit Committee.

The appendices to this Policy describe the Audit Services, Audit-Related Services, Tax Services and All Other Services that have the general pre-approval of the Audit Committee for 2014, as well as the applicable dollar limits for the particular services. The Audit Committee will annually review and pre-approve the services that may be provided by the independent auditor without obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

II.    Delegation

The Audit Committee may delegate pre-approval authority to one or more of its members for Audit-Related, Tax Services or All Other Services (each as defined below) to be provided by the independent auditor (but excluding Annual Audit Services referred to in Section III below and prohibited services referred to in Section VII below). Specifically, the Chairman of the Audit Committee may approve services which are not Annual Audit Services referred to in Section III below or prohibited services referred to in Section VII below if the fees as to any applicable project will not exceed $35,000, provided that the independent auditor complies with any applicable rules or requirements of this Policy to document the services to the Audit Committee and to discuss such services with the Audit Committee. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at least quarterly on the services provided by KPMG LLP and the approximate fees paid or payable to KPMG LLP for such services during the preceding quarter, including a report on any services pre-approved during such quarter by the Chairman of the Audit Committee pursuant to this Section II.

III.    Audit Services

The terms and fees of the annual Audit Services engagement, including, without limitation, the independent auditor's services in connection with the audit of the Company's annual financial statements and internal control over financial reporting and the independent auditor's review of the Company's financial statements included in the Company's quarterly reports on Form 10-Q, will be subject to the specific pre-approval of the Audit Committee. The Audit Committee will also approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope or other matters.

In addition to the foregoing annual Audit Services engagement, the Audit Committee may grant pre-approval for other Audit Services, which are those services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements for those fiscal years and other services that generally only the independent auditor reasonably can provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the SEC. The Audit Committee has pre-approved the other Audit Services listed in Appendix A, provided that such services do not exceed the pre-approved fees set forth on Appendix A. All other Audit Services not listed in Appendix A must be specifically pre-approved by the Audit Committee.

IV.    Audit-related Services

Audit-Related Services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent auditor, and in each case which are not covered by the Audit Services described in Section III. Such services could include, among other things, employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, attest services and internal control reviews that are not required by statute and regulation and consultations concerning financial accounting and reporting standards. The Audit Committee believes that the provision of Audit-Related Services does not impair the independence of the auditor, and has pre-approved the Audit-Related Services listed in Appendix B, provided that such services do not exceed the pre-approved fees set forth on Appendix B. All other Audit-Related Services not listed in Appendix B must be specifically pre-approved by the Audit Committee, except to the extent covered by the delegation of authority under Section II above. As to all non-audit internal control services for the Company, the independent auditor must—(1) describe in writing to the Audit Committee the scope of the proposed non-audit internal control service; (2) discuss with the Audit Committee any potential effects on the independent auditor's independence that could be caused by the independent auditor's performance of the proposed non-audit internal control service; and (3) document the substance of such discussions with the Audit Committee.

V.    Tax Services

The Audit Committee believes that the independent auditor can provide certain Tax Services to the Company, such as (i) tax compliance (e.g., preparing original and amended state and federal corporate tax returns, planning for estimated tax payments and preparation of tax return extensions); (ii) tax advice; and (iii) tax planning, without impairing the auditor’s independence. Tax advice and tax planning could include, without limitation, assistance with tax audits and appeals, tax advice related to mergers and acquisitions and employee benefit plans and request for rulings or technical advice from taxing authorities. However, the Audit Committee will not permit the retention of the independent auditor (or any affiliate of the independent auditor) in connection with the provision of any prohibited tax service listed in Exhibit 1 to the Company or its affiliates, as the PCAOB has determined that such prohibited tax services would impair the independent auditor's independence.

The Audit Committee has pre-approved the Tax Services listed in Appendix C, provided that such services do not exceed the pre-approved fees set forth on Appendix C. All other Tax Services for the Company not listed in Appendix C must be specifically pre-approved by the Audit Committee, except to the extent covered by the delegation of authority under Section II above, provided that the independent auditor complies with any applicable rules and the following requirements to document the applicable Tax Services to the Audit Committee and to discuss such services with the Audit Committee.

As to all Tax Services for the Company, the independent auditor must—(1) describe in writing to the Audit Committee the scope of the proposed Tax Service, the proposed fee structure for the engagement and any agreement between the independent auditor and the Company and its affiliates relating to the proposed Tax Service; (2) describe in writing to the Audit Committee any compensation arrangement or other agreement, such as a referral agreement, a referral fee or fee-sharing arrangement, between the independent auditor or any of its affiliates and any person (other than the Company and its affiliates) with respect to the promoting, marketing or recommending of any transaction covered by the Tax Service; (3) discuss with the Audit Committee any potential effects of the proposed Tax Services on the independence of the independent auditor; and (4) document the substance of such discussions with the Audit Committee.

VI.    All Other Services

The Audit Committee may grant general pre-approval to those permissible non-audit services classified as All Other Services that it believes are routine and recurring services, and would not impair the independence of the auditor, provided such All Other Services may not include Audit Services referred to in Section III above or prohibited services referred to in Section VII below. The Audit Committee has pre-approved the All Other Services listed in Appendix D, provided that such services do not exceed the pre-approved fees set forth on Appendix D. Permissible All Other Services other than those listed in Appendix D must be specifically pre-approved by the Audit Committee, except to the extent covered by the delegation of authority under Section II above.

VII.    Prohibited Services

The Company will not retain its independent auditors for any services that are “prohibited services” as defined by applicable statutes or regulations, as may be in effect from time to time, including, without limitation, those services prohibited by Section 201(a) of the Sarbanes-Oxley Act of 2002 and the SEC's or the PCAOB's rules and regulations and such other rules and regulations as may be promulgated thereunder from time to time. Attached to this policy as Exhibit 1 is a current list of the SEC’s and PCAOB's prohibited non-audit services, including prohibited tax services.

VIII.    Pre-Approval Fee Levels

Pre-approval fee levels for all services to be provided by the independent auditor will be established annually by the Audit Committee. Any services proposed to be provided by the independent auditors during a fiscal year exceeding these levels will require specific pre-approval by the Audit Committee.

IX.    Procedures

Requests or applications to provide services that require specific approval by the Audit Committee may be submitted to the Audit Committee by the independent auditor and any of the Company's Chief Financial Officer, Corporate Controller or General Counsel

Appendix A

Pre-Approved Audit Services for Fiscal Year 2014

Dated: October 23, 2013

Service		Total Pre-Approved Annual Fees for Pre-Approved Audit Services:
1.	Statutory audits or financial audits for subsidiaries of the Company	$50,000
2.	Services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters, consents), and assistance in responding to SEC comment letters
3.	Consultations by the Company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard setting bodies

Appendix B

Pre-Approved Audit-Related Services for Fiscal Year 2014*

Dated: October 23, 2013

Service		Total Pre-Approved Annual Fees for Pre-Approved Audit-Related Services:
1.	Due diligence services pertaining to potential business acquisitions/dispositions	$200,000
2.	Financial statement audits of employee benefit plans
3.	Agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters
4.	Attest services and internal control reviews not required by statute or regulation
5.	Audit work in connection with liquidations and contract terminations; legal entity dissolution/restructuring assistance; and inventory audits

*	The foregoing pre-approval of non-audit internal control services identified on this Appendix B is subject in all cases to compliance with Section IV of this Pre-Approval Policy, including without limitation, compliance with applicable rules to document the services to the Audit Committee and to discuss such services with the Audit Committee.

Appendix C

Pre-Approved Tax Services for Fiscal Year 2014*

Dated: October 23, 2013

Service		Total Pre-Approved Annual Fees for Pre-Approved Tax Services:
1.	U.S. federal, state and local tax compliance, including, without limitation, review of income, franchise and other tax returns	$500,000
2.	International tax compliance, including, without limitation, review of income, franchise and other tax returns
3.	U.S. federal, state and local tax advice, including, without limitation, general tax advisory services
4.	International tax advice, including, without limitation, intercompany pricing and advanced pricing agreement services, general tax advisory services and tax audits and appeals services

*	The foregoing pre-approval of Tax Services identified on this Appendix C is subject in all cases to compliance with Section V of this Pre-Approval Policy, including without limitation, compliance with applicable rules to document the services to the Audit Committee and to discuss such services with the Audit Committee.

Appendix D

Pre-Approved All Other Services for Fiscal Year 2014

Dated: October 23, 2013

Service	Total Pre-Approved Annual Fees for Pre-Approved All Other Services:
All Other Services approved by the Chairman of the Audit Committee pursuant to Section II of this policy, provided that the independent auditor complies with any applicable rules and requirements of this Policy to document the services to the Audit Committee and to discuss such services with the Audit Committee (and in each case excluding Audit Services described in Section III and prohibited services described in Section VII).	$35,000 per project

Exhibit 1

I.	PROHIBITED NON-AUDIT SERVICES
•	Bookkeeping or other services related to the accounting records or financial statements of the audit client
•	Financial information systems design and implementation*
•	Appraisal or valuation services, fairness opinions or contribution-in-kind reports*
•	Actuarial services*
•	Internal audit outsourcing services*
•	Management functions
•	Human resources
•	Broker-dealer, investment adviser or investment banking services
•	Legal services
•	Expert services unrelated to the audit

Each of these prohibited services is subject to applicable exceptions under the SEC’s rules.

*	Unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the audit client’s financial statements.
II.	PROHIBITED TAX SERVICES

The PCAOB has determined the following services to be “Prohibited Tax Services” for the independent auditor (including any affiliate of the independent auditor, as defined in PCAOB Rule 3501(a)(i)):

•	any service or product by the independent auditor or any of its affiliates for the Company and its affiliates for a contingent fee or a commission, including any fee established for the sale of a product or the performance of any service pursuant to an arrangement in which no fee would be payable unless a specified finding or result is attained or the amount of the fee is otherwise dependent on the finding or result of such product or service, taking into account any rights to reimbursements, refunds or other repayments that could modify the amount received in a manner that make it contingent on a finding or result (excluding fees where the amount is fixed by courts or other public authorities and is not dependent on a finding or result), or the independent auditor or any of its affiliates receives, directly or indirectly, a contingent fee or commission;
•	non-audit services by the independent auditor or any of its affiliates for the Company and its affiliates related to marketing, planning or opining in favor of the tax treatment of a “confidential transaction” as defined under PCAOB Rule 3501(c)(i) or an “aggressive tax position transaction” (including, without limitation, any transaction that is a “listed transaction” under applicable U.S. Treasury regulations) that was (i) initially recommended, directly or indirectly, by the independent auditor or another tax advisor with which the independent auditor has a formal agreement or other arrangement related to the promotion of such transactions, and (ii) a significant purpose of which is tax avoidance, unless the proposed tax treatment is at least more likely than not to be allowable under applicable tax laws; and
•	tax services by the independent auditor or any of its affiliates for persons that serve in a financial reporting oversight role at the Company or its affiliates, including any employee who is in a position to, or does, exercise influence over the contents of the Company's financial statements or any employee who prepares the financial statements, including, without limitation, the Company's chief executive officer, president, chief financial officer, chief operating officer, general counsel, chief accounting officer, controller, director of internal audit, director of financial reporting, treasurer or any equivalent position, including for any immediate family member of such employees (being such employee's spouse, spousal equivalent and dependents), but excluding tax services for (i) any person who serves in a financial reporting oversight role for the Company or its affiliates solely because such person serves as a member of the Board of Directors, the Audit Committee, any other Board committee or similar management or governing body of the

Company or its affiliates (in each case who do not otherwise occupy an employment position in a financial oversight role), (ii) any person serving in a financial reporting oversight role at the Company or its affiliates only because of such person’s relationship to an affiliate of the Company if such affiliate’s financial statements (1) are not material to the Company's consolidated financial statements or (2) are audited by an auditor other than the Company's independent auditor or its associated persons and (iii) employees who were not in a financial reporting oversight role for the Company or its affiliates before a hiring, promotion or other change in employment event and the tax services were provided by the independent auditor or any of its affiliates to such person pursuant to an engagement in process before the hiring, promotion or other change in employment event, provided that such tax services are completed on or before 180 days after the hiring or promotion event.

Last reviewed as of October 23, 2013

Last updated as of April 3, 2014

REVLON

Revlon, Inc.
Attention: Investor Relations
237 Park Avenue
New York, NY 10017

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors **Nominees**	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01 Ronald O. Perelman	02 Alan S. Bernikow	03 Diana F. Cantor	04 Lorenzo Delpani	05 Viet D. Dinh
06 Meyer Feldberg	07 David L. Kennedy	08 Robert K. Kretzman	09 Ceci Kurzman	10 Debra L. Lee
11 Tamara Mellon	12 Barry F. Schwartz	13 Kathi P. Seifert	14 Cristiana F. Sorrell	

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
2 Proposal to ratify the Audit Committee's selection of KPMG LLP as the Company's independent registered public accounting firm for 2014.	☐	☐	☐
3 Proposal to approve, by non-binding, advisory vote, the Company's executive compensation, as disclosed pursuant to Item 402 of Regulation S-K, including as disclosed in the "Compensation Discussion and Analysis," compensation tables and accompanying narrative set forth in the accompanying Proxy Statement.	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposal:	For	Against	Abstain
4 Stockholder proposal that would require the Company's Board of Directors to issue an annual report to shareholders regarding the Company's policy on animal testing.	☐	☐	☐

NOTE: Proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual Stockholders' Meeting or any postponement or adjournment thereof.

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Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ANNUAL MEETING OF STOCKHOLDERS OF

REVLON, INC.

To be held on June 10, 2014 at 10:00 a.m. Eastern Daylight Time (EDT) at the Revlon Research Center, 2121 Route 27, Edison, NJ 08818

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com .

REVLON, INC.

Proxy for June 10, 2014 Annual Stockholders' Meeting

CLASS A COMMON STOCK

Proxy for June 10, 2014 Annual Stockholders' Meeting

The undersigned hereby appoints Lucinda K. Treat, Esq., Michael T. Sheehan, Esq. and Marc R. Esterman, Esq. as proxies, each with the full power to appoint his or her substitute, and hereby authorizes each of them to represent and vote, as designated on the reverse side of this card, all shares of Class A Common Stock of Revlon, Inc. held of record by the undersigned at the close of business on April 14, 2014, at the Annual Stockholders' Meeting to be held at 10:00 A.M. Eastern Daylight Time (EDT) on June 10, 2014 or any postponement or adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY (IF OTHERWISE VALIDLY SUBMITTED) WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS FOR EACH PROPOSAL, AS SET FORTH IN THE ACCOMPANYING PROXY STATEMENT.

Address change/comments:

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(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

ANNUAL MEETING OF STOCKHOLDERS OF

REVLON, INC.

To be held on June 10, 2014 at 10:00 a.m. Eastern Daylight Time (EDT) at the Revlon Research Center, 2121 Route 27, Edison, NJ 08818

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com .

REVLON, INC.

Proxy for June 10, 2014 Annual Stockholders' Meeting

Revlon Employees' Savings, Investment and
Profit Sharing Plan (The "Plan") Participants
Proxy for June 10, 2014 Annual Stockholders' Meeting

The undersigned hereby appoints Lucinda K. Treat, Esq., Michael T. Sheehan, Esq. and Marc R. Esterman, Esq. as proxies, each with the full power to appoint his or her substitute, and hereby authorizes each of them to represent and vote, as designated on the reverse side of this card, all shares of Class A Common Stock of Revlon, Inc. held of record by the Plan for the account of the undersigned at the close of business on April 14, 2014, at the Annual Stockholders' Meeting to be held at 10:00 A.M. Eastern Daylight Time (EDT) on June 10, 2014 or any postponement or adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY (IF OTHERWISE VALIDLY SUBMITTED) WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS FOR EACH PROPOSAL, AS SET FORTH IN THE ACCOMPANYING PROXY STATEMENT.

Address change/comments:

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(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side